As filed with the Securities and Exchange Commission on March 27, 2003
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nextel Communications, Inc.	Delaware	36-3939651
Nextel Capital Trust I	Delaware	30-6049020
Nextel Capital Trust II	Delaware	32-6019437
Nextel Capital Trust III	Delaware	32-6019438
(Exact Name of Registrant)	(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

2001 Edmund Halley Drive, Reston, Virginia 20191

(703) 433-4000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leonard J. Kennedy

Senior Vice President and General Counsel
Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, Virginia 20191
(703) 433-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Morton A. Pierce
Aileen C. Meehan
Dewey Ballantine LLP
1301 Avenue of the Americas
New York, New York 10019
(212) 259-8000

Approximate Date of Commencement of Proposed Sale to the Public:

From time to time after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

Calculation Of Registration Fee

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of Securities to be	To Be	Offering Price	Aggregate Offering	Registration
Registered	Registered(1)	Per Unit(2)	Price(1)(3)	Fee(4)

Debt Securities(5)	(2)	—	(2)	(2)

Preferred Stock(5)	(2)	—	(2)	(2)

Depositary Shares(6)	(2)	—	(2)	(2)

Common Stock(5)	(2)	—	(2)	(2)

Warrants(5)	(2)	—	(2)	(2)

Trust Preferred Securities and Related Guarantees(7)	(2)	—	(2)	(2)

Purchase Contracts(5)	(2)	—	(2)	(2)

Units(5)	(2)	—	(2)	(2)

Total	$5,000,000,000	—	$5,000,000,000	$404,500

(See footnotes on next page)

     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(Footnotes from previous page)

(1)	In United States dollars or the equivalent thereof in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units). The aggregate initial offering price of the above-referenced securities (collectively, the “Securities”) registered hereby will not exceed $5,000,000,000. Such amount represents the principal amount of any Debt Securities issued at their principal amount, the issue price rather than the principal amount of any Debt Securities issued at an original issue discount, the liquidation preference (or, if different, the issue price) of any Preferred Stock or Trust Preferred Securities, the issue price of any Common Stock, the issue price of any Warrants (but not the exercise price of any Securities issuable upon the exercise of such Warrants), the issue price of any Purchase Contracts and the issue price of any Units.

(2)	Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”).

(3)	No separate consideration will be received for (a) any Depositary Shares representing shares of Preferred Stock, or (b) any Debt Securities, Preferred Stock, Common Stock or other securities that may be issuable upon conversion of or in exchange for convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416).

(4)	Calculated pursuant to Rule 457(o) under the Securities Act.

(5)	Includes such indeterminate principal amount of Debt Securities, such indeterminate number of shares of Preferred Stock, such indeterminate number of shares of Common Stock, such indeterminate number of Warrants, such indeterminate number of Purchase Contracts, such indeterminate number of Units, and such indeterminate amount of securities as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities (including any securities issuable upon stock splits and similar transactions pursuant to Rule 416 under the Securities Act) as may be offered pursuant to this Registration Statement.

(6)	Includes such indeterminate number of Depositary Shares as may be evidenced by Depositary Receipts issued pursuant to one or more Deposit Agreements. In the event the Registrant elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons acquiring such fractional interest and the shares of Preferred Stock will be issued to a Depositary under a Deposit Agreement.

(7)	Includes such indeterminate number of Trust Preferred Securities of Nextel Capital Trust I, Nextel Capital Trust II and Nextel Capital Trust III (each, a “Trust” and, collectively, the “Trusts”), and such indeterminate principal amount of Debt Securities of Nextel Communications, Inc. (“Nextel”), as from time to time may be issued in connection therewith at indeterminate prices. Debt Securities may be issued and sold to any Trust, in which event such Debt Securities may later be distributed to the holders of Trust Preferred Securities upon a dissolution of such Trust and the distribution of the assets thereof. Also includes the rights of holders of the Trust Preferred Securities under any Guarantees and certain back-up undertakings comprised of the obligations of Nextel to provide certain indemnities in respect of, and pay and be responsible for certain costs, expenses, debts and liabilities of, each Trust (other than with respect to the Trust Preferred Securities) and such obligations of Nextel as set forth in the Trust Agreement of each Trust and the Indenture relating to the related Debt Securities, in each case as further described in the Prospectus forming a part of this Registration Statement. The Guarantees, when taken together with Nextel’s obligations under the related Debt Securities, the related Indenture and the Trust Agreement, will provide a full and unconditional guarantee by Nextel of payments due on the Trust Preferred Securities. No separate consideration will be received for any Guarantees or such back-up obligations.

EXPLANATORY NOTE

      This registration statement consists of two separate prospectuses, covering

      (1) Debt Securities, Preferred Stock, Depositary Shares, Class A Common Stock, Warrants, Purchase Contracts and Units of Nextel Communications, Inc. that may be offered from time to time by Nextel Communications, Inc., and Trust Preferred Securities of Nextel Capital Trust I, Nextel Capital Trust II and Nextel Capital Trust III, guaranteed by Nextel Communications, Inc., that may be offered from time to time by the Trusts; and

      (2) Class A Common Stock of Nextel Communications, Inc. to be issued from time to time under the Direct Stock Purchase Plan of Nextel Communications, Inc.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEITHER NEXTEL COMMUNICATIONS, INC. NOR ANY NEXTEL CAPITAL TRUST MAY SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 27, 2003

PROSPECTUS

NEXTEL COMMUNICATIONS, INC.

DEBT SECURITIES

PREFERRED STOCK
CLASS A COMMON STOCK
DEPOSITARY SHARES
WARRANTS
PURCHASE CONTRACTS
UNITS

NEXTEL CAPITAL TRUST I

NEXTEL CAPITAL TRUST II
NEXTEL CAPITAL TRUST III

TRUST PREFERRED SECURITIES

     We or, as applicable, the Nextel Capital Trusts may offer from time to time the following types of securities:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness;

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock;

•	shares of our class A common stock;

•	warrants to purchase any of the other securities that may be sold under this prospectus;

•	trust preferred securities issued by one of the Nextel Capital Trusts;

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus; or

•	any combination of these securities, individually or as units.

     The securities will have an aggregate initial offering price of up to $4,500,000,000 or an equivalent amount in U.S. dollars if any securities are denominated in a currency other than U.S. dollars. The securities may be offered separately or together in any combination and as separate series.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, carefully before you invest.

     Our class A common stock is traded on The Nasdaq National Market under the symbol “NXTL.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Investing in our securities involves risks. See “Risk Factors” beginning on page 4.

     We may sell these securities directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept and, together with our agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents, underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, the relevant prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds from the sale of securities also will be set forth in the relevant prospectus supplement.

     This prospectus may not be used to consummate sales of securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is                   , 2003.

      We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so, or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

i

FORWARD-LOOKING INFORMATION

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus, as well as any prospectus supplement, and other filings with the Securities and Exchange Commission and in reports to our stockholders. These statements, which are not historical or current facts but deal with potential future circumstances and developments, can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainties, financial variations, changes in the regulatory environment, industry growth and trend predictions. We do not undertake any obligation to update publicly or revise any forward-looking statements. The operation and results of our wireless communications business may be subject to the effect of other risks and uncertainties in addition to those outlined in the “Risk Factors” section included in this prospectus and in any prospectus supplement. These additional risks and uncertainties include, but are not limited to:

•	general economic conditions in the geographic areas and occupational market segments that we are targeting for our digital mobile network service;

•	the availability of adequate quantities of system infrastructure and handset equipment and components to meet service deployment and marketing plans and customer demand;

•	the availability and cost of acquiring additional spectrum;

•	the timely development and availability of new handsets with expanded applications and features;

•	the success of efforts to improve, and satisfactorily address any issues relating to, our digital mobile network performance;

•	the successful implementation and performance of the technology being deployed or to be deployed in our various market areas, including the expected 6:1 voice coder software upgrade being developed by Motorola and technologies to be implemented in connection with our contemplated launch of our nationwide Direct Connect service;

•	market acceptance of our new line of Java embedded handsets and service offerings, including our Nextel Online services;

•	the timely delivery and successful implementation of new technologies deployed in connection with any future enhanced iDEN or next generation or other advanced services we may offer;

•	the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to our digital mobile network business;

•	the impact on our cost structure or service levels of the general downturn in the telecommunications sector, including the adverse effect of any bankruptcy of any of our tower providers or telecommunications suppliers;

•	our ability to successfully scale, in some circumstances in conjunction with third parties under our outsourcing arrangements, our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by our customers;

•	access to sufficient debt or equity capital to meet operating and financing needs;

•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular and personal communication services;

•	future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally;

•	the costs of compliance with regulatory mandates, particularly the requirement to deploy location-based 911 capabilities; and

•	other risks and uncertainties described from time to time in our reports, including our annual report on Form 10-K for the year ended December 31, 2002.

OUR COMPANY

      References in this section of the prospectus to “Nextel,” “we,” “us” and “our” refer to Nextel Communications, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that we filed or in the future will file with the Securities and Exchange Commission that are incorporated by reference into this prospectus from the Securities and Exchange Commission or by written or oral request to us. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone (703) 433-4300. See “Where You Can Find More Information.”

      “Nextel®,” “Nextel Direct Connect®” and “Nextel Online®” are trademarks or service marks of Nextel. “Motorola®” and “iDEN®” are trademarks or service marks of Motorola, Inc.

      We are a leading provider of wireless communications services in the United States. Our service offerings include:

•	digital wireless service;

•	Nextel Direct Connect®, our long-range digital walkie-talkie service; and

•	wireless data, including email, text messaging and Nextel Online® services, which provide wireless access to the Internet, an organization’s internal databases and other applications.

      Our all-digital packet data network is based on Motorola, Inc.’s integrated Digital Enhanced Network, or iDEN®, wireless technology.

      We, together with Nextel Partners, Inc., currently serve 197 of the top 200 U.S. markets where 240 million people live or work. We ended 2002 with about 14,900 employees and 10.6 million handsets in service, and we had $8,721 million in operating revenues for the year.

      We owned about 32% of the common stock of Nextel Partners as of December 31, 2002. Nextel Partners provides digital wireless communications services under the Nextel brand name in mid-sized and tertiary U.S. markets. Nextel Partners has the right to operate in 57 of the top 200 metropolitan statistical areas in the United States ranked by population.

      In addition to our domestic operations, as of December 31, 2002, we owned about 36% of the outstanding common stock of NII Holdings, Inc., formerly known as Nextel International, Inc. NII Holdings provides wireless communications services primarily in selected Latin American markets. On May 24, 2002, NII Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 12, 2002, NII Holdings emerged from bankruptcy. Before its reorganization, NII Holdings was our substantially wholly owned subsidiary.

      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. Due to our history of losses and negative cash flow through 2001, we have incurred substantial indebtedness to date to finance our operations. While we had income available to common stockholders of $1,660 million during 2002, there can be no assurance that we will continue to operate profitably, and if we cannot we may not be able to meet our debt service, working capital, capital expenditure or other cash needs. Our accumulated deficit was $7,793 million at December 31, 2002.

      Our principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and our telephone number is (703) 433-4000. In addition, we have sales and engineering offices throughout the country.

THE NEXTEL CAPITAL TRUSTS

      Each of Nextel Capital Trust I, Nextel Capital Trust II and Nextel Capital Trust III is a statutory trust newly formed under Delaware law by us, as depositor of each of the trusts, and The Bank of New York (Delaware), as trustee in the State of Delaware pursuant to the Delaware Statutory Trust Act. The trusts have been formed solely:

•	for the possible sale of one or more series of trust preferred securities under this prospectus and the sale of trust common securities to us or one of our subsidiaries at the time of any sale of trust preferred securities;

•	to purchase our junior subordinated debt securities with the proceeds of any sale of their securities; and

•	to engage in related activities.

      The principal office of each of the trusts is c/o Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, and its telephone number is (703) 433-4000.

RISK FACTORS

1.	We have a history of net losses and negative cash flow and may not be able to generate sufficient net income.

      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. We may not be able to generate sufficient cash flow to meet our debt service, working capital, capital expenditure or other cash needs. We may be unable to continue to generate sufficient cash flows from our internal business operations to support our growth and continued operations. While we had income available to common stockholders of $1,660 million during 2002, our accumulated deficit was $7,793 million at December 31, 2002.

2.	We have substantial indebtedness and if we cannot obtain additional funds if needed, we may not be able to implement our long-term business plan.

      Our long-term cash needs may be much greater than our cash on hand and availability under our existing financing agreements. As of December 31, 2002, we had about $13,565 million of outstanding indebtedness, including $7,761 million of senior notes and $4,500 million of indebtedness under our bank credit facility, as well as $272 million of capital lease and finance obligations and $1,015 million in mandatorily redeemable preferred stock obligations. The level of our outstanding indebtedness greatly exceeds our cash on hand and our annual cash flows from operating activities. At December 31, 2002, we had $2,686 million of cash, cash equivalents and short-term investments on hand. We had $2,523 million of cash provided by operating activities during 2002. Our principal repayment obligations on our outstanding indebtedness under our senior notes, credit facility and capital lease and finance obligations, and our redemption obligations under our mandatorily redeemable preferred stock, as of December 31, 2002, total $251 million for 2003, $383 million for 2004, $494 million for 2005, $523 million for 2006, $2,609 million for 2007 and $9,427 million after 2007.

      If we are unable to raise any necessary additional financing, we may not be able to:

•	expand and enhance our network, including implementation of any enhanced iDEN services to expand wireless voice capacity or enhanced data services or any deployment of “third generation,” or 3G, or other “next generation” mobile wireless services;

•	maintain our anticipated levels of growth;

•	meet our debt service requirements; or

•	pursue strategic acquisitions or other opportunities to increase our spectrum holdings, including those that may be necessary to support or provide next generation mobile wireless services.

      Our failure to timely achieve any one of these goals could result in the delay or abandonment of some or all of our development, expansion and acquisition plans and expenditures, which could have an adverse effect on us.

      Our bank credit facility as in effect on December 31, 2002 provided for total secured financing capacity of up to about $5.9 billion, which availability declines over time, provided we satisfy financial and other conditions. As of December 31, 2002, we had borrowed $4.5 billion of this secured financing. The continued availability of funds under our term loans and our ability to access the remaining availability under our revolving loan commitment is limited by various financial covenants and ratios, including the ratio of our total debt to operating cash flow, as defined under the bank credit facility. Our ability to access the remaining availability is also subject to the satisfaction of covenants under indentures relating to our public notes and other conditions. Our access to additional funds also may be limited by:

•	the terms of our existing financing agreements, including restrictive covenants;

•	existing debt service requirements;

•	market conditions affecting the telecommunications industry in general;

•	the terms of options and other convertible securities issued to others that may make equity financings more difficult;

•	the potential commercial opportunities and risks associated with implementation of our business plan;

•	the market’s perception of our performance and assets; and

•	the actual amount of cash we need to pursue our business strategy.

3.	We have significant intangible assets, which may not be adequate to satisfy our obligations in the event of a liquidation.

      If we default on debt or if we were liquidated, the value of our assets may not be sufficient to satisfy our obligations. We have a significant amount of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of our business and the growth of the specialized mobile radio and wireless communications industries in general. We had a net tangible book value deficit of $3,944 million as of December 31, 2002.

4.	Our existing financing agreements contain covenants and financial tests that limit how we conduct business.

      As a result of restrictions contained in our financing agreements, we may be unable to raise additional financing, compete effectively, particularly in respect of next generation technologies, or take advantage of new business opportunities. This may affect our ability to generate revenues and profits. Among other matters, we are restricted in our ability to:

•	incur or guarantee additional indebtedness, including additional borrowings under existing financing arrangements;

•	pay dividends and make other distributions;

•	pre-pay any subordinated indebtedness;

•	make investments and other restricted payments; and

•	sell assets.

      Under our bank credit facility, we also are required to maintain specified financial ratios and satisfy financial tests. Our inability to meet these ratios and other tests could result in a default under our bank credit facility, which could have a material adverse effect on us as we could then be required to repay all amounts then outstanding, unless we were able to negotiate an amendment or waiver. Although in the first quarter of 2001 we were able to amend the covenants under our bank credit facility to avert a likely covenant violation, there is no assurance that we would be able to do so in the future. Borrowings under the bank credit facility are secured by liens on assets of substantially all of our subsidiaries.

5.	We may not be able to obtain additional or contiguous spectrum, which may adversely affect our ability to implement our long-term business plan.

      We may seek to acquire additional or contiguous spectrum through negotiated purchases, in government-sponsored auctions of spectrum or otherwise. We cannot be sure in which auctions we may participate or whether we will be a successful bidder. Contiguous spectrum may be necessary in implementing 3G or other next generation technologies that may allow us to provide additional products or services to our customers or provide other benefits. Further, to the extent we cannot obtain contiguous spectrum, we may not be able to implement future technologies at a lower cost. We may not be able to accomplish any spectrum acquisition or the necessary additional capital for that spectrum may not be available to us. If sufficient additional capital is not available, to the extent we are able to complete any spectrum acquisition, the amount of funding available to us for our existing business would be reduced. Even if we are able to acquire spectrum, we still may require additional capital to finance the pursuit of any new business opportunities associated with our acquisitions of additional spectrum, including those necessary to support or provide next generation wireless services. This additional capital may not be available.

6.	If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.

      There are currently six national wireless communications services providers, including us. Our ability to compete effectively with these providers and other prospective wireless communications service providers depends on the factors below, among others.

a.	If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

      Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of our network. We may have difficulty attracting and retaining customers if we are unable to resolve quality issues related to our network as they arise or if those issues:

•	limit our ability to expand our network coverage or capacity as currently planned; or

•	were to place us at a competitive disadvantage to other wireless service providers in our markets.

b.	We may be limited in our ability to grow unless we expand system capacity and improve the efficiency of our business systems and processes.

      Our subscriber base continues to grow rapidly. Our operating performance and ability to retain these new customers may be adversely affected unless we are able to timely and efficiently meet the demands for our services and address increased demands on our customer service, billing and other back-office functions. To successfully increase our number of subscribers, we must:

•	expand the capacity of our network;

•	potentially obtain additional spectrum in some or all of our markets;

•	secure sufficient transmitter and receiver sites at appropriate locations to meet planned system coverage and capacity targets;

•	obtain adequate quantities of base radios and other system infrastructure equipment; and

•	obtain an adequate volume and mix of handsets and related accessories to meet subscriber demand.

      Additionally, customer reliance on our customer care functions will increase as we add customers through channels not involving direct face-to-face contact with a sales representative, such as web sales or telesales. We recently outsourced many aspects of our customer care function and cannot be sure that this outsourcing will not heighten these risks.

c.	Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.

      Because of their resources and, in some cases, ownership by larger companies, some of our competitors may be able to offer services to customers at prices that are below the prices that we can offer for comparable services. If we cannot compete effectively based on the price of our service offerings, our revenues and growth may be adversely affected.

d.	We may face continuing pressure to reduce prices, which could adversely affect operating results.

      Over the past several years, as the intensity of competition among wireless communications providers has increased, we and our competitors have decreased prices or increased service and product offerings, resulting in declining average monthly revenue per subscriber which may continue. Competition in pricing and service and product offerings may also adversely impact customer retention. To the extent we continue to offer more competitive pricing packages, our average monthly revenue per subscriber may continue to decrease, which would adversely affect our results of operations. If this trend continues, it may be increasingly difficult for us to remain competitive. We may encounter further market pressures to:

•	continue to migrate existing customers to lower priced service offering packages;

•	restructure our service offering packages to offer more value;

•	reduce our service offering prices; or

•	respond to particular short-term, market specific situations, such as special introductory pricing or particular new product or service offerings, in a particular market.

e.	Our digital handsets are more expensive than those of some competitors, which may affect our growth and profitability.

      With the exception of the Blackberry 6510, which is available only from Research in Motion, we currently market multi-function digital handsets only available from one supplier. The higher cost of these handsets, as compared to analog handsets and digital handsets that do not incorporate a similar multi-function capability and are available from multiple suppliers, may make it more difficult or less profitable for us to attract customers. In addition, the higher cost of our handsets requires us to absorb part of the cost of offering handsets to new and existing customers. These increased costs and handset subsidy expenses may reduce our growth and profitability.

f.	If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.

      Our network uses scattered, non-contiguous spectrum frequencies. Because of their fragmented character, these frequencies traditionally were only usable for two-way radio calls, such as those used to dispatch taxis and delivery vehicles. We became able to use these frequencies to provide a wireless telephone service competitive with cellular carriers only when Motorola developed its proprietary iDEN technology. We are currently the only national U.S. wireless service provider utilizing iDEN technology, and iDEN handsets are not currently designed to roam onto other domestic wireless networks. The wireless telecommunications industry is experiencing significant technological change, including the deployment of unlicensed spectrum devices. Future technological advancements may enable other wireless technologies to equal or exceed our current levels of service and render iDEN technology obsolete. If we are unable to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we may not be able to compete effectively and could lose customers to our competitors. In addition, competition among the differing wireless communications technologies could:

•	further segment the user markets, which could reduce the demand for, and competitiveness of, our technology; and

•	reduce the resources devoted by third party suppliers, including Motorola, which supplies all of our current iDEN technology, to developing or improving the technology for our systems.

g.	Our coverage is not as extensive as that of other wireless service providers, which may limit our ability to attract and retain customers.

      Our network does not provide the extensive roaming coverage that is available through some of our competitors. The coverage areas of these other providers include areas where our network, or that of our affiliate Nextel Partners, has not been built or will not be built. In addition, some of our competitors provide their customers with handsets with both digital and analog capability, which expands their coverage, while we have only digital capability. We may not, either alone or together with Nextel Partners, be able to achieve comparable system coverage with some of our competitors. If a sufficient number of customers or potential customers are not willing to accept system coverage limitations as a trade-off for our multi-function wireless communications package, our operating results will be adversely affected.

h.	If our wireless data and Internet services do not perform satisfactorily, our operations and growth could be adversely affected.

      We offer our subscribers access to wireless data and Internet services, marketed under the brand name Nextel Online. Unless these services perform satisfactorily, are utilized by a sufficient number of our subscribers and produce sufficient levels of customer satisfaction, our future results may be adversely affected. Because we have less spectrum than some of our competitors, and because we have elected to defer the deployment of any next generation technology, any wireless data and Internet services that we offer could be significantly limited compared to those services offered by other wireless communications providers.

      Our wireless data and Internet capabilities may not allow us to perform fulfillment and other customer support services more economically or to realize a source of future incremental revenue. Further, our wireless data and Internet capabilities may not counter the effect of increasing competition in our markets and the related pricing pressure on basic wireless voice services or incrementally differentiate us from our competitors. We also may not successfully realize our goals if:

•	we or third party developers fail to develop new applications for our customers;

•	we are unable to offer these new services profitably;

•	these new service offerings adversely affect the performance or reliability of our network; or

•	we otherwise do not achieve a satisfactory level of customer acceptance and utilization of these services.

      Any resulting customer dissatisfaction, or failure to realize cost reductions or incremental revenue, could have an adverse effect on our results of operations, growth prospects and perceived value.

i.	Costs and other aspects of a future deployment of advanced digital technology could adversely affect our operations and growth.

      Based on our current outlook, we anticipate eventually deploying advanced digital technology that will allow high capacity wireless voice and higher speed data transmission, and potentially other advanced digital services. The technology that we would deploy to provide these types of broadband wireless services is sometimes referred to as next generation. Significant capital requirements would be involved in implementing any next generation technologies. However, we may not have sufficient capital to deploy this technology. There also can be no guarantee that this technology will provide the advantages that we expect. The actual amount of the funds required to finance and implement this technology could significantly exceed management’s estimate. Further, any future implementation could require additional unforeseen capital expenditures in the event of unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, network or systems compatibility, equipment unavailability and technological or other complications such as our inability to successfully coordinate this change with our customer care, billing, order fulfillment and other back-office operations. Finally, as there are several types of next generation technologies that may not be fully compatible with each other or with other currently deployed digital technologies, if the type of technology that we choose to deploy does not gain widespread acceptance or perform as expected, our business may be adversely affected. In addition to the costs associated with a change in technology, we could also incur specified obligations with respect to Nextel Partners if we elect to deploy new technologies.

j.	If competitors provide comparable two-way walkie-talkie services, we could lose a competitive advantage.

      We differentiate ourselves by providing two-way walkie-talkie services, marketed as Nextel Direct Connect. These services are currently not available through traditional cellular or personal communication services providers, although there have been many recent announcements of competitive push-to-talk products by our U.S. national wireless competitors and small start-up companies, some of whom have the support of large infrastructure vendors. If either personal communication services or cellular operators provide a comparable two-way walkie-talkie service in the future, our competitive advantage could be impaired. Further, some of our competitors have attempted to compete with our Nextel Direct Connect service by offering unlimited mobile-to-mobile calling plan features and reduced rate calling plan features for designated small groups. If these offerings are perceived as viable substitutes for our Direct Connect service, our business may be adversely affected.

k.	If our roaming partners experience financial or operational difficulties, our customers’ ability to roam onto their networks may be impaired, which could adversely affect our ability to attract and retain customers who roam on those networks.

      Nextel Partners operates a network compatible with ours in numerous mid-sized and tertiary markets. NII Holdings also provides services to our customers through roaming agreements and a cross border spectrum sharing arrangement. If Nextel Partners or NII Holdings experiences financial or operational difficulties, the ability of our customers to roam on their networks may be impaired. In that event, our ability to attract and retain customers who want to access subscribers on Nextel Partners’ portion of the network or NII Holdings’ network may be adversely affected. In addition, in the event of termination of the cross border spectrum sharing arrangement, we may incur additional costs to replace the anticipated benefits from that arrangement.

7.	Government regulations determine how we operate, which could increase our costs and limit our growth and strategy plans.

      The Federal Communications Commission regulates the licensing, operation, acquisition and sale of our business. Future changes in regulation or legislation and Congress’ and the Federal Communications Commission’s continued allocation of additional spectrum for commercial mobile radio services, which include specialized mobile radio, cellular and personal communication services, could impose significant additional costs on us either in the form of direct out of pocket costs or additional compliance obligations. For example, compliance with regulations requiring us to provide public safety organizations with caller location information will materially increase our cost of doing business to the extent that we are unable to recover some or all of these costs from our customers. Further, if we fail to comply with applicable regulations, we may be subject to sanctions, which may have a material adverse effect on our business. For example, while the Communications Act of 1996 requires that we make products and services accessible to persons with disabilities, Motorola has advised us that these requirements may not be technologically feasible. These regulations also can have the effect of introducing additional competitive entrants to the already crowded wireless communications marketplace.

      It is possible that we may face additional regulatory prohibitions or limitations on our services. For example, the California Public Utilities Commission has proposed extensive consumer protection and privacy regulations for all telecommunications carriers. If adopted, the rules will significantly alter our business practices in California with respect to nearly every aspect of the carrier-customer relationship, including solicitations, marketing, activations, billing and customer care. If these regulations are adopted in California as currently proposed, they would impose significant additional costs on us as well as other wireless carriers. If any new regulations prohibit us from providing planned services, it could be more difficult for us to compete. Finally, we cannot be certain that we or the wireless industry in general may not be subject to litigation should a situation arise in which damage or harm occurs as a result of interference between a commercial licensee like us and a public safety licensee, such as a 911 emergency operator.

      Further, some state and local jurisdictions have adopted legislation that could affect our costs and operations in those areas. For example, some jurisdictions such as the State of New York have laws restricting or prohibiting the use of portable communications devices while driving motor vehicles, and federal legislation has been proposed that would affect funding available to states that do not adopt similar legislation. If similar laws are enacted in other jurisdictions, we may experience reduced subscriber usage and demand for our services, which could have a material adverse effect on our results of operations.

8.	We are susceptible to influence by Motorola, whose interests may conflict with ours.

      Motorola holds a significant block of our outstanding stock and has the ability to exert significant influence over our affairs, as long as it retains specified ownership levels. Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which compete with some or all of the services we offer. Motorola’s right to nominate two people for election to our board of directors could give them additional leverage if any conflict of interest were to arise.

9.	If Motorola fails to provide us with equipment and handsets, as well as anticipated handset and infrastructure improvements, our operations will be adversely affected.

      Motorola is currently our sole source for most of the network equipment and all of the handsets we use except the Blackberry 6510. If Motorola fails to deliver system infrastructure and handsets or enhancements on a timely, cost-effective basis, we may not be able to adequately service our existing subscribers or add new subscribers. Furthermore, in the event Motorola determined not to continue manufacturing, supporting or enhancing our iDEN based infrastructure and handsets, we may be materially adversely affected. We expect to continue to rely principally on Motorola or its licensees for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our iDEN network and handset equipment for the next several years.

      We are also relying on Motorola to provide us with technology improvements designed to expand our wireless voice capacity and improve our services. These contemplated enhancements include the development of the 6:1 voice coder software upgrade designed to increase voice capacity and deliver packet data service at higher speeds beginning in 2003, and the expansion of our Direct Connect service to offer our nationwide Direct Connect service. We believe these improvements may be necessary to maintain the competitiveness of our digital network. Any failure of Motorola to deliver these expected improvements would impose significant additional costs on us. However, Motorola may not deliver these improvements within our anticipated timeframe, if at all, or they may not provide the advantages that we expect. We are also relying on Motorola to provide the handset-based location technology solution necessary for us to comply with the Federal Communications Commission’s Enhanced 911 requirements. We are responsible for timely meeting these requirements, whether or not Motorola is able to produce the necessary handsets and infrastructure.

10.	Agreements with Motorola reduce our operational flexibility and may adversely affect our growth or operating results.

      We have entered into agreements with Motorola that reduce our operational flexibility by limiting our ability to use other technologies that would displace our existing iDEN network. These agreements may delay or prevent us from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, our equipment purchase agreement with Motorola requires us to provide Motorola with notice of our determination that Motorola’s technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase equipment utilizing an alternate technology. In addition, if Motorola manufactures, or elects to manufacture, the equipment utilizing the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the alternate technology for three years. This may limit our ability to negotiate with an alternate equipment supplier.

11.	Concerns about health risks associated with wireless equipment may reduce the demand for our services.

      Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Purported class actions and other lawsuits have been filed against numerous wireless carriers, including us, seeking not only damages but also remedies that could increase our cost of doing business. While the current lawsuits against us have been dismissed by the federal court, the time for appeal has not yet run, and we cannot be sure additional lawsuits will not be filed. We cannot be sure that our business and financial condition will not be adversely affected by litigation of this nature or public perception about health risks. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Further research and studies are ongoing, and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.

12.	Our investments in other companies may affect our growth and operating results because we are not in sole control of the enterprise.

      We have entered into arrangements regarding our ownership interests in Nextel Partners and have entered into certain agreements regarding our investment in NII Holdings. We may enter into similar arrangements in the future. These arrangements are subject to uncertainties, including risks that:

•	we do not have the ability to control the enterprises;

•	the other participants at any time may have economic, business or legal interests or goals that are inconsistent with our goals or those of the enterprise;

•	a participant may be unable to meet its economic or other obligations to the enterprise, and we may be required to fulfill some or all of those obligations or restrict the business of the affected enterprise; and

•	in the case of Nextel Partners, we also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in the enterprise.

13.	Our issuance of additional shares of common stock and general conditions in the wireless communications industry may affect the price of our common stock.

      We currently have arrangements in various forms, including options and convertible securities, under which we will issue a substantial number of new shares of our class A common stock. At December 31, 2002, we had commitments to issue 22.2 million shares upon conversion of class A convertible preferred stock (all of which was converted in March 2003), 35.7 million shares upon conversion of class B nonvoting common stock, 50.7 million shares upon conversion of convertible senior notes and zero coupon convertible preferred stock and 92.4 million shares upon exercise of options or in connection with other awards under our incentive equity plan. All of these in the aggregate represent 201 million shares, or 17% of our class A common stock outstanding on December 31, 2002 assuming these shares issuable had been outstanding on that date. In addition, we may elect in some circumstances to issue equity to satisfy obligations otherwise payable in cash or to make acquisitions, and we have and may continue to issue common stock to purchase some of our outstanding securities. An increase in the number of shares of our common stock that are or will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our common stock or convertible securities and adversely affect our stock price. Some of the shares subject to issuance are or may be registered with the Securities and Exchange Commission and thus are or may become freely tradable, without regard to the volume limitations of Rule 144 under the Securities Act of 1933.

USE OF PROCEEDS

      Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus to fund network expansion, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes. We also may use the net proceeds from the sale of the securities offered by this prospectus to fund repurchases, which we may make from time to time in the open market or otherwise, of our outstanding public debt and/or equity securities.

      Proceeds may also be used for other purposes specified in the applicable prospectus supplement. Net proceeds may be temporarily invested prior to use. The precise amounts and timing of the application of proceeds will depend upon, among other things, our funding requirements and the funding requirements of our subsidiaries at the time of issuance and the availability of other funds.

      The Nextel Capital Trusts will use all of the proceeds from the sale of trust preferred securities and trust common securities to purchase our junior subordinated debt securities.

RATIO OF EARNINGS TO FIXED CHARGES

AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

	Year Ended December 31,

	1998	1999	2000		2001	2002

Ratio of earnings to fixed charges	*	*	0.44	x	*	1.44	x
Ratio of earnings to combined fixed charges and preferred stock dividends	**	**	0.39	x	**	1.24	x

*	The deficiency of earnings to cover fixed charges for the year ended December 31, 1998 was $1,904 million, for the year ended December 31, 1999 was $1,358 million, for the year ended December 31, 2000 was $794 million and for the year ended December 31, 2001 was $2,793 million.

**	The deficiency of earnings to cover combined fixed charges and preferred stock dividends for the year ended December 31, 1998 was $2,038 million, for the year ended December 31, 1999 was $1,550 million, for the year ended December 31, 2000 was $1,003 million and for the year ended December 31, 2001 was $3,026 million.

      For purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges less capitalized interest, equity in losses of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount and the portion of rental expense we believe is representative of interest. For purposes of computing the ratio of earnings to combined fixed charges and preferred stock dividends, earnings consist of loss before income taxes plus fixed charges less capitalized interest, equity in losses of unconsolidated affiliates and minority interest in losses of subsidiaries. Fixed charges consist of interest on all indebtedness, amortization of debt financing costs and amortization of original issue discount, the portion of rental expense we believe is representative of interest and preferred stock dividends.

GENERAL DESCRIPTION OF SECURITIES

THAT WE OR THE TRUSTS MAY SELL

      We or, as applicable, the Nextel Capital Trusts, directly or through agents, dealers or underwriters that we designate, may offer and sell, from time to time, up to $4,500,000,000 (or the equivalent in one or more foreign currencies or currency units) aggregate initial offering price of:

•	our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other evidences of indebtedness (see “Description of Debt Securities”);

•	shares of our preferred stock, which may be issued in the form of depositary receipts representing a fraction of a share of preferred stock (see “Description of Capital Stock — Preferred Stock” and “— Depositary Shares”);

•	shares of our common stock (see “Description of Capital Stock — Common Stock”);

•	warrants to purchase any of the other securities that may be sold under this prospectus (see “Description of Warrants”);

•	trust preferred securities issued by one of the Nextel Capital Trusts (see “Description of Trust Preferred Securities”);

•	purchase contracts to acquire any of the other securities that may be sold under this prospectus (see “Description of Purchase Contracts”); or

•	any combination of these securities, individually or as units.

      We may offer and sell these securities either individually or as units consisting of one or more of these securities, each on terms to be determined at the time of sale. We may issue debt securities, preferred stock and/or trust preferred securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be delivered with this prospectus, which will describe the terms of the offering and sale of the offered securities.

DESCRIPTION OF DEBT SECURITIES

      We may issue debt securities either separately or together with, or upon the conversion of or in exchange for, other securities. The debt securities may be our unsubordinated obligations, which we refer to as “senior debt securities,” or our subordinated obligations, which we refer to as “subordinated debt securities.” The subordinated debt securities of any series may be our senior subordinated obligations, subordinated obligations, junior subordinated obligations or may have such other ranking as will be described in the relevant prospectus supplement. We may issue any of these types of debt securities in one or more series.

      Our senior debt securities may be issued from time to time under a senior debt securities indenture. Our subordinated debt securities may be issued from time to time under a subordinated debt securities indenture. Each of the senior debt securities indenture and the subordinated debt securities indenture is referred to individually as an “indenture” and they are referred to collectively as the “indentures.” Each trustee is referred to individually as a “trustee” and the trustees are collectively referred to as the “trustees.”

      The following summary of selected provisions of the indentures and the debt securities is not complete. In connection with an investment in our debt securities, you should review the applicable prospectus supplement and the form of applicable indenture. The forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of the applicable indenture, see “Where You Can Find More Information” in this prospectus. The following summary and any description of our debt securities contained in an applicable prospectus supplement are qualified in their entirety by reference to all of the provisions of the applicable indenture, which provisions, including defined terms, are incorporated by reference in this prospectus. When we refer to “Nextel,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Nextel Communications, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries.

      The following description of debt securities describes general terms and provisions of the series of debt securities to which any prospectus supplement may relate. When we offer to sell a series of debt securities, we will describe the specific terms of the series in the applicable prospectus supplement. If any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

General

      We can issue an unlimited amount of debt securities under the indentures. However, certain of our existing or future debt agreements may limit the amount of debt securities we may issue. We can issue debt securities from time to time and in one or more series as determined by us. In addition, we can issue debt securities of any series with terms different from the terms of debt securities of any other series and the terms of particular debt securities within any series may differ from each other, all without the consent of the holders of previously issued series of debt securities. The debt securities of each series will be our direct obligations.

      The applicable prospectus supplement relating to the series of debt securities will describe the specific terms of the debt securities being offered, including, where applicable, the following:

•	the title and series designation of the debt securities (which will distinguish the debt securities of the series from the debt securities of any other series);

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the price or prices at which the debt securities of the series will be issued;

•	whether the debt securities of the series will be senior debt securities or subordinated debt securities;

•	the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name the debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal amount of the debt securities of the series and premium, if any, will be due and payable;

•	the rate or rates (which may be fixed or variable) and/or any method for determining the rate or rates at which the debt securities of the series will bear interest, if any;

•	the date or dates from which any interest will accrue, the interest payment date on which any such interest will be payable and the regular record date for any interest payable on any interest payment date;

•	the place or places where the principal of and any premium and interest on the debt securities of the series will be payable;

•	our right, if any, to redeem any debt securities of the series, and the period or periods within which, the price or prices at which and the terms and conditions upon which, the debt securities of the series may be redeemed, in whole or in part;

•	our obligation, if any, to redeem or purchase the debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities;

•	if we have an obligation to redeem or repurchase the debt securities of the series, the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series will be redeemed or purchased, in whole or part;

•	if the debt securities of the series will be secured, any provisions relating to the security provided;

•	whether the debt securities of the series are convertible or exchangeable and, if so, the security or securities into which the debt securities of the series are convertible or exchangeable and the terms, conditions and provisions of conversion or exchange of the debt securities of the series into or for any other security or securities;

•	the denominations in which any debt securities of the series are to be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency or currencies or currency units in which payment of the principal of, and any premium and interest on, the debt securities of the series will be made, if other than in U.S. dollars, and the manner of determining the equivalent of the currency, currencies or currency units in U.S. dollars for purposes of determining the outstanding amount of such series of debt securities under the applicable indenture;

•	any terms applicable to debt securities of any series issued at an issue price below their stated principal amount, including the issue price thereof and the rate or rates at which the original issue discount will accrue;

•	if the amount of payments of principal of, or any premium and interest on, the debt securities of the series is to be determined by reference to one or more indices or a formula, the manner in which these amounts are to be determined;

•	if we or a holder may elect that payments of the principal of, or any premium or interest on, the debt securities of the series be made in a currency, currencies or currency units, other than that or those in which the debt securities of the series are stated to be payable, the currency, currencies or currency units in which such payments are to be made, the periods within which and the terms and conditions upon which such election is to be made and, if applicable, the manner in which such amount will be determined;

•	if other than the principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to an event of default;

•	if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for purposes of such debt securities or the applicable indenture, including the principal amount of such debt securities which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity or maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	any right we have to defease the debt securities of the series or to defease the covenants relating to the debt securities of the series under the applicable indenture;

•	whether the debt securities of the series are to be issuable in whole or in part in the form of one or more global securities and, if so, the form of any legend or legends which will be borne by any such global security or global securities in addition to or in lieu of the legend contained in the applicable indenture;

•	the depositary or depositaries for any global security or global securities and any circumstances other than those set forth in the applicable indenture in which any such global security may be transferred to (and registered and exchanged for debt securities registered in the name of) a person other than the depositary for such global security or nominee thereof and in which any such transfer may be registered;

•	any addition to or change in the events of default set forth in the applicable indenture which will apply to the debt securities of the series;

•	any addition to or change in the events of default set forth in the applicable indenture which will permit the declaration of the acceleration of maturity of the debt securities of the series;

•	whether the debt securities of the series will be issued in whole or in part in registered form, bearer form or both, and any other terms required for the establishment of debt securities of the series in bearer form, including, but not limited to, tax compliance procedures;

•	any special United States federal income tax considerations applicable to the debt securities of the series;

•	any additions to or changes in the covenants set forth in the applicable indenture with respect to the debt securities of the series, and any other covenant or warranty included for the benefit of the debt securities of the series in addition to (and not inconsistent with) those included in the applicable indenture for the benefit of the debt securities of all series, or any other covenant or warranty included for the benefit of the debt securities of the series in lieu of any covenant or warranty included in the applicable indenture for the benefit of debt securities of all series, or any provision that any covenant or warranty included in the applicable indenture for the benefit of the debt securities of all series shall not be for the benefit of the debt securities of such series, or any combination of such covenants, warranties or provisions; and

•	any other term of the debt securities of the series not inconsistent with the provisions of the applicable indenture, except as permitted by the applicable indenture.

      The prospectus supplement relating to any series of subordinated debt securities being offered also will describe the subordination provisions applicable to that series, if different from the subordination provisions described in this prospectus. In addition, the prospectus supplement relating to a series of subordinated debt securities will describe our rights, if any, to defer payments of interest on the subordinated debt securities by extending the interest payment period.

      Debt securities may be issued as original issue discount securities to be sold at a discount below their principal amount or at a premium above their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement.

      The above is not intended to be an exclusive list of the terms that may be applicable to any debt securities, and we are not limited in any respect in our ability to issue debt securities with terms different from or in addition to those described above or elsewhere in this prospectus, provided that the terms are not inconsistent with the applicable indenture. Any applicable prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

      For a description of additional provisions that may be applicable to junior subordinated debt securities that we may issue in connection with an offering of trust preferred securities under this prospectus, you should read “Description of Trust Preferred Securities and Related Guarantees.”

Subordination Provisions Relating to Subordinated Debt

      Except as otherwise described in the applicable prospectus supplement relating to a series of subordinated debt securities, the subordinated debt securities will be issued under the subordinated debt securities indenture and will rank subordinated and junior in right of payment, to the extent set forth in the subordinated debt securities indenture, to all of our indebtedness which is designated as “senior indebtedness.” If we issue subordinated debt securities, the applicable prospectus supplement relating to the subordinated debt securities will set forth the definition of senior indebtedness that applies to the subordinated debt securities. The applicable prospectus supplement will also describe the subordination provisions that apply to the subordinated debt securities. These subordination provisions may prohibit us from making payments on the subordinated debt securities in certain circumstances before all holders of our senior indebtedness are paid in full or during certain periods when a payment or other default exists with respect to certain senior indebtedness.

      If the trustee under the subordinated debt securities indenture or any holder of any series of subordinated debt securities receives any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders of subordinated debt securities of that series will have to repay that money to the holders of our senior indebtedness.

      Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make payments when due. This means the trustee under the subordinated debt securities indenture and the holders of that series can take action against us, but they are not entitled to receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

      The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

      We may issue senior subordinated debt securities under the subordinated debt securities indenture. In addition, in connection with any offering of trust preferred securities under this prospectus, we may issue junior subordinated debt securities. The subordination provisions applicable to any of these debt securities will be described in the applicable prospectus supplement.

Form, Exchange, Registration and Transfer

      The debt securities of a series may be issued as registered securities and, if we so provide in the applicable prospectus supplement, as bearer securities (with or without coupons attached) or as both registered securities and bearer securities. Debt securities of a series may be issuable in whole or in part in the form of one or more global debt securities, as described below under “— Global Debt Securities.” Unless otherwise indicated in an applicable prospectus supplement, registered securities will be issuable in denominations of $1,000 and integral multiples thereof.

      Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Debt securities may be presented for exchange as provided above, and unless otherwise indicated in an applicable prospectus supplement, registered securities may be presented for registration of transfer, at the office or agency designated by us as registrar or co-registrar with respect to any series of debt securities, without service charge and upon payment of any taxes, assessments or other governmental charges as described in the applicable indenture. The transfer or exchange will be effected on the books of the registrar or any other transfer agent appointed by us upon the registrar or transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We intend to initially appoint the trustee as registrar, and the name of any different or additional registrar designated by us with respect to the debt securities of any series will be included in the applicable prospectus supplement. If a prospectus supplement refers to any transfer agents (in addition to the registrar) designated by us with respect to any series of debt securities, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that, if debt securities of a series are issuable only as registered securities, we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

      In the event of any redemption of any debt securities of any series, we will not be required to (a) issue, register the transfer of or exchange the debt securities of that series during a period beginning at the opening of business 15 days before the date of mailing of the notice of redemption of debt securities of that series and ending at the close of business on the date of such mailing or (b) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

Certain Definitions

      The term “restricted subsidiary” means, unless otherwise indicated in an applicable prospectus supplement, any subsidiary other than (a) any direct or indirect subsidiary that at the time of determination will be an unrestricted subsidiary, as designated by our board of directors, as provided below, and (b) any subsidiary of any unrestricted subsidiary. Our board of directors may designate any subsidiary (including any newly acquired or newly formed subsidiary) to be an unrestricted subsidiary so long as (i) neither we nor any restricted subsidiary is directly or indirectly liable for any indebtedness of such subsidiary, (ii) no default with respect to any indebtedness of such subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any other indebtedness of ours or any restricted subsidiary, except any nonrecourse guarantee given solely to support the pledge by us or a restricted subsidiary of the capital stock of an unrestricted subsidiary, to declare a default on such other indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) any such designation by our board of directors will be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. Our board of directors may designate any subsidiary as a restricted subsidiary if, immediately after giving effect to such designation, there would be no default or event of default under the indenture.

      The term “significant subsidiary” means, as of any date of determination, a subsidiary of ours (i) that conducts digital mobile business operations or holds assets relating to digital mobile business operations, in each case primarily in the United States, and (ii) either (A) in which the investments in, and advances to, such subsidiary by us are at least equal to 10% of the total book value of our assets and that of our consolidated subsidiaries or (B) has assets with a book value that is at least equal to 10% of the total book value of our assets and that of our consolidated subsidiaries (excluding, in each case, any subsidiary that would not be classified as a “significant subsidiary” because it does not meet the requirements of clause (i) or (iii) of this definition) and (iii) that is classified as a “restricted subsidiary” for purposes of any indenture to which we are a party or by which we are bound.

Covenants

      Provision of Financial Information. We will deliver to the trustee a copy of our reports on Forms 10-K, 10-Q and 8-K and any other reports that we are required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

      Any additional covenants with respect to any series of debt securities will be set forth in the applicable prospectus supplement.

      Unless otherwise indicated in an applicable prospectus supplement, the indentures do not include covenants limiting the amount of indebtedness that may be incurred or otherwise restricting our ability to enter into a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities, if the transaction is a permissible consolidation, merger or similar transaction. In addition, unless otherwise specified in an applicable prospectus supplement, the indentures do not afford the holders of the debt securities the right to require us to repurchase or redeem the debt securities in the event of a highly leveraged transaction. See “— Mergers and Sales of Assets.”

      For a description of covenants that may be applicable to junior subordinated debt securities issued in connection with an offering of trust preferred securities under this prospectus, you should read “Description of Trust Preferred Securities and Related Guarantees — Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts.”

Mergers and Sales of Assets

      Each indenture provides that we (i) may not, in any transaction or series of related transactions, consolidate with or merge into any other person or sell, assign, convey, transfer, lease or otherwise dispose of our properties and assets, substantially as an entirety, to any other person, and (ii) may not permit any of our restricted subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of our and our restricted subsidiaries’ properties and assets, taken as a whole, substantially as an entirety to any other person, unless, in each case (i) and (ii),

(a) either:

(x) we are the surviving entity of such merger or consolidation, or

(y)	the person (if other than us) formed by such consolidation or merger or to which such sale, assignment, conveyance, lease or disposition will have been made is a corporation, partnership or trust organized and existing under the laws of the United States, any state thereof or the District of Columbia and that person expressly assumes all of our obligations under the applicable indenture or the debt securities; and

(b)	immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis, no default or event of default will have occurred and be continuing.

Each indenture provides that the foregoing requirements will not apply to any transaction or series of transactions involving the sale, assignment, conveyance, transfer, lease or other disposition of the properties and assets by any restricted subsidiary to any other restricted subsidiary, or the merger or consolidation of any restricted subsidiary with or into any other restricted subsidiary.

      Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of our or our and our restricted subsidiaries’ properties and assets in accordance with the immediately preceding paragraph, the successor person formed by such consolidation or into which we are merged or to which such sale, assignment, conveyance, transfer, lease or disposition is made, will succeed to and be substituted for us, and may exercise every right and power of ours under the indenture with the same effect as if such successor had been named as us therein. When the successor assumes all of our obligations under the indenture or the debt securities, we will be discharged from those obligations.

Payment and Paying Agents

      Unless otherwise indicated in an applicable prospectus supplement, payment of principal of, premium, if any, and interest, if any, on registered securities will be made at the office of the paying agent or paying agents designated by us from time to time, except that, at our option, payment of principal and premium, if any, or interest also may be made by check mailed to the address appearing in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for the interest payment.

      Unless otherwise indicated in an applicable prospectus supplement, the trustee will be designated as our sole paying agent for payments with respect to debt securities which are issuable solely as registered securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by us for any series of debt securities will be named in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, so long as any debt securities of any series remain outstanding, we will be required to maintain a paying agent in each place of payment for that series.

      All monies paid by us to a paying agent for the payment of principal of and premium, if any, or interest, if any, on any debt security which remains unclaimed at the end of two years after that principal or interest will have become due and payable will be repaid to us, and the holder of the debt security or any coupon will thereafter look only to us for payment of those amounts.

Global Debt Securities

      The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depositary, which will be identified in an applicable prospectus supplement. A global debt security may be issued in either registered form or, if we so provide in the applicable prospectus supplement, in bearer form. A debt security in global form may be issued in either temporary or definitive form. A debt security in global form may not be transferred except as a whole to the depositary for the debt security or to a nominee or successor of the depositary. If any debt securities of a series are issuable in global form, the applicable prospectus supplement will describe the circumstances, if any, under which beneficial owners of interests in a global debt security may exchange their interests for definitive debt securities of that series of like tenor and principal amount in any authorized form and denomination, the manner of payment of principal of, premium, if any, and interest, if any, on the global debt securities and the specific terms of the depositary arrangement with respect to any global debt security.

Events of Default

      Under each indenture, unless otherwise specified with respect to a series of debt securities, any one or more of the following events will constitute an event of default with respect to a series of debt securities:

•	default in payment of the principal of (or any premium, if any, on) any debt security of the series at its maturity, upon acceleration, optimal redemption, mandatory redemption, required repurchase, or otherwise;

•	default in payment of any interest on any debt security of the series when due and payable, which default continues for 30 days;

•	our failure to deposit when due any sinking fund payment in respect of the debt securities of the series, which failure continues for 30 days;

•	failure by us to comply with our other covenants or agreements in the debt securities of the series or the applicable indenture, which failure continues for a period of 60 days after we receive written notice of such failure given by the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;

•	certain events of bankruptcy, insolvency or reorganization with respect to us or, to the extent applicable with respect to the debt securities of a series, any of our significant subsidiaries; and

•	any other event of default applicable to the series of debt securities and set forth in the applicable prospectus supplement.

      No event of default with respect to a particular series of debt securities issued under either of the indentures necessarily constitutes an event of default with respect to any other series of debt securities issued under that indenture.

      Each indenture provides that if an event of default other than an event of bankruptcy or insolvency occurs and is continuing with respect to a series of debt securities, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof) of the debt securities of that series to be immediately due and payable.

      Each indenture provides that if an event of default due to bankruptcy or insolvency occurs and is continuing, then the debt securities of that series will ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of debt securities.

      Under certain circumstances, the holders of a majority in aggregate principal amount of the outstanding debt securities of the series may rescind a declaration of default. No such rescission will affect any subsequent default or impair any right consequent thereto.

      The trustee is required to give the holders of any series of debt securities notice of a default known to it, provided that, except in the case of a default in payment of principal of or any premium or interest on any debt securities of any series, the trustee may withhold the notice to the holders of the debt securities of any series, if it determines, in good faith, that withholding the notice is in the interests of the holders of the debt securities of any series. Each indenture provides for us to deliver to the trustee annual statements as to our performance under the indenture.

      With respect to each series of debt securities, no holder will have any right to pursue any remedy with respect to the applicable indenture or the debt securities, unless

•	the holder has previously given the trustee written notice of a continuing event of default with respect to the debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to pursue the remedy;

•	the holder or holders have offered to the trustee reasonable security or indemnity satisfactory to the trustee;

•	the trustee has failed to comply with the request within 60 days after its receipt of such notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities of the series have not given the trustee a direction inconsistent with the request within 60 days after receipt of the request.

      Such limitations do not apply, however, to a suit instituted by a holder of any debt security for the enforcement of the payment of the principal of, premium, if any, and interest in respect of a debt security on the date specified for payment in the debt security. The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive an existing default with respect to that series and its consequences, other than (i) any default in any payment of the principal of, and premium, if any, or interest on, any debt security of the series or (ii) any default in respect of the covenants or provisions in the applicable indenture which may not be modified without the consent of the holder of each outstanding debt security of the series affected.

      Each indenture provides for us to deliver to the trustee after the end of each of our fiscal years an officers’ certificate stating whether or not the signers know of any default that occurred during the last fiscal year.

Modification and Waiver

      The indentures permit us and the applicable trustee to execute a supplemental indenture without the consent of the holders of any of the debt securities:

•	to evidence the succession of another person to us and the assumption by such person of our covenants under the applicable indenture and the debt securities; or

•	to add to our covenants for the benefit of the holders of all or any series of the debt securities (and if such covenants are to be for the benefit of less than all series of the debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power conferred upon us under the applicable indenture or the debt securities of all or any series (and if such surrender relates to less than all series of the debt securities, stating that such surrender is expressly limited to the applicable series); or

•	to add any additional events of default under the applicable indenture for the benefit of the holders of all or any series of the debt securities (and if such events of default are to be for the benefit of less than all series of the debt securities, stating that such additional events of default are expressly being included solely for the benefit of such series); or

•	to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, whether registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the debt securities in uncertificated form; or

•	to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of the debt securities, provided that any such addition, change or elimination (i) neither (A) applies to any debt security of any series created prior to the execution of such supplemental indenture and that is entitled to the benefit of such provision nor (B) modifies the rights of the holder of any such debt security with respect to such provision or (ii) becomes effective only when there is no such debt security outstanding; or

•	to comply with the requirements of the Securities and Exchange Commission in order to effect and maintain the qualification of the applicable indenture under the Trust Indenture Act; or

•	to establish the form or terms of the debt securities of any series as permitted by the applicable indenture; or

•	to evidence and provide for the acceptance of appointment under the applicable indenture by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture; or

•	to make any provisions with respect to the conversion rights of holders of debt securities, including providing for the conversion of the debt securities into any other security or securities of ours; or

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture or the debt securities of any series which may be inconsistent with any other provision in such indenture or such debt securities, or to make any other provisions with respect to matters or questions arising under such indenture or such debt securities, provided that such action does not adversely affect the interests of the holders of such debt securities in any material respect.

      Each indenture also permits us and the applicable trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the series affected by the supplemental indenture (or, if any of the debt securities of that series are original issue discount securities, that portion of the principal amount of the debt securities as may be specified by the terms thereof), to execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the indenture with respect to that series of debt securities or modify in any manner the rights of the holders of the debt securities of that series under the applicable indenture. However, without the consent of each affected holder, no supplemental indenture may:

•	change the dates fixed in any debt security for the payment of the principal of (or any installment of principal of or interest on) any such debt security, or any premium payable upon redemption thereof;

•	reduce the principal amount of or the rate of interest thereon (including any change in the index, indices or formula pursuant to which such rate is determined that would reduce such rate for any period) or any premium payable upon redemption of such debt securities;

•	reduce the amount of principal of an original issue discount debt security payable upon acceleration;

•	change the place or currency of payment of principal of (or premium, if any) or interest on any debt security;

•	impair the right to institute suit for the enforcement of any payment on any debt security on or after such payment is due and payable (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage in principal amount of debt securities of any series required to consent to an amendment of the applicable indenture or for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

•	in the case of the subordinated debt securities indenture, modify the subordination provisions of the indenture in a manner adverse to the holders of the relevant subordinated debt securities in any material respect;

•	modify the provisions relating to waiver of certain defaults or any of the provisions relating to the amendment of the applicable indenture, except (i) to increase the percentage required for consent to modification or (ii) to provide that certain other provisions of the applicable indenture may not be modified or waived without the consent of each affected holder; or

•	amend or modify such other matters as may be specified in an applicable prospectus supplement for any series of debt securities.

      The holders of a majority in principal amount of debt securities of any series then outstanding may waive our compliance with certain restrictive provisions of the indenture with respect to that series. The holders of a majority in principal amount of debt securities of any series then outstanding may waive any past default under the indenture with respect to that series, except a default in the payment of the principal of or interest (or premium, if any) on any debt security of that series or a default under a covenant which cannot be modified or amended without the consent of all affected holders of debt securities.

Discharge and Defeasance

      Unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may satisfy and discharge obligations thereunder with respect to the debt securities of any series by delivering to the trustee for cancellation all outstanding debt securities of the series or depositing with the trustee, after the outstanding debt securities have become due and payable, or will become due and payable within one year or will be called for redemption within one year, cash sufficient to pay at stated maturity or redemption all of the outstanding debt securities of the series and all other sums payable under the indenture with respect to the series.

      In addition, unless otherwise indicated in an applicable prospectus supplement, each indenture provides that we may:

•	be discharged from all of our obligations (subject to certain limited exceptions) in respect of the debt securities of a series (“discharge and defeasance”), or

•	cease to comply with specified restrictive covenants in respect of the debt securities of a series (“covenant defeasance”);

and the omission will not be an event of default with respect to the debt securities of that series, in each case at any time prior to the stated maturity or redemption thereof, if we irrevocably deposit with the trustee, in trust:

(i)	sufficient funds in the currency or currency unit in which the debt securities are denominated to pay the principal of, premium, if any, and interest to stated maturity or redemption on (and any mandatory sinking fund payments or amortization payments applicable to), the debt securities of that series, or

(ii)	that amount of direct obligations of, or obligations the principal of, premium, if any, and interest on which are fully guaranteed by, the government which issued the currency in which the debt securities are denominated, and which are not subject to prepayment, redemption or call, as will, together with the predetermined and certain income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay when due the principal of, premium, if any, and interest to stated maturity or redemption on (and any mandatory sinking fund payments or amortization payments applicable to), the debt securities of that series.

      The discharge and defeasance and covenant defeasance described above are effective only if, among other things, we deliver an opinion of counsel to the effect that (i) we have met all of the conditions precedent to the defeasance and the holders of the debt securities of the series will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance, and will be subject to tax in the same manner as if no defeasance had occurred and (ii) in the case of discharge and defeasance, the opinion as to tax consequences is based upon an Internal Revenue Service ruling or a change in applicable federal income tax law.

      Upon the discharge and defeasance, the holders of the debt securities of the series will no longer be entitled to the benefits of the applicable indenture, except for the purposes of registration of transfer and exchange of the debt securities of the series and replacement of lost, stolen or mutilated debt securities, and may look only to the deposited funds or obligations for payment.

The Trustees under the Indentures

      The trustees under the indentures, and/or one or more of their respective affiliates, may be lenders under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. Each trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates. However, if any trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The trustees will perform only those duties that are specifically set forth in the indentures, unless an event of default occurs and is continuing. In case an event of default occurs and is continuing, a trustee will exercise the same degree of care and skill as a prudent individual would exercise in the conduct of his or her own affairs.

Applicable Law

      The debt securities and the indentures will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

      Under our certificate of incorporation, we have the authority to issue 2,233,883,948 shares of capital stock, which are currently divided into nine classes or series as follows:

•	2,060,000,000 shares of class A voting common stock, par value $0.001 per share, referred to as the common stock;

•	100,000,000 shares of class B nonvoting common stock, par value $0.001 per share, referred to as the nonvoting common stock;

•	26,941,933 shares of class A convertible redeemable preferred stock, par value $0.01 per share, having a stated value of $36.75 per share, referred to as the class A preferred stock;

•	82 shares of class B convertible preferred stock, par value $0.01 per share, having a stated value of $1.00 per share, referred to as the class B preferred stock;

•	26,941,933 shares of class C convertible redeemable preferred stock, par value $0.01 per share, having a stated value of $36.75 per share, referred to as the class C preferred stock;

•	1,600,000 shares of 13% series D exchangeable preferred stock, par value $0.01 per share, referred to as series D preferred stock;

•	2,200,000 shares of 11.125% series E exchangeable preferred stock, par value $0.01 per share, referred to as series E preferred stock;

•	800,000 shares of zero coupon convertible preferred stock, par value $0.01 per share, referred to as zero coupon convertible preferred stock; and

•	15,400,000 shares of undesignated preferred stock, par value $0.01 per share.

Preferred Stock

      As described below (see “Terms of Our Existing Preferred Stock”), we have existing shares of class A preferred stock, class B preferred stock, class C preferred stock, series D preferred stock, series E preferred stock, and zero coupon convertible preferred stock. Our board of directors is authorized to issue up to 15,400,000 shares of undesignated preferred stock, par value $0.01 per share, in one or more additional series or classes of preferred stock. The particular terms of any new series or class of preferred stock which we may offer hereby will be described in the prospectus supplement relating to that preferred stock. The description of the terms of any new series or class of preferred stock which we may offer hereby that will be set forth in the applicable prospectus supplement will not purport to be complete and will be subject to, and qualified in its entirety by reference to, the provisions of our certificate of incorporation, by-laws and the certificate of designation relating to a specific series of the preferred stock, which will be in the form filed as an exhibit to, or incorporated by reference in, the registration statement of which this prospectus is a part at or prior to the time of issuance of that series of preferred stock. You should read our certificate of incorporation, by-laws and the relevant certificate of designation. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

      If our board of directors authorizes the issuance of one or more additional series or classes of preferred stock, our board of directors will fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law.

      Our board of directors is authorized to determine the terms for each series of preferred stock, and the prospectus supplement will describe the terms of any series of preferred stock being offered, including:

•	the distinctive designation of, and the number of shares comprising, the series, which number may be increased (except where otherwise provided by our board of directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by our board of directors;

•	the dividend rate or amount for the series, if any, the conditions and dates upon which the dividends will be payable, the relation which the dividends will bear to the dividends payable on any other class or classes or any other series of any class or classes of stock, and whether the dividends will be cumulative and, if so, from which date or dates for the series;

•	whether or not shares of the series will be subject to redemption by us and, if so, the times, prices, and other terms and conditions of the redemption;

•	whether or not shares of the series will be subject to the operation of a sinking fund or purchase fund to be applied to the redemption or purchase of shares of the series and, if a fund is to be established, the amount of the fund and the terms and provisions relative to the application of the fund;

•	whether or not shares of the series will be convertible into or exchangeable for shares of any other class or classes, or of any other series of any class or classes, of our stock and, if provision is to be made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of conversion or exchange;

•	whether or not shares of the series will have voting rights, in addition to the voting rights provided by law and, if they are to have additional voting rights, the extent of the voting rights;

•	the rights of shares of the series in the event of any liquidation, dissolution or winding up or upon any distribution of our assets; and

•	any other powers, preferences, and relative, participating, optional, or other special rights of the series.

      The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights, except as set forth in the applicable prospectus supplement, our certificate of incorporation or the applicable certificate of designation or as otherwise required by law.

Depositary Shares

General

      We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a new series. In the event that we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as described below.

      The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

      The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. The forms of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or the documents incorporated or deemed to be incorporated by reference in this prospectus.

      The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the deposit agreement and the applicable prospectus supplement.

      Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will be issued evidencing only whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

      The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

      In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

      The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

      If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

      After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

      Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent that it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

      Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby is entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder, upon his or her order, a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

      The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days’ prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

      We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

      The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal is to take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

      The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

      The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and, if shares of a series of preferred stock are redeemable, the depositary also will act as redemption agent for the corresponding depositary receipts.

Terms of Our Existing Preferred Stock

General

      Under the terms of the securities purchase agreement dated as of April 4, 1995, as amended, among Nextel, Digital Radio L.L.C. and Craig O. McCaw, we issued to Digital Radio about 8.2 million shares of class A preferred stock, each with a stated value of $36.75 per share, and 82 shares of class B preferred stock. In addition, we have issued shares of the series D preferred stock, the series E preferred stock and the zero coupon convertible preferred stock.

      The class A preferred stock, class B preferred stock, and class C preferred stock were the primary mechanism for providing Digital Radio, an affiliate of Mr. McCaw, with the corporate governance rights associated with Mr. McCaw’s investment in Nextel in 1995. In 1995, Digital Radio and Mr. McCaw received specified board representation rights in connection with their original investment in us, provided they maintained at least 5% of the voting power of our equity securities (assuming conversion of the class A preferred stock owned by Digital Radio). On March 5, 2003, we, Digital Radio and Mr. McCaw entered into an agreement revising these arrangements as Mr. McCaw was soon to no longer own at least 5% of the voting power of our outstanding equity securities. As a result, all of the shares of the class A preferred stock and class B preferred stock held by Digital Radio converted into shares of our class A common stock on March 5, 2003.

      The following descriptions of the terms of our existing classes and series of preferred stock do not purport to be complete and each such description is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, our by-laws and the relevant certificate of designation. You should read our certificate of incorporation, by-laws and the relevant certificate of designation. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Class A Preferred Stock

      Under the terms of the class A preferred stock, holders of class A preferred stock, voting separately as a class, were entitled to elect three members of the board of directors or, if greater than three, the number of directors, rounded up to the nearest whole number, equal to 25% of the entire board of directors, who are referred to as the class A directors. For so long as the operations committee of our board of directors was in existence and the holders of the class A preferred stock were entitled to elect directors, the holders of the class A preferred stock were entitled to have a majority of the members of the operations committee represented by class A directors, which committee had the authority to formulate key aspects of our business strategy. As a result of our March 2003 agreement with Digital Radio and Mr. McCaw, the operations committee was terminated and, as of March 26, 2003, there were no shares of class A preferred stock outstanding.

      With respect to matters other than the election of directors, shares of class A preferred stock voted together as a class with shares of common stock and each share of class A preferred stock was entitled to a number of votes equal to the number of shares of common stock into which that share was convertible.

      Each share of class A preferred stock was convertible at the election of the holder into six shares of common stock, subject to specified adjustments. Upon the occurrence of specified events, including the failure of Digital Radio, Mr. McCaw and his controlled affiliates to own at least 5% of the voting power of our equity securities, the shares of class A preferred stock were to be automatically converted into shares of common stock on a six-for-one basis. In addition, shares of class A preferred stock were to be automatically converted into shares of class C preferred stock on a one-for-one basis upon the occurrence of specified events, including the reduction of Digital Radio’s ownership interest in the class A preferred stock to below 51% of the then outstanding class A preferred stock or foreclosure by a secured party upon shares of class A preferred stock pledged to that secured party. Shares of class A preferred stock were also redeemable at our option upon the occurrence of specified events constituting a change in control, as defined in the terms of our certificate of incorporation, at a redemption price equal to the stated value of the class A preferred stock plus the amount of any accrued or declared but unpaid dividends on the class A preferred stock.

Class B Preferred Stock

      All shares of class B preferred stock were converted into shares of class A common stock on March 5, 2003. The purpose of the class B preferred stock was to provide a protection for Digital Radio’s right to proportionate representation on the board of directors, to the extent not provided by Digital Radio’s ownership of class A preferred stock, and to establish a mechanism for the payment of the $25 million liquidated damages payment contemplated by the securities purchase agreement if the board of directors had taken specified actions in specified circumstances with respect to the operations committee that would have given rise to this payment. Shares of class B preferred stock were to be automatically converted on a one-for-one basis to shares of common stock if the voting power of Digital Radio, Mr. McCaw and his controlled affiliates fell below 5% or if specified transfers of class B preferred stock occurred.

Class C Preferred Stock

      Shares of class C preferred stock were issuable upon conversion of class A preferred stock upon specified events, on a share for share basis. The purpose of the class C preferred stock was to protect the economic attributes of the class A preferred stock if specified events resulting in the termination of the corporate governance rights associated with the class A preferred stock were to occur. The terms of the class C preferred stock were substantially the same as the terms of the class A preferred stock except that holders of class C preferred stock have no special voting rights in the election of directors, including the appointment of directors to the operations committee. As a result of the conversion of the class A preferred stock on March 5, 2003, we will not issue shares of class C preferred stock.

Series D Preferred Stock

      The series D preferred stock ranks equally with the series E preferred stock and the zero coupon convertible preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our series D preferred stock have a liquidation preference of $1,000 per share. Dividends on the series D preferred stock accrue at an annual rate of 13% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series D preferred stock is mandatorily redeemable on July 15, 2009 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series D preferred stock, in whole but not in part, into subordinated debentures.

Series E Preferred Stock

      The series E preferred stock ranks equally with the series D preferred stock and the zero coupon convertible preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our series E exchangeable preferred stock have a liquidation preference of $1,000 per share. Dividends on the series E preferred stock accrue at an annual rate of 11.125% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series E preferred stock is mandatorily redeemable on February 15, 2010 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series E preferred stock, in whole but not in part, into subordinated debentures.

Zero Coupon Convertible Preferred Stock Due 2013

      The zero coupon convertible preferred stock ranks equally with the series D preferred stock and the series E preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our zero coupon convertible preferred stock have a liquidation preference of $1,000 per share at maturity. The zero coupon convertible preferred stock had an initial liquidation preference of $253.675 per share. No dividends will be payable with respect to the zero coupon convertible preferred stock; however, the liquidation preference will accrete from the issuance date at an annual rate of 9.25% compounded quarterly. The zero coupon convertible preferred stock is convertible at the option of the holders prior to redemption or maturity into our class A common stock at a conversion rate of 19.4882 shares of our class A common stock for each share of zero coupon convertible preferred stock, subject to adjustment upon the occurrence of specified events. We may choose to redeem some or all of the preferred stock starting December 23, 2005, and the preferred stock may be tendered by the holders for acquisition by us on December 23, 2005 and 2008. The zero coupon convertible preferred stock is mandatorily redeemable on December 23, 2013 at the fully accreted liquidation preference of $1,000 per share. We may elect, subject to the satisfaction of specified requirements, to pay any redemption or tender price with our class A common stock.

Common Stock

      Our certificate of incorporation authorizes the issuance of 2,160,000,000 shares of common stock, par value $0.001 per share, of which 2,060,000,000 shares have been designated as class A common stock, referred to as the common stock, and 100,000,000 shares have been designated as class B nonvoting common stock, referred to as the nonvoting common stock.

      We may issue, from time to time, shares of our common stock and nonvoting common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our certificate of incorporation, by-laws and the applicable prospectus supplement. You should read our certificate of incorporation, our by-laws and the applicable prospectus supplement. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Voting

      Except as required by law with respect to shares of each of our class A preferred stock, class B preferred stock and class C preferred stock, and except with respect to matters as to which shares of a class or series of preferred stock vote separately as a class, the holders of the common stock are entitled to one vote per share on all matters to be voted on by our stockholders. The holders of the nonvoting common stock have no right to vote on any matters to be voted on by the stockholders, except as follows and as otherwise required by law. The holders of the nonvoting common stock do have the right to vote as a separate class, with each share having one vote, on:

•	any merger, consolidation, reorganization or reclassification of our company or our shares of capital stock;

•	any amendment to our certificate of incorporation; or

•	any liquidation, dissolution or winding up of our company;

(each of these events being a “Class B Fundamental Change”) in which shares of the nonvoting common stock would be treated differently than shares of the common stock, other than a Class B Fundamental Change in which the only difference in the treatment is that the holders of the common stock would be entitled to receive equity securities with full voting rights and the holders of the nonvoting common stock would be entitled to receive equity securities which have voting rights substantially identical to the voting rights of the nonvoting common stock and are convertible in connection with any Voting Conversion Event, as defined below, on a share for share basis, into the voting securities to which the holders of the common stock are entitled. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends

      Subject to the declaration and payment of dividends on our preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of the preferred stock has been complied with, our board of directors may declare and pay dividends on the common stock and the nonvoting common stock, payable in cash or other consideration, out of funds legally available. If dividends are declared on the common stock that are payable in shares of common stock, then dividends payable at the same rate in shares of nonvoting common stock must be declared on any outstanding shares of nonvoting common stock.

      We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

Liquidation, Subdivision or Combination

      In the event of any liquidation, dissolution or winding up of our company or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to the holders of the then outstanding preferred stock of the full preferential amounts to which they are entitled, would be divided and distributed among the holders of the common stock and nonvoting common stock ratably. In no event will either common stock or nonvoting common stock be split, divided or combined unless the other is proportionately split, divided or combined.

Convertibility of Nonvoting Common Stock into Common Stock

      Upon the actual or expected occurrence of any Voting Conversion Event, as defined below, each share of nonvoting common stock which is being or has been distributed, disposed of or sold, or is expected to be distributed, disposed of or sold, in connection with that Voting Conversion Event will be convertible at the option of the holder into one fully paid and nonassessable share of common stock. If any shares of nonvoting common stock are converted into shares of common stock in connection with a Voting Conversion Event, however, and any of those shares of common stock are not actually distributed, disposed of or sold according to the Voting Conversion Event, those shares of common stock that are not distributed, disposed of or sold will be promptly converted back into the same number of shares of nonvoting common stock.

      A “Voting Conversion Event” means:

•	any public offering or public sale of our securities, including a public offering registered under the Securities Act of 1933 and a public sale under Rule 144 of the Securities and Exchange Commission or any similar rule then in force;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would in the aggregate own or control securities that possess in the aggregate the ordinary voting power to elect a majority of our board of directors, provided that the sale has been approved by our board of directors or any authorized committee;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons in the aggregate would own or control securities, excluding any nonvoting common stock being converted and disposed of in connection with the Voting Conversion Event, that possess in the aggregate the ordinary voting power to elect a majority of our board of directors;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent of the outstanding securities of any class of our voting securities; and

•	any distribution, disposition or sale of any of our securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, in connection with a merger, consolidation or similar transaction if, after that transaction, that person or group of persons will own or control securities that constitute in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors, provided that the transaction has been approved by our board of directors or any authorized committee.

Transfer Agent and Registrar

      EquiServe Trust Company, N.A. acts as transfer agent and registrar for the common stock.

Relevant Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law

      Our certificate of incorporation and our by-laws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control of our company, we believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description below is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our by-laws.

Board of Directors

      Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal as possible and with the term of each class expiring in a different year. Our by-laws provide that our board of directors will consist of one or more members, and that the number of directors will be determined by resolution of our board of directors or by the stockholders at their annual meeting or a special meeting. We are a party to an agreement with one of our stockholders that entitles the stockholder to name specified nominees to be elected to our board of directors. Our board of directors currently consists of eleven directors. Subject to any rights of holders of preferred stock, a majority of our board of directors then in office has the sole authority to fill any vacancies on our board of directors. Under Delaware law, stockholders may remove members of a classified board only for cause.

Stockholder Actions and Special Meetings

      Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent instead of a meeting. Our by-laws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders may be called only by our president, at the request of a majority of our board of directors or at the request of stockholders owning a majority of our entire capital stock issued and outstanding and entitled to vote.

Anti-Takeover Statute

      Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers. Subject to specified exceptions listed in this statute, Section 203 of the Delaware General Corporation Law provides that a corporation may not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding specified shares; or

•	on or after that date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

      Except as specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the relevant date; and

•	the affiliate and associate of the above.

      Under specific circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of our directors then in office approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Additional Authorized Shares of Capital Stock

      The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

DESCRIPTION OF WARRANTS

      We may issue, either separately or together with other securities, warrants for the purchase of any of the other types of securities that we may sell under this prospectus.

      The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all to be set forth in the applicable prospectus supplement relating to any or all warrants in respect of which this prospectus is being delivered. Copies of the form of agreement for each warrant, which we refer to collectively as “warrant agreements,” including the forms of certificates representing the warrants, which we refer to collectively as “warrant certificates,” and reflecting the provisions to be included in such agreements that will be entered into with respect to the particular offerings of each type of warrant, will be filed as exhibits to the registration statement of which this prospectus forms a part or as exhibits to documents which will be incorporated by reference in this prospectus.

      The following description sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. The particular terms of the warrants to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the warrants so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the warrants, warrant agreements or warrant certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superceded by that prospectus supplement.

      The following summary of certain provisions of the warrants, warrant agreements and warrant certificates does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all of the provisions of the warrant agreements, warrant certificates and the applicable prospectus supplement.

General

      The prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered as well as the related warrant agreement and warrant certificates, including the following, where applicable:

•	the principal amount of, or the number of securities, as the case may be, purchasable upon exercise of each warrant and the initial price at which the principal amount or number of securities, as the case may be, may be purchased upon such exercise;

•	the designation and terms of the securities, if other than common stock, purchasable upon exercise thereof and of any securities, if other than common stock, with which the warrants are issued;

•	the procedures and conditions relating to the exercise of the warrants;

•	the date, if any, on and after which the warrants, and any securities with which the warrants are issued, will be separately transferable;

•	the offering price, if any, of the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	a discussion of any special United States federal income tax considerations applicable to the exercise of the warrants;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form and, if registered, where they may be transferred and registered;

•	call provisions, if any, of the warrants;

•	antidilution provisions, if any, of the warrants; and

•	any other material terms of the warrants.

Exercise of Warrants

      Each warrant will entitle the holder to purchase for cash that principal amount of or number of securities, as the case may be, at the exercise price set forth in, or to be determined as set forth in, the applicable prospectus supplement relating to the warrants. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement at any time up to 5:00 p.m., New York City time, on the expiration date set forth in the applicable prospectus supplement. After 5:00 p.m., New York City time, on the expiration date, unexercised warrants will become void. Upon receipt of payment and the warrant certificate properly completed and duly executed, we will, as soon as practicable, issue the securities purchasable upon exercise of the warrant. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

No Rights of Security Holder Prior to Exercise

      Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon the exercise of the warrants, and will not be entitled to:

•	in the case of warrants to purchase debt securities, payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise; or

•	in the case of warrants to purchase equity securities, the right to vote or to receive dividend payments or similar distributions on the securities purchasable upon exercise.

Exchange of Warrant Certificates

      Warrant certificates will be exchangeable for new warrant certificates of different denominations at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND RELATED GUARANTEES

      We may offer one or more series of trust preferred securities either separately or together with, or upon the conversion of or in exchange for, other securities. The trust preferred securities will be issued by one of the Nextel Capital Trusts under the terms of an amended and restated trust agreement, referred to as the amended trust agreement. Each amended trust agreement will be qualified as an indenture under the Trust Indenture Act. The property trustee of each trust will act as trustee for the trust preferred securities under each amended trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. Each trust may issue only one series of trust preferred securities and one series of trust common securities. All of the trust common securities of each trust will be owned directly or indirectly by us. We will enter into a guarantee with respect to each series of trust preferred securities under which we will irrevocably and unconditionally agree to make certain payments to the holders of that series of trust preferred securities, subject to applicable subordination provisions, except that the guarantee will only apply when the trust has sufficient funds legally and immediately available to make those payments but has not made them.

      The proceeds from the sale of a series of trust preferred securities and any trust common securities will be used by the trust to purchase a specific series of our junior subordinated debt securities. The payment terms of the junior subordinated debt securities will mirror the terms of that series of trust preferred securities. Each series of junior subordinated debt securities will be issued under our subordinated debt securities indenture. If we issue junior subordinated debt securities, the features of the junior subordinated debt securities will be described in the applicable prospectus supplement. Except as described in an applicable prospectus supplement, the features of the junior subordinated debt securities will include the terms summarized below under “— Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts.”

      The series of junior subordinated debt securities purchased with the proceeds from the sale of a series of trust preferred securities and trust common securities by a trust, along with its rights under the amended trust agreement and other agreements described in this section, will be the sole assets of the trust, and our payments under the series of junior subordinated debt securities and the agreement as to expenses and liabilities between us and the trust will be the sole revenue of the trust. If we fail to make a payment on the series of junior subordinated debt securities issued to the property trustee, the trust will not have sufficient funds to make related payments, including distributions, on the series of trust preferred securities.

      Our guarantee, when taken together with our obligations under the junior subordinated debt securities, the related indenture and the amended trust agreement, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

      This section summarizes selected provisions of the amended trust agreement, the trust preferred securities and the related guarantees that we may offer. The applicable prospectus supplement relating to any particular trust preferred securities will describe the specific terms of that series, which may be in addition to or different from the general terms summarized in this section. If any particular terms of the trust preferred securities described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. The following summary and any description of the trust preferred securities contained in an applicable prospectus supplement do not describe every aspect of the amended trust agreement, the trust preferred securities and related guarantees. When evaluating the trust preferred securities, you also should refer to all provisions of the amended trust agreement, guarantee agreement, subordinated debt securities indenture, agreement as to expenses and liabilities and certificate evidencing the trust preferred securities, the forms of which have been filed as exhibits to the registration statement of which this prospectus is a part. To obtain a copy of these documents, see “Where You Can Find More Information” in this prospectus. When we refer to “Nextel,” “we,” “us” or “our” in this section or when we otherwise refer to ourselves in this section, we mean Nextel Communications, Inc., excluding, unless otherwise expressly stated or the context requires, our subsidiaries. References to “trust securities” below include trust preferred securities and trust common securities (all of which trust common securities, with respect to any trust, will be directly or indirectly owned by us), collectively.

General

      The applicable prospectus supplement relating to any series of trust preferred securities will describe the terms of the trust preferred securities, including, where applicable, the following:

•	the title of the trust preferred securities;

•	the liquidation amount and number of trust preferred securities issued;

•	any limit on the aggregate liquidation amount of the trust preferred securities;

•	whether the trust preferred securities may be represented initially by a trust preferred security in temporary or permanent global form and, if so, the initial depositary with respect to the temporary or permanent global debt security and whether (and the circumstances under which) beneficial owners of interests in any temporary or permanent global debt security may exchange those interests for trust preferred securities of like tenor and of any authorized form and denomination;

•	the price or prices at which the trust preferred securities will be issued;

•	the annual distribution rate or rates on the trust preferred securities or the method or methods, if any, used to calculate those rates, the payment date or dates and the record dates used to determine the holders who are to receive distributions;

•	the date or dates from which distributions on the trust preferred securities will be cumulative or the method or methods, if any, used to determine those dates;

•	the person to whom any distributions will be payable on any trust preferred securities, if other than the person in whose name the security is registered at the close of business on the regular record dates for such distributions;

•	the place or places where and the manner in which the distributions of and payments in redemption of the trust preferred securities will be payable, where the trust preferred securities of the series may be presented for transfer and, if applicable, conversion or exchange, and where notices and demands in respect of the trust preferred securities may be served on us;

•	the period or periods within which, the price or prices at which, and the terms and conditions upon which, the trust preferred securities may be redeemed, in whole or in part, at our option;

•	whether the trust preferred securities are convertible or exchangeable into our common stock or other securities and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	the terms and conditions, if any, upon which the junior subordinated debt securities issued to the trust and the related guarantee may be distributed to holders of those trust preferred securities and trust common securities;

•	any securities exchange on which the trust preferred securities will be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of the trust preferred securities.

      The interest rate and interest and other payment dates of each series of junior subordinated debt securities issued to a trust will correspond to the rate at which distributions will be paid and the distribution and other payment dates of the trust preferred securities of that trust. Holders of trust preferred securities will have no preemptive or similar rights.

Distributions

      Distributions on the trust preferred securities will be made on the dates payable to the extent that the trust has funds available for the payment of distributions in the trust’s property account. The trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent described below under “— Description of the Guarantees.”

      Distributions on the trust preferred securities will be payable to the holders named on the securities register of the trust at the close of business on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day prior to the relevant payment dates. Distributions will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debt securities issued to the trust in the property account for the benefit of the holders of the trust securities. In the event that the trust preferred securities do not continue to remain in book-entry form only, the administrative trustees will have the right to select relevant record dates, which will be at least 15 days prior to the relevant payment dates. In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on that date will be made on the next succeeding day which is a business day and without any interest or other payment in respect of that delay, except that, if that business day is in the next succeeding calendar year, the payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on the payment date.

Deferral of Distributions

      To the extent provided in the applicable prospectus supplement relating to any junior subordinated debt securities issued to a trust, we will have the right under the terms of the junior subordinated debt securities to defer payments of interest on the junior subordinated debt securities by extending the interest payment period from time to time on the junior subordinated debt securities. As a consequence of our extension of the interest payment period on the junior subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. During the period in which distribution on trust preferred securities are deferred, additional distributions will accumulate on those trust preferred securities at a rate stated in the applicable prospectus supplement. Also, the terms of any junior subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Redemption

      The trust preferred securities will be redeemed upon the maturity of the junior subordinated debt securities issued to the trust or to the extent the junior subordinated debt securities are redeemed prior to maturity. The junior subordinated debt securities will mature on the date specified in the applicable prospectus supplement. The junior subordinated debt securities may be redeemed at our option, to the extent specified in the applicable prospectus supplement, and also may be redeemed at any time, in whole although not in part, upon the occurrence of a tax event or an investment company event as described below under “— Special Event Redemption.”

      Upon maturity of the junior subordinated debt securities issued to the trust, the proceeds of their repayment simultaneously will be applied to redeem all outstanding trust preferred securities at the redemption price. Upon the redemption of the junior subordinated debt securities, the trust will use the cash it receives upon redemption to redeem trust securities having an aggregate principal amount equal to the aggregate principal amount of the junior subordinated debt securities so redeemed at the redemption price. Before such redemption, holders of trust securities will be given not less than 30 nor more than 60 days’ notice. In the event that fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

Special Event Redemption

      Upon the occurrence of a tax event or an investment company act event, we will have the option to redeem the junior subordinated debt securities in whole but not in part (and thus cause the redemption of the trust preferred securities).

      A tax event means that the trust has received an opinion of tax counsel to the effect that, as a result of any amendment to, change or announced prospective change in, the laws or regulations of the United States or any of its political subdivisions or taxing authorities, or any official administrative written decision or pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the issue date, there is more than an insubstantial risk that:

•	the trust is or will, within 90 days of the date of such opinion, be subject to United States federal income tax with respect to income accrued or received on the junior subordinated debt securities issued to a trust;

•	interest payable to the trust on the junior subordinated debt securities is not or will not, within 90 days of the date of such opinion, be deductible, in whole or in part, by us for United States federal income tax purposes; or

•	the trust is or will, within 90 days of the date of such opinion, be subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      An investment company event means that the trust has received an opinion of counsel to the effect that, as a result of an amendment to or change in the applicable laws or regulations, or written change in interpretation or application of these laws or regulations by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an investment company required to be registered under the Investment Company Act of 1940.

Redemption Procedures

      A trust may not redeem fewer than all of the outstanding trust securities unless all accumulated and unpaid distributions have been paid on all trust securities for all distribution periods terminating on or prior to the date of redemption. If fewer than all of the outstanding trust securities are to be redeemed, the trust securities will be redeemed proportionately.

      If (a) a trust gives a notice of redemption of trust securities and (b) we have paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debt securities issued to the trust, then on or before the redemption date, the property trustee will deposit with the paying agent funds sufficient to pay the applicable redemption price. Upon surrender of the trust securities to the paying agent, the holders of the trust securities will be paid the applicable redemption price plus accumulated distributions to the redemption date.

      Once notice of redemption is given, distributions will cease to accumulate and all rights of holders of trust preferred securities called for redemption will cease, except the right of the holders to receive the redemption price plus any accumulated and unpaid distributions. If any redemption date is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day, without any interest or other payment in respect of any such delay. However, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

      We or our subsidiaries may, at any time, and from time to time, purchase outstanding trust securities by tender, in the open market or by private agreement.

Dissolution

      Each amended trust agreement will state that the trust will be dissolved upon the first to occur of any of the following events:

•	the automatic dissolution of the trust at the expiration of its term;

•	our bankruptcy or the filing of a certificate of dissolution or its equivalent with respect to us;

•	the delivery to the property trustee by us at any time of our written election to dissolve the trust and direction to the property trustee to distribute the junior subordinated debt securities to securityholders;

•	payment at maturity or redemption of all of the junior subordinated debt securities and the consequent payment of the trust securities;

•	entry of a court order for the dissolution of the trust; or

•	if prior to the issuance of the trust securities, when we and the administrative trustees have elected in writing to dissolve the trust.

      In the event of a dissolution, after the trust pays all amounts owed to creditors as provided by applicable law, the holders of the trust securities will be entitled to receive, depending on the circumstances of the dissolution, either:

•	junior subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities in a total principal amount equal to the total liquidation amount of the trust securities; or

•	cash equal to the total liquidation amount of each trust security specified in the applicable prospectus supplement, plus accumulated and unpaid distributions to the date of payment.

      If the trust cannot pay the full amount due on its trust securities because insufficient assets are available for payment, then the amounts payable by the trust on its trust securities will be paid proportionately. However, if an event of default under the related subordinated debt securities indenture occurs, the total amounts due on the trust preferred securities will be paid before any distribution on the trust common securities.

      We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust, if any, cause the distribution of subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. This right is optional and wholly within our discretion.

Trust Events of Default

      Unless otherwise specified with respect to a series of trust preferred securities, under each amended trust agreement, the following events will constitute a trust event of default with respect to any series of trust preferred securities:

•	the occurrence of an event of default under the subordinated debt securities indenture (see “Description of Debt Securities — Events of Default”);

•	default by the trust in the payment when due of any distribution with respect to that series of trust preferred securities, and continuation of the default for a period of 30 days; or

•	default by the trust when due in the payment of the redemption price of that series of trust preferred securities.

      Upon the occurrence of a trust event of default, the property trustee will have the right under the subordinated debt securities indenture to declare the principal of, interest on and premium, if any, on the junior subordinated debt securities issued to the trust to be immediately due and payable.

      If a property trustee fails to enforce its rights under the amended trust agreement or the subordinated debt securities indenture to the fullest extent permitted by law and, subject to the terms of the amended trust agreement and the subordinated debt securities indenture, any holder of trust securities may sue us, or seek other remedies, to enforce the property trustee’s rights under the amended trust agreement or the subordinated debt securities indenture without first instituting a legal proceeding against the property trustee or any other person. If a trust event of default occurs and is continuing as a result of our failure to pay the principal of, interest on or premium, if any, on the junior subordinated debt securities issued to the trust when payable, then a holder of the trust preferred securities may directly sue us or seek other remedies to collect its proportionate share of payments owed.

Merger, Consolidation and Sale of Assets

      A trust may not consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity (each, a merger event), except as described above under “— Dissolution,” as described above or as described in the applicable prospectus supplement. A trust may, at our request and with the consent of a majority of its administrative trustees (but without the consent of the holders of its trust securities, the Delaware trustee or the property trustee), consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, another trust, provided that:

•	the successor entity either (a) assumes all of the obligations of the trust relating to its trust securities or (b) substitutes other securities for the trust preferred securities that are substantially similar to the trust preferred securities, so long as the successor securities rank the same as the trust preferred securities for distributions and payments;

•	we appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust, as the holder of the junior subordinated debt securities issued to the trust;

•	the trust preferred securities are listed, or any successor securities will be listed upon notice of issuance, on the same securities exchange or other organization that the trust preferred securities are then listed;

•	the merger event does not cause the trust preferred securities or successor securities to be downgraded by any nationally recognized rating agency;

•	the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger event, we have received an opinion of counsel stating that (a) the merger event does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities or any successor securities in any material way, other than with respect to any dilution of the holders’ interest in the new entity and (b) following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•	we guarantee the obligations of the successor entity under the successor securities in the same manner as in the guarantee.

      In addition, unless all of the holders of the trust preferred securities and trust common securities approve otherwise, the trust will not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties or assets substantially as an entirety to, any other entity or permit any other entity to consolidate, merge with or into, or replace it, if, in the opinion of counsel, the transaction would cause the trust or the successor entity to be classified other than as a grantor trust for United States federal income tax purposes.

Amendment of Amended Trust Agreement

      The amended trust agreement may be amended from time to time by us and the trustees with the consent of the holders of not less than a majority of the aggregate liquidation amount of the affected trust preferred securities then outstanding and upon receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption under the Investment Company Act.

      The amended trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the trust preferred securities, to:

•	cure any ambiguity, defect or inconsistency or add to our covenants, restrictions or other obligations;

•	ensure the applicable trust’s classification as a grantor trust for United States federal income tax purposes and conform to any change in the Investment Company Act, the Trust Indenture Act or the rules and regulations under either law, so long as the amendment does not adversely affect in any material respect the interests of any holder of trust preferred securities; and

•	modify, eliminate or add to any provisions of an amended trust agreement to the extent necessary to ensure that the applicable trust will not be required to register as an investment company under the Investment Company Act, so long as the amendment does not adversely affect in any material respect the interests of any holder of trust preferred securities.

      Notwithstanding the foregoing, without the consent of each affected holder of trust securities, the amended trust agreement may not be amended to:

•	change the amount or timing of any distribution of the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities on a specified date;

•	restrict the right of a holder of trust securities to institute suit for the enforcement of payment of the distribution on or after the specified date; or

•	change the consent required to amend the amended trust agreement.

Voting Rights

      The holders of trust securities have no voting rights except as discussed under “— Merger, Consolidation and Sale of Assets” above and “— Description of the Guarantees” below and as otherwise required by law and the amended trust agreement.

      The holders of a majority of the total liquidation amount of the trust preferred securities have the right to:

•	direct the time, method and place of conducting any proceeding for any remedy available to the property trustee; or

•	direct the exercise of any trust or power conferred upon the property trustee under the amended trust agreement, including the right to direct the property trustee, as the holder of the junior subordinated debt securities issued to the trust, to

—	exercise the remedies available under the subordinated debt securities indenture with respect to the junior subordinated debt securities;

—	consent to any amendment or modification of the subordinated debt securities indenture if consent is required with respect to the junior subordinated debt securities; or

—	waive any past event of default under the subordinated debt securities indenture that is waivable.

Before taking any of the foregoing actions, the property trustee must obtain an opinion of counsel stating that, as a result of that action, the trust will continue to be classified as a grantor trust for United States federal income tax purposes.

      If a vote by the holders of trust preferred securities is taken or a consent is obtained, any trust preferred securities owned by us or our affiliates will, for purposes of the vote or consent, be treated as if they were not outstanding, which will have the following consequences:

•	we and our affiliates will not be able to vote on or consent to matters requiring the vote or consent of holders of trust preferred securities; and

•	any trust preferred securities owned by us or our affiliates will not be counted in determining whether the required percentage of votes or consents has been obtained.

Information Concerning the Property Trustee

      The property trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The property trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the property trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The property trustee, other than during the occurrence and continuance of a trust event of default, undertakes to perform only the duties that are specifically described in the amended trust agreement and, upon a trust event of default, must use the same degree of care and skill as a prudent person would exercise or use in the conduct of its own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers given it by the applicable amended trust agreement at the request of any holder of trust preferred securities unless it is offered security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur.

Applicable Law

      The amended trust agreements and the trust preferred securities will be governed by and construed in accordance with the laws of the State of Delaware.

Miscellaneous

      At or prior to the time that any of the trusts issues trust preferred securities, three administrative trustees will be appointed for such trust. The administrative trustees may be officers or employees of ours or entities affiliated with us. The administrative trustees will be authorized and directed to conduct the affairs of and, among other things, to operate the trust in a way that, (a) will not cause it to be deemed to be an investment company required to be registered under the Investment Company Act; or (b) will cause it to be classified as a grantor trust for United States federal income tax purposes; and will cause the junior subordinated debt securities it holds to be treated as our indebtedness for United States federal income tax purposes.

      The administrative trustees will be authorized to take any action, so long as it is consistent with applicable law, the certificate of trust and the amended trust agreement, that they determine to be necessary or desirable for those purposes.

Description of the Guarantees

      We will execute a guarantee for the benefit of the holders of each series of trust preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. The applicable prospectus supplement with respect to the trust preferred securities will identify the guarantee trustee. The terms of the guarantee will be those set forth in the guarantee and those made part of the guarantee by the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates.

General

      We will irrevocably and unconditionally agree under each guarantee to pay the guarantee payments that are set forth below, to the extent specified in that guarantee, to the holders of the trust preferred securities to which the guarantee relates, to the extent that the guarantee payments are not paid by or on behalf of the related trust. We are required to pay the guarantee payments to the extent specified in the relevant guarantee regardless of any defense, right of set-off or counterclaim that we may have or may assert against any person.

      The following payments and distributions on the trust preferred securities of a trust are guarantee payments:

•	any accrued and unpaid distributions required to be paid on the trust preferred securities of the trust, but only to the extent that the trust has funds legally and immediately available for those distributions;

•	the redemption price for any trust preferred securities that the trust calls for redemption, including all accrued and unpaid distributions to the redemption date, but only to the extent that the trust has funds legally and immediately available for the payment; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust securities of the trust or the redemption of all the trust preferred securities of the trust, the lesser of:

—	the sum of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities of the trust to the payment date, to the extent that the trust has funds legally and immediately available for the payment; and

—	the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities of the trust in liquidation of the trust.

      We may satisfy our obligation to make a guarantee payment by making that payment directly to the holders of the related trust preferred securities or by causing the trust to make the payment to those holders.

      Each guarantee will be a full and unconditional guarantee, subject to certain subordination provisions of the guarantee payments, with respect to the related trust preferred securities from the time of issuance of those trust preferred securities, except that the guarantee will only apply to the payment of distributions and other payments on the trust preferred securities when the trust has sufficient funds legally and immediately available to make those distributions or other payments.

      If we do not make the required payments on the junior subordinated debt securities that the property trustee holds under a trust, that trust will not make the related payments on its trust preferred securities.

Subordination

      Our obligations under each guarantee will be unsecured obligations of ours. Those obligations will rank subordinate and junior in right of payment to all of our other liabilities and senior to our common stock. The applicable prospectus supplement will describe the ranking of our obligations under each guarantee in relation to all series of preferred stock then outstanding and in relation to any class or series of preferred stock that may be issued in the future.

      Each guarantee will be a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us, as guarantor, to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity.

      The terms of the trust preferred securities will provide that each holder of the trust preferred securities, by accepting those trust preferred securities, agrees to the subordination provisions and other terms of the related guarantee.

Amendments and Assignment

      We may amend the guarantee without the consent of any holder of the trust preferred securities to which the guarantee relates if the amendment does not materially adversely affect the rights of those holders. We may otherwise amend the guarantee with the approval of the holders of at least a majority in liquidation amount of the trust preferred securities to which the guarantee relates. No amendment of a guarantee that affects the rights, duties or immunities of the guarantee trustee will be binding on it without its prior written consent to the amendment. Except as otherwise set forth in an applicable prospectus supplement, we may assign our obligations under the guarantee only in connection with a merger, consolidation or sale of assets permitted under the subordinated debt securities indenture. All guarantees and agreements contained in each guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the guarantee trustee, any successor trustee and the holders of the related trust preferred securities then outstanding.

Termination

      The guarantee will terminate and be of no further effect when:

•	the redemption price of the trust preferred securities to which it relates is fully paid;

•	we distribute the related junior subordinated debt securities to the holders of those trust preferred securities; or

•	the amounts payable upon liquidation of the related trust are fully paid.

      Each guarantee will remain in effect or will be reinstated if at any time any holder of the related trust preferred securities must restore payment of any sums paid to that holder with respect to those trust preferred securities or under that guarantee.

Events of Default

      An event of default will occur under any guarantee if we fail to perform any of our payment obligations under the guarantee. The holders of a majority in liquidation amount of the trust preferred securities of any series may waive any past event of default and its consequences on behalf of all of the holders of the trust preferred securities of that series. The guarantee trustee is entitled to enforce the guarantee for the benefit of the holders of the trust preferred securities of a series if an event of default occurs under the related guarantee.

      The holders of a majority in liquidation amount of the trust preferred securities to which a guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee with respect to that guarantee or to direct the exercise of any trust or power that the guarantee trustee holds under that guarantee. Any holder of the related trust preferred securities may institute a legal proceeding directly against us to enforce that holder’s rights under the guarantee without first instituting a legal proceeding against the guarantee trustee or any other person or entity.

Information Concerning the Guarantee Trustee

      The guarantee trustee and/or one or more of its affiliates may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates. The guarantee trustee will be permitted to engage in other transactions with us and/or our subsidiaries and affiliates; however, if the guarantee trustee acquires any conflicting interest, as defined in the Trust Indenture Act, it must eliminate the conflict or resign.

      The guarantee trustee will perform only those duties that are specifically set forth in each guarantee unless an event of default under the guarantee known to the guarantee trustee occurs and is continuing. In case an event of default known to the guarantee trustee occurs and is continuing, the guarantee trustee will exercise the same degree of care as a prudent person would exercise in the conduct of its own affairs. Subject to those provisions, the guarantee trustee is under no obligation to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Applicable Law

      The guarantees will be governed by and construed in accordance with the laws of the State of New York.

Agreement as to Expenses and Liabilities

      We will enter into an agreement as to expenses and liabilities in connection with each amended trust agreement which will provide that we will, with certain exceptions, irrevocably and unconditionally guarantee the full payment of any indebtedness, expenses or liabilities of the related trust to each person or entity to whom that trust becomes indebted or liable. The exceptions are the obligations of the trust to pay to the holders of the related trust preferred securities or other similar interests in the trust the amounts due to the holders under the terms of those trust preferred securities or those similar interests.

Description of Certain Terms of Junior Subordinated Debt Securities to be Issued to the Trusts

General

      The junior subordinated debt securities, which each trust that issues trust preferred securities will hold as trust assets, will be issued under the subordinated debt securities indenture relating to that series of junior subordinated debt securities. If we issue junior subordinated debt securities, the features of the junior subordinated debt securities will be described in the applicable prospectus supplement. Except as described in the applicable prospectus supplement, the features of the junior subordinated debt securities will include the terms summarized below.

      Junior subordinated debt securities will be issued in a principal amount equal to the aggregate stated liquidation amount of trust preferred securities plus our investment in trust common securities. The entire principal amount of the junior subordinated debt securities held by each trust will mature and become due and payable, together with any accrued and unpaid interest thereon, on the date set forth in the applicable prospectus supplement.

      If distributed to the holders of trust preferred securities upon dissolution of a trust, junior subordinated debt securities represented by a paper certificate may be presented for exchange or transfer at the office of the relevant registrar. Holders will not have to pay any service charge for any registration of transfer or exchange of their certificates, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such registration of transfer.

Subordination

      The junior subordinated debt securities will rank subordinated and junior in right of payment, to the extent described in the applicable prospectus supplement and as set forth in the subordinated debt securities indenture, to all of our senior indebtedness. The definition of senior indebtedness that applies to the junior subordinated debt securities will be set forth in the applicable prospectus supplement and, except as described in the applicable prospectus supplement, will include all principal, premium, if any, and interest in respect of subordinated debt securities issued under the subordinated debt securities indenture, except for any series of subordinated debt securities that by its terms is subordinated to, or ranks on an equal basis with, the junior subordinated debt securities.

      The subordinated debt securities indenture does not limit the amount of senior indebtedness that we may issue.

Optional Redemption

      Unless otherwise indicated in the applicable prospectus supplement, we will have the right to redeem the junior subordinated debt securities, in whole or in part, from time to time, on or after the applicable redemption date at the applicable redemption price, together with interest, upon not less than 30 days’ nor more than 60 days’ notice.

Deferral of Interest Payments on Junior Subordinated Debt Securities

      We can defer interest payments by extending the interest payment period for the number of consecutive extension periods specified in the applicable prospectus supplement. Other details regarding the extension period will also be specified in the applicable prospectus supplement. No extension period may extend beyond the maturity of the junior subordinated debt securities. Special considerations, including

United States federal income tax consequences, applicable to the extension of interest payment dates will be described in the applicable prospectus supplement.

Certain Covenants

      The subordinated debt securities indenture, as it applies to any junior subordinated debt securities, will require us to:

•	maintain 100% direct or indirect ownership of the trust common securities of any trust to which the junior subordinated debt securities have been issued while the junior subordinated debt securities remain outstanding; and

•	pay to any trust to which the junior subordinated debt securities have been issued any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority on that trust, so that the net amounts received and retained by that trust (after paying any taxes, duties, assessments or other governmental charges) will be not less than the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed.

      If there has occurred any event of default, then we may not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of interest, principal or premium on, or repay, repurchase or redeem any, debt securities (including guarantees other than the trust guarantee) issued by us which rank pari passu with or junior to the junior subordinated debt securities.

      The preceding sentence, however, shall not restrict:

•	dividends or distributions paid in shares of common stock or additional shares of preferred stock;

•	dividend or other mandatory payments, including mandatory repurchases, on or in respect of any class or series of our preferred stock that is outstanding at the time of the occurrence of such event of default;

•	payments to a trust holding securities of the same series under a guarantee;

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, consultants or advisors;

•	the purchase of fractional interests in shares of capital stock pursuant to the conversion or exchange provision of the capital stock or the security being converted or exchanged; or

•	such other dividends, distributions or payments as may be specified in an applicable prospectus supplement.

      The subordinated debt securities indenture will provide that, with respect to any junior subordinated debt securities, we will not consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to another person unless, among other things:

•	either (a) we are the continuing corporation or (b) the successor corporation, if other than us, expressly assumes the obligations evidenced by the junior subordinated debt securities issued pursuant to the subordinated debt securities indenture and our obligations under the trust guarantees; and

•	the transaction is permitted under the relevant amended trust agreement and guarantee and does not give rise to any breach or violation of such trust agreement or guarantee.

Modification of the Subordinated Indenture

      If we and the trustee propose a modification of the subordinated debt securities indenture or the rights of the holders of a series of junior subordinated debt securities that requires the consent of the holders of the series and the modification relates to a series of junior subordinated debt securities held by or on behalf of a Nextel Capital Trust, then:

•	if the consent of a majority in aggregate principal amount of junior subordinated debt securities is required, the modification will not be effective until the holders of a majority in liquidation amount of trust securities issued by the affected trust have consented to the modification; and

•	if the consent of each outstanding junior subordinated debt security is required, the modification will not be effective until each holder of the trust securities of the affected trust has consented to the modification.

However, the holders of the trust common securities can vote to provide the foregoing consent only after all events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated and after the property trustee has obtained an opinion from tax counsel that the corresponding trust will not fail to be classified as a grantor trust for United States federal income tax purposes, as provided in the amended trust agreement.

Additional Events of Default

      In addition to the events of default described under “Description of Debt Securities — Events of Default,” the voluntary or involuntary dissolution, winding up or termination of a Nextel Capital Trust will be an additional event of default regarding any series of junior subordinated debt securities held as trust assets, unless the dissolution, winding up or termination is in connection with:

•	the distribution of junior subordinated debt securities to holders of trust securities in liquidation of a trust;

•	the redemption of all outstanding trust securities of such trust; or

•	certain mergers or consolidations permitted by the amended trust agreement.

      Holders of a majority in principal amount of junior subordinated debt securities of any series or the majority in liquidation amount of the trust preferred securities of a trust or of the trust common securities of a trust may waive any past default with respect to such securities, except a default in payment of principal, premium or interest or a default in a covenant or provision which may not be modified or amended without the consent of each holder of a junior subordinated debt security of the affected series or the affected trust preferred securities or trust common securities. The holders of trust preferred securities in certain circumstances have the right to direct the property trustee to exercise its rights as holder of junior subordinated debt securities.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

      To the extent any action under the subordinated debt securities indenture as it relates to a series of junior subordinated debt securities is entitled to be taken by the holders of at least a specified percentage of junior subordinated debt securities, holders of the corresponding trust preferred securities may take any action if it is not taken by the property trustee of the related Nextel Capital Trust. Notwithstanding the foregoing, if an event of default has occurred and is continuing and is attributable either to:

•	our failure to pay the principal of, premium, if any, on or interest on the junior subordinated debt securities on the due date; or

•	our failure to deliver the required securities or other rights upon an appropriate conversion or exchange right election;

a holder of the related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or premium, if any, on or interest on the junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust preferred securities held by that holder or for enforcement of such conversion or exchange rights, as the case may be, which is referred to as a direct action. We may not amend the subordinated debt securities indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities outstanding. Notwithstanding any payments made to a holder of trust preferred securities by us in connection with a direct action, we shall remain obligated to pay the principal of and premium, if any, on and interest on the related junior subordinated debt securities, and we shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent of any payments made by us to that holder in any direct action.

      The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the related junior subordinated debt securities unless an event of default has occurred and is continuing under the applicable declaration of trust. See “—Trust Events of Default.”

Relationship Among the Trust Preferred Securities, the Guarantees and the Junior Subordinated Debt Securities Held by the Trust

      We will guarantee payments of distributions and redemption and liquidation payments due on the trust preferred securities to the extent the trust has funds available for the payments and to the extent described under “— Description of the Guarantees.” No single document executed by us in connection with the issuance of the trust preferred securities will provide for our full, irrevocable and unconditional guarantee of the trust preferred securities. It is only the combined operation of our obligations under the guarantee, the amended trust agreement and the subordinated debt securities indenture (as it relates to the junior subordinated debt securities) that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities.

      As long as we make payments of interest and other payments when due on the junior subordinated debt securities held by the trust, those payments will be sufficient to cover the payment of distributions and redemption and liquidation payments due on the trust preferred securities issued by the trust, primarily because:

•	the total principal amount of the junior subordinated debt securities will be equal to the sum of the total liquidation amount of the trust securities;

•	the interest rate and interest and other payment dates on the junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the trust securities;

•	we will pay for any and all costs, expenses and liabilities of the trust except its obligations under its trust preferred securities; and

•	each amended trust agreement will provide that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

      If and to the extent that we do not make payments of the junior subordinated debt securities, the trust will not have funds available to make payments of distributions or other amounts due on its trust preferred securities. In those circumstances, holders will not be able to rely upon the guarantee for payment of these amounts. Instead, holders may directly sue us or seek other remedies to collect their proportionate share of payments owed. If holders sue us to collect payment, then we will assume rights as a holder of trust preferred securities under the amended trust agreement to the extent we make a payment to holders in any such legal action.

DESCRIPTION OF PURCHASE CONTRACTS

      We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts.

      The prospectus supplement will describe, among other things, the material terms of any purchase contracts and of the securities being sold pursuant to such purchase contracts, any special United States federal income tax considerations applicable to the purchase contracts, and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF UNITS

      We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

      Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

      We and, in the case of trust preferred securities, a Nextel Capital Trust may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors through agents or dealers. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. We and, in the case of trust preferred securities, a Nextel Capital Trust also reserve the right to sell securities directly to investors on our own or its behalf in those jurisdictions where we are, or it is, authorized to do so.

      The distribution of securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We and, in the case of trust preferred securities, a Nextel Capital Trust also may, from time to time, authorize underwriters acting as our agents to offer and sell the securities upon the terms and conditions set forth in any prospectus supplement. In connection with the sale of the securities, underwriters may be deemed to have received compensation from us or a Nextel Capital Trust in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent.

      If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we or, in the case of trust preferred securities, a Nextel Capital Trust may sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

      Any underwriting compensation paid by us or by a Nextel Capital Trust to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in an applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters under the Securities Act of 1933, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Underwriters, dealers and agents may be entitled under agreements with us and, in the case of trust preferred securities, a Nextel Capital Trust to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, and to reimbursement by us and, in the case of trust preferred securities, a Nextel Capital Trust for certain expenses.

      Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

      If so indicated in an applicable prospectus supplement, we and/or a Nextel Capital Trust may authorize dealers acting as our or its agents to solicit offers by institutions to purchase the securities from us or it at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate principal amount or offering price of the securities sold pursuant to delayed delivery contracts will not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom delayed delivery contracts, when authorized, may be entered into include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to approval by us and/or a Nextel Capital Trust.

      The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or a Nextel Capital Trust. Any remarketing firm will be identified and the terms of its agreement, if any, with us and/or a Nextel Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed thereby. Remarketing firms may be entitled under agreements which may be entered into with us and/or a Nextel Capital Trust to indemnification by us and/or a Nextel Capital Trust against certain liabilities, including liabilities under the Securities Act of 1933.

      In connection with underwritten offerings of securities, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

•	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

•	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

•	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

      These transactions may be effected in the over-the-counter market or otherwise. Underwriters are not required to engage in any of these activities, or to continue the activities if commenced.

      One or more of the underwriters, dealers or agents, and/or one or more of their respective affiliates, may be a lender under our credit agreements and may provide other commercial banking, investment banking and other services to us and/or our subsidiaries and affiliates in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at http://www.sec.gov.

      This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

      Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

      We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	Current Reports on Form 8-K filed on January 8, 2003, on January 16, 2003, on February 14, 2003, on February 20, 2003, and on March 6, 2003;

•	Proxy statement, dated and filed with the Securities and Exchange Commission in definitive form on April 19, 2002, with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

•	The description of the common stock contained in the registration statement on Form 8-A dated January 16, 1992, including the information incorporated by reference into that registration statement from the registration statement on Form S-1, as amended, dated as of January 27, 1992.

      We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. This additional information is a part of this prospectus from the date of filing of those documents.

      We will make documents incorporated by reference available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001

Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, Telephone: (703) 433-4300. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

      Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York. Morris, James, Hitchens & Williams LLP, Wilmington, Delaware, as special Delaware counsel, will pass on certain matters of Delaware law for us with respect to the trust preferred securities.

EXPERTS

      The consolidated financial statements and financial statement schedules I and II of Nextel Communications, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated February 20, 2003, March 5, 2003 as to Notes 11, 13 and 15 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets”, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 138” “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of NII Holdings, Inc. and subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated March 7, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs referring to NII Holdings, Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code in 2002, the adoption of AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” in 2002, the adoption of Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” in 2000, the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” on January 1, 2002 and the adoption of Emerging Issues Task Force Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” on November 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. NEXTEL COMMUNICATIONS, INC. MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED MARCH 27, 2003

PROSPECTUS

NEXTEL COMMUNICATIONS, INC.

DIRECT STOCK PURCHASE PLAN

$500,000,000

        This prospectus relates to our Direct Stock Purchase Plan. The Plan is designed to provide investors with a convenient and economical way to purchase shares of our class A common stock, which we refer to as our common stock. Under the Plan, participants may:

•	Purchase their first shares of our common stock by making an initial cash investment of at least $1,000 and up to $10,000.

•	Purchase additional shares of our common stock by making optional cash investments at any time of at least $100 per payment and up to a maximum of $10,000 per month.

•	Make optional cash investments in excess of $10,000 per month, but only after submission of a written request for waiver has been made to us and after we have given our written approval, which we may grant or refuse to grant in our sole discretion.

•	On investments in excess of $10,000 that we approve, purchase newly issued shares of our common stock at a discount of up to 5%, as we may determine from time to time in our sole discretion.

•	Elect to automatically reinvest cash dividends, if any, that we pay in the future on all or a portion of their shares of common stock.

      Please read this prospectus in its entirety for a more detailed description of Nextel Communications, Inc.’s Direct Stock Purchase Plan and its features.

      Our common stock is traded on The Nasdaq National Market under the symbol “NXTL.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE

SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE
SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      Investing in our common stock involves risks. See “Risk Factors” beginning on page 4.

      The date of this prospectus is                      , 2003.

TABLE OF CONTENTS

FORWARD-LOOKING INFORMATION	1
OUR COMPANY	2
RISK FACTORS	4
USE OF PROCEEDS	12
COMMON QUESTIONS ABOUT THE PLAN	13
NEXTEL COMMUNICATIONS, INC. DIRECT STOCK PURCHASE PLAN	15
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	27
PLAN OF DISTRIBUTION	28
SALES OF SHARES BY PARTICIPANTS	28
DESCRIPTION OF CAPITAL STOCK	28
WHERE YOU CAN FIND MORE INFORMATION	36
LEGAL MATTERS	37
EXPERTS	37

      We have not authorized any person to give any information or to make any representation in connection with this offering other than those contained or incorporated by reference in this prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy by anyone in any jurisdiction in which the offer or solicitation is not authorized, or in which the person is not qualified to do so or to any person to whom it is unlawful to make the offer or solicitation. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, that the information contained in this prospectus is correct as of any time subsequent to its date, or that any information incorporated by reference in this prospectus is correct as of any time subsequent to its date.

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FORWARD-LOOKING INFORMATION

      The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements made by us or on our behalf. We, together with our representatives, may from time to time make written or oral statements that are “forward-looking,” including statements contained in this prospectus, as well as any prospectus supplement, and other filings with the Securities and Exchange Commission and in reports to our stockholders. These statements, which are not historical or current facts but deal with potential future circumstances and developments, can be identified by the use of forward-looking words such as “believes,” “expects,” “plans,” “may,” “will,” “would,” “could,” “should” or “anticipates” or other comparable words, or by discussions of strategy that involve risks and uncertainties. We caution you that these forward-looking statements are only predictions, which are subject to risks and uncertainties including technological uncertainties, financial variations, changes in the regulatory environment, industry growth and trend predictions. We do not undertake any obligation to update publicly or revise any forward-looking statements. The operation and results of our wireless communications business may be subject to the effect of other risks and uncertainties in addition to those outlined in the “Risk Factors” section included in this prospectus and in any prospectus supplement. These additional risks and uncertainties include, but are not limited to:

•	general economic conditions in the geographic areas and occupational market segments that we are targeting for our digital mobile network service;

•	the availability of adequate quantities of system infrastructure and handset equipment and components to meet service deployment and marketing plans and customer demand;

•	the availability and cost of acquiring additional spectrum;

•	the timely development and availability of new handsets with expanded applications and features;

•	the success of efforts to improve, and satisfactorily address any issues relating to, our digital mobile network performance;

•	the successful implementation and performance of the technology being deployed or to be deployed in our various market areas, including the expected 6:1 voice coder software upgrade being developed by Motorola and technologies to be implemented in connection with our contemplated launch of our nationwide Direct Connect service;

•	market acceptance of our new line of Java embedded handsets and service offerings, including our Nextel Online services;

•	the timely delivery and successful implementation of new technologies deployed in connection with any future enhanced iDEN or next generation or other advanced services we may offer;

•	the ability to achieve market penetration and average subscriber revenue levels sufficient to provide financial viability to our digital mobile network business;

•	the impact on our cost structure or service levels of the general downturn in the telecommunications sector, including the adverse effect of any bankruptcy of any of our tower providers or telecommunications suppliers;

•	our ability to successfully scale, in some circumstances in conjunction with third parties under our outsourcing arrangements, our billing, collection, customer care and similar back-office operations to keep pace with customer growth, increased system usage rates and growth in levels of accounts receivables being generated by our customers;

•	access to sufficient debt or equity capital to meet operating and financing needs;

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•	the quality and price of similar or comparable wireless communications services offered or to be offered by our competitors, including providers of cellular and personal communication services;

•	future legislation or regulatory actions relating to specialized mobile radio services, other wireless communications services or telecommunications generally;

•	the costs of compliance with regulatory mandates, particularly the requirement to deploy location-based 911 capabilities; and

•	other risks and uncertainties described from time to time in our reports, including our annual report on Form 10-K for the year ended December 31, 2002.

OUR COMPANY

      References in this section of the prospectus to “Nextel,” “we,” “us” and “our” refer to Nextel Communications, Inc. and its consolidated subsidiaries, except where the context otherwise requires or as otherwise indicated. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. You may obtain documents that we filed or in the future will file with the Securities and Exchange Commission that are incorporated by reference into this prospectus from the Securities and Exchange Commission or by written or oral request to us. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone (703) 433-4300. See “Where You Can Find More Information.”

      “Nextel®,” “Nextel Direct Connect®” and “Nextel Online®” are trademarks or service marks of Nextel. “Motorola®” and “iDEN®” are trademarks or service marks of Motorola, Inc.

      We are a leading provider of wireless communications services in the United States. Our service offerings include:

•	digital wireless service;

•	Nextel Direct Connect®, our long-range digital walkie-talkie service; and

•	wireless data, including email, text messaging and Nextel Online® services, which provide wireless access to the Internet, an organization’s internal databases and other applications.

      Our all-digital packet data network is based on Motorola, Inc.’s integrated Digital Enhanced Network, or iDEN®, wireless technology.

      We, together with Nextel Partners, Inc., currently serve 197 of the top 200 U.S. markets where 240 million people live or work. We ended 2002 with about 14,900 employees and 10.6 million handsets in service, and we had $8,721 million in operating revenues for the year.

      We owned about 32% of the common stock of Nextel Partners as of December 31, 2002. Nextel Partners provides digital wireless communications services under the Nextel brand name in mid-sized and tertiary U.S. markets. Nextel Partners has the right to operate in 57 of the top 200 metropolitan statistical areas in the United States ranked by population.

      In addition to our domestic operations, as of December 31, 2002, we owned about 36% of the outstanding common stock of NII Holdings, Inc., formerly known as Nextel International, Inc. NII Holdings provides wireless communications services primarily in selected Latin American markets. On May 24, 2002, NII Holdings filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. On November 12, 2002, NII Holdings emerged from bankruptcy. Before its reorganization, NII Holdings was our substantially wholly owned subsidiary.

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      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. Due to our history of losses and negative cash flow through 2001, we have incurred substantial indebtedness to date to finance our operations. While we had income available to common stockholders of $1,660 million during 2002, there can be no assurance that we will continue to operate profitably, and if we cannot we may not be able to meet our debt service, working capital, capital expenditure or other cash needs. Our accumulated deficit was $7,793 million at December 31, 2002.

      Our principal executive and administrative facility is located at 2001 Edmund Halley Drive, Reston, Virginia 20191, and our telephone number is (703) 433-4000. In addition, we have sales and engineering offices throughout the country.

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RISK FACTORS

1.	We have a history of net losses and negative cash flow and may not be able to generate sufficient net income.

      From 1987, when we began operations, through 2001, we were unable to generate sufficient cash flow from operations to fund our business and its expansion. We may not be able to generate sufficient cash flow to meet our debt service, working capital, capital expenditure or other cash needs. We may be unable to continue to generate sufficient cash flows from our internal business operations to support our growth and continued operations. While we had income available to common stockholders of $1,660 million during 2002, our accumulated deficit was $7,793 million at December 31, 2002.

2.	We have substantial indebtedness and if we cannot obtain additional funds if needed, we may not be able to implement our long-term business plan.

      Our long-term cash needs may be much greater than our cash on hand and availability under our existing financing agreements. As of December 31, 2002, we had about $13,565 million of outstanding indebtedness, including $7,761 million of senior notes and $4,500 million of indebtedness under our bank credit facility, as well as $272 million of capital lease and finance obligations and $1,015 million in mandatorily redeemable preferred stock obligations. The level of our outstanding indebtedness greatly exceeds our cash on hand and our annual cash flows from operating activities. At December 31, 2002, we had $2,686 million of cash, cash equivalents and short-term investments on hand. We had $2,523 million of cash provided by operating activities during 2002. Our principal repayment obligations on our outstanding indebtedness under our senior notes, credit facility and capital lease and finance obligations, and our redemption obligations under our mandatorily redeemable preferred stock, as of December 31, 2002, total $251 million for 2003, $383 million for 2004, $494 million for 2005, $523 million for 2006, $2,609 million for 2007 and $9,427 million after 2007.

      If we are unable to raise any necessary additional financing, we may not be able to:

•	expand and enhance our network, including implementation of any enhanced iDEN services to expand wireless voice capacity or enhanced data services or any deployment of “third generation,” or 3G, or other “next generation” mobile wireless services;

•	maintain our anticipated levels of growth;

•	meet our debt service requirements; or

•	pursue strategic acquisitions or other opportunities to increase our spectrum holdings, including those that may be necessary to support or provide next generation mobile wireless services.

      Our failure to timely achieve any one of these goals could result in the delay or abandonment of some or all of our development, expansion and acquisition plans and expenditures, which could have an adverse effect on us.

      Our bank credit facility as in effect on December 31, 2002 provided for total secured financing capacity of up to about $5.9 billion, which availability declines over time, provided we satisfy financial and other conditions. As of December 31, 2002, we had borrowed $4.5 billion of this secured financing. The continued availability of funds under our term loans and our ability to access the remaining availability under our revolving loan commitment is limited by various financial covenants and ratios, including the ratio of our total debt to operating cash flow, as defined under the bank credit facility. Our ability to access the remaining availability is also subject to the satisfaction of covenants under indentures relating to our public notes and other conditions. Our access to additional funds also may be limited by:

•	the terms of our existing financing agreements, including restrictive covenants;

•	existing debt service requirements;

•	market conditions affecting the telecommunications industry in general;

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•	the terms of options and other convertible securities issued to others that may make equity financings more difficult;

•	the potential commercial opportunities and risks associated with implementation of our business plan;

•	the market’s perception of our performance and assets; and

•	the actual amount of cash we need to pursue our business strategy.

3.	We have significant intangible assets, which may not be adequate to satisfy our obligations in the event of a liquidation.

      If we default on debt or if we were liquidated, the value of our assets may not be sufficient to satisfy our obligations. We have a significant amount of intangible assets, such as licenses granted by the Federal Communications Commission. The value of these licenses will depend significantly upon the success of our business and the growth of the specialized mobile radio and wireless communications industries in general. We had a net tangible book value deficit of $3,944 million as of December 31, 2002.

4.	Our existing financing agreements contain covenants and financial tests that limit how we conduct business.

      As a result of restrictions contained in our financing agreements, we may be unable to raise additional financing, compete effectively, particularly in respect of next generation technologies, or take advantage of new business opportunities. This may affect our ability to generate revenues and profits. Among other matters, we are restricted in our ability to:

•	incur or guarantee additional indebtedness, including additional borrowings under existing financing arrangements;

•	pay dividends and make other distributions;

•	pre-pay any subordinated indebtedness;

•	make investments and other restricted payments; and

•	sell assets.

      Under our bank credit facility, we also are required to maintain specified financial ratios and satisfy financial tests. Our inability to meet these ratios and other tests could result in a default under our bank credit facility, which could have a material adverse effect on us as we could then be required to repay all amounts then outstanding, unless we were able to negotiate an amendment or waiver. Although in the first quarter of 2001 we were able to amend the covenants under our bank credit facility to avert a likely covenant violation, there is no assurance that we would be able to do so in the future. Borrowings under the bank credit facility are secured by liens on assets of substantially all of our subsidiaries.

5.	We may not be able to obtain additional or contiguous spectrum, which may adversely affect our ability to implement our long-term business plan.

      We may seek to acquire additional or contiguous spectrum through negotiated purchases, in government-sponsored auctions of spectrum or otherwise. We cannot be sure in which auctions we may participate or whether we will be a successful bidder. Contiguous spectrum may be necessary in implementing 3G or other next generation technologies that may allow us to provide additional products or services to our customers or provide other benefits. Further, to the extent we cannot obtain contiguous spectrum, we may not be able to implement future technologies at a lower cost. We may not be able to accomplish any spectrum acquisition or the necessary additional capital for that spectrum may not be available to us. If sufficient additional capital is not available, to the extent we are able to complete any spectrum acquisition, the amount of funding available to us for our existing business would be reduced. Even if we are able to acquire spectrum, we still may require additional capital to finance the pursuit of

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any new business opportunities associated with our acquisitions of additional spectrum, including those necessary to support or provide next generation wireless services. This additional capital may not be available.

6.	If we are not able to compete effectively in the highly competitive wireless communications industry, our future growth and operating results will suffer.

      There are currently six national wireless communications services providers, including us. Our ability to compete effectively with these providers and other prospective wireless communications service providers depends on the factors below, among others.

a.	If our wireless communications technology does not perform in a manner that meets customer expectations, we will be unable to attract and retain customers.

      Customer acceptance of the services we offer is and will continue to be affected by technology-based differences and by the operational performance and reliability of our network. We may have difficulty attracting and retaining customers if we are unable to resolve quality issues related to our network as they arise or if those issues:

•	limit our ability to expand our network coverage or capacity as currently planned; or

•	were to place us at a competitive disadvantage to other wireless service providers in our markets.

b.	We may be limited in our ability to grow unless we expand system capacity and improve the efficiency of our business systems and processes.

      Our subscriber base continues to grow rapidly. Our operating performance and ability to retain these new customers may be adversely affected unless we are able to timely and efficiently meet the demands for our services and address increased demands on our customer service, billing and other back-office functions. To successfully increase our number of subscribers, we must:

•	expand the capacity of our network;

•	potentially obtain additional spectrum in some or all of our markets;

•	secure sufficient transmitter and receiver sites at appropriate locations to meet planned system coverage and capacity targets;

•	obtain adequate quantities of base radios and other system infrastructure equipment; and

•	obtain an adequate volume and mix of handsets and related accessories to meet subscriber demand.

      Additionally, customer reliance on our customer care functions will increase as we add customers through channels not involving direct face-to-face contact with a sales representative, such as web sales or telesales. We recently outsourced many aspects of our customer care function and cannot be sure that this outsourcing will not heighten these risks.

c.	Some of our competitors are financially stronger than we are, which may limit our ability to compete based on price.

      Because of their resources and, in some cases, ownership by larger companies, some of our competitors may be able to offer services to customers at prices that are below the prices that we can offer for comparable services. If we cannot compete effectively based on the price of our service offerings, our revenues and growth may be adversely affected.

d.	We may face continuing pressure to reduce prices, which could adversely affect operating results.

      Over the past several years, as the intensity of competition among wireless communications providers has increased, we and our competitors have decreased prices or increased service and product offerings,

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resulting in declining average monthly revenue per subscriber which may continue. Competition in pricing and service and product offerings may also adversely impact customer retention. To the extent we continue to offer more competitive pricing packages, our average monthly revenue per subscriber may continue to decrease, which would adversely affect our results of operations. If this trend continues, it may be increasingly difficult for us to remain competitive. We may encounter further market pressures to:

•	continue to migrate existing customers to lower priced service offering packages;

•	restructure our service offering packages to offer more value;

•	reduce our service offering prices; or

•	respond to particular short-term, market specific situations, such as special introductory pricing or particular new product or service offerings, in a particular market.

e.	Our digital handsets are more expensive than those of some competitors, which may affect our growth and profitability.

      With the exception of the Blackberry 6510, which is available only from Research in Motion, we currently market multi-function digital handsets only available from one supplier. The higher cost of these handsets, as compared to analog handsets and digital handsets that do not incorporate a similar multi-function capability and are available from multiple suppliers, may make it more difficult or less profitable for us to attract customers. In addition, the higher cost of our handsets requires us to absorb part of the cost of offering handsets to new and existing customers. These increased costs and handset subsidy expenses may reduce our growth and profitability.

f.	If we do not keep pace with rapid technological changes, we may not be able to attract and retain customers.

      Our network uses scattered, non-contiguous spectrum frequencies. Because of their fragmented character, these frequencies traditionally were only usable for two-way radio calls, such as those used to dispatch taxis and delivery vehicles. We became able to use these frequencies to provide a wireless telephone service competitive with cellular carriers only when Motorola developed its proprietary iDEN technology. We are currently the only national U.S. wireless service provider utilizing iDEN technology, and iDEN handsets are not currently designed to roam onto other domestic wireless networks. The wireless telecommunications industry is experiencing significant technological change, including the deployment of unlicensed spectrum devices. Future technological advancements may enable other wireless technologies to equal or exceed our current levels of service and render iDEN technology obsolete. If we are unable to meet future advances in competing technologies on a timely basis, or at an acceptable cost, we may not be able to compete effectively and could lose customers to our competitors. In addition, competition among the differing wireless communications technologies could:

•	further segment the user markets, which could reduce the demand for, and competitiveness of, our technology; and

•	reduce the resources devoted by third party suppliers, including Motorola, which supplies all of our current iDEN technology, to developing or improving the technology for our systems.

g.	Our coverage is not as extensive as that of other wireless service providers, which may limit our ability to attract and retain customers.

      Our network does not provide the extensive roaming coverage that is available through some of our competitors. The coverage areas of these other providers include areas where our network, or that of our affiliate Nextel Partners, has not been built or will not be built. In addition, some of our competitors provide their customers with handsets with both digital and analog capability, which expands their coverage, while we have only digital capability. We may not, either alone or together with Nextel Partners, be able to achieve comparable system coverage with some of our competitors. If a sufficient number of

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customers or potential customers are not willing to accept system coverage limitations as a trade-off for our multi-function wireless communications package, our operating results will be adversely affected.

h.	If our wireless data and Internet services do not perform satisfactorily, our operations and growth could be adversely affected.

      We offer our subscribers access to wireless data and Internet services, marketed under the brand name Nextel Online. Unless these services perform satisfactorily, are utilized by a sufficient number of our subscribers and produce sufficient levels of customer satisfaction, our future results may be adversely affected. Because we have less spectrum than some of our competitors, and because we have elected to defer the deployment of any next generation technology, any wireless data and Internet services that we offer could be significantly limited compared to those services offered by other wireless communications providers.

      Our wireless data and Internet capabilities may not allow us to perform fulfillment and other customer support services more economically or to realize a source of future incremental revenue. Further, our wireless data and Internet capabilities may not counter the effect of increasing competition in our markets and the related pricing pressure on basic wireless voice services or incrementally differentiate us from our competitors. We also may not successfully realize our goals if:

•	we or third party developers fail to develop new applications for our customers;

•	we are unable to offer these new services profitably;

•	these new service offerings adversely affect the performance or reliability of our network; or

•	we otherwise do not achieve a satisfactory level of customer acceptance and utilization of these services.

      Any resulting customer dissatisfaction, or failure to realize cost reductions or incremental revenue, could have an adverse effect on our results of operations, growth prospects and perceived value.

i.	Costs and other aspects of a future deployment of advanced digital technology could adversely affect our operations and growth.

      Based on our current outlook, we anticipate eventually deploying advanced digital technology that will allow high capacity wireless voice and higher speed data transmission, and potentially other advanced digital services. The technology that we would deploy to provide these types of broadband wireless services is sometimes referred to as next generation. Significant capital requirements would be involved in implementing any next generation technologies. However, we may not have sufficient capital to deploy this technology. There also can be no guarantee that this technology will provide the advantages that we expect. The actual amount of the funds required to finance and implement this technology could significantly exceed management’s estimate. Further, any future implementation could require additional unforeseen capital expenditures in the event of unforeseen delays, cost overruns, unanticipated expenses, regulatory changes, engineering design changes, network or systems compatibility, equipment unavailability and technological or other complications such as our inability to successfully coordinate this change with our customer care, billing, order fulfillment and other back-office operations. Finally, as there are several types of next generation technologies that may not be fully compatible with each other or with other currently deployed digital technologies, if the type of technology that we choose to deploy does not gain widespread acceptance or perform as expected, our business may be adversely affected. In addition to the costs associated with a change in technology, we could also incur specified obligations with respect to Nextel Partners if we elect to deploy new technologies.

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j.	If competitors provide comparable two-way walkie-talkie services, we could lose a competitive advantage.

      We differentiate ourselves by providing two-way walkie-talkie services, marketed as Nextel Direct Connect. These services are currently not available through traditional cellular or personal communication services providers, although there have been many recent announcements of competitive push-to-talk products by our U.S. national wireless competitors and small start-up companies, some of whom have the support of large infrastructure vendors. If either personal communication services or cellular operators provide a comparable two-way walkie-talkie service in the future, our competitive advantage could be impaired. Further, some of our competitors have attempted to compete with our Nextel Direct Connect service by offering unlimited mobile-to-mobile calling plan features and reduced rate calling plan features for designated small groups. If these offerings are perceived as viable substitutes for our Direct Connect service, our business may be adversely affected.

k.	If our roaming partners experience financial or operational difficulties, our customers’ ability to roam onto their networks may be impaired, which could adversely affect our ability to attract and retain customers who roam on those networks.

      Nextel Partners operates a network compatible with ours in numerous mid-sized and tertiary markets. NII Holdings also provides services to our customers through roaming agreements and a cross border spectrum sharing arrangement. If Nextel Partners or NII Holdings experiences financial or operational difficulties, the ability of our customers to roam on their networks may be impaired. In that event, our ability to attract and retain customers who want to access subscribers on Nextel Partners’ portion of the network or NII Holdings’ network may be adversely affected. In addition, in the event of termination of the cross border spectrum sharing arrangement, we may incur additional costs to replace the anticipated benefits from that arrangement.

7.	Government regulations determine how we operate, which could increase our costs and limit our growth and strategy plans.

      The Federal Communications Commission regulates the licensing, operation, acquisition and sale of our business. Future changes in regulation or legislation and Congress’ and the Federal Communications Commission’s continued allocation of additional spectrum for commercial mobile radio services, which include specialized mobile radio, cellular and personal communication services, could impose significant additional costs on us either in the form of direct out of pocket costs or additional compliance obligations. For example, compliance with regulations requiring us to provide public safety organizations with caller location information will materially increase our cost of doing business to the extent that we are unable to recover some or all of these costs from our customers. Further, if we fail to comply with applicable regulations, we may be subject to sanctions, which may have a material adverse effect on our business. For example, while the Communications Act of 1996 requires that we make products and services accessible to persons with disabilities, Motorola has advised us that those requirements may not be technologically feasible. These regulations also can have the effect of introducing additional competitive entrants to the already crowded wireless communications marketplace.

      It is possible that we may face additional regulatory prohibitions or limitations on our services. For example, the California Public Utilities Commission has proposed extensive consumer protection and privacy regulations for all telecommunications carriers. If adopted, the rules will significantly alter our business practices in California with respect to nearly every aspect of the carrier-customer relationship, including solicitations, marketing, activations, billing and customer care. If these regulations are adopted in California as currently proposed, they would impose significant additional costs on us as well as other wireless carriers. If any new regulations prohibit us from providing planned services, it could be more difficult for us to compete. Finally, we cannot be certain that we or the wireless industry in general may not be subject to litigation should a situation arise in which damage or harm occurs as a result of interference between a commercial licensee like us and a public safety licensee, such as a 911 emergency operator.

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      Further, some state and local jurisdictions have adopted legislation that could affect our costs and operations in those areas. For example, some jurisdictions such as the State of New York have laws restricting or prohibiting the use of portable communications devices while driving motor vehicles, and federal legislation has been proposed that would affect funding available to states that do not adopt similar legislation. If similar laws are enacted in other jurisdictions, we may experience reduced subscriber usage and demand for our services, which could have a material adverse effect on our results of operations.

8.	We are susceptible to influence by Motorola, whose interests may conflict with ours.

      Motorola holds a significant block of our outstanding stock and has the ability to exert significant influence over our affairs, as long as it retains specified ownership levels. Motorola and its affiliates engage in wireless communications businesses, and may in the future engage in additional businesses, which compete with some or all of the services we offer. Motorola’s right to nominate two people for election to our board of directors could give them additional leverage if any conflict of interest were to arise.

9.	If Motorola fails to provide us with equipment and handsets, as well as anticipated handset and infrastructure improvements, our operations will be adversely affected.

      Motorola is currently our sole source for most of the network equipment and all of the handsets we use except the Blackberry 6510. If Motorola fails to deliver system infrastructure and handsets or enhancements on a timely, cost-effective basis, we may not be able to adequately service our existing subscribers or add new subscribers. Furthermore, in the event Motorola determined not to continue manufacturing, supporting or enhancing our iDEN based infrastructure and handsets, we may be materially adversely affected. We expect to continue to rely principally on Motorola or its licensees for the manufacture of a substantial portion of the equipment necessary to construct, enhance and maintain our iDEN network and handset equipment for the next several years.

      We are also relying on Motorola to provide us with technology improvements designed to expand our wireless voice capacity and improve our services. These contemplated enhancements include the development of the 6:1 voice coder software upgrade designed to increase voice capacity and deliver packet data service at higher speeds beginning in 2003, and the expansion of our Direct Connect service to offer our nationwide Direct Connect service. We believe these improvements may be necessary to maintain the competitiveness of our digital network. Any failure of Motorola to deliver these expected improvements would impose significant additional costs on us. However, Motorola may not deliver these improvements within our anticipated timeframe, if at all, or they may not provide the advantages that we expect. We are also relying on Motorola to provide the handset-based location technology solution necessary for us to comply with the Federal Communications Commission’s Enhanced 911 requirements. We are responsible for timely meeting these requirements, whether or not Motorola is able to produce the necessary handsets and infrastructure.

10.	Agreements with Motorola reduce our operational flexibility and may adversely affect our growth or operating results.

      We have entered into agreements with Motorola that reduce our operational flexibility by limiting our ability to use other technologies that would displace our existing iDEN network. These agreements may delay or prevent us from employing new or different technologies that perform better or are available at a lower cost because of the additional economic costs and other impediments to change arising under the Motorola agreements. For example, our equipment purchase agreement with Motorola requires us to provide Motorola with notice of our determination that Motorola’s technology is no longer suited to our needs at least six months before publicly announcing or entering into a contract to purchase equipment utilizing an alternate technology. In addition, if Motorola manufactures, or elects to manufacture, the equipment utilizing the alternate technology that we elect to deploy, we must give Motorola the opportunity to supply 50% of our infrastructure requirements for the alternate technology for three years. This may limit our ability to negotiate with an alternate equipment supplier.

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11.	Concerns about health risks associated with wireless equipment may reduce the demand for our services.

      Portable communications devices have been alleged to pose health risks, including cancer, due to radio frequency emissions from these devices. Purported class actions and other lawsuits have been filed against numerous wireless carriers, including us, seeking not only damages but also remedies that could increase our cost of doing business. While the current lawsuits against us have been dismissed by the federal court, the time for appeal has not yet run, and we cannot be sure additional lawsuits will not be filed. We cannot be sure that our business and financial condition will not be adversely affected by litigation of this nature or public perception about health risks. The actual or perceived risk of mobile communications devices could adversely affect us through a reduction in subscribers, reduced network usage per subscriber or reduced financing available to the mobile communications industry. Further research and studies are ongoing, and we cannot be sure that these studies will not demonstrate a link between radio frequency emissions and health concerns.

12.	Our investments in other companies may affect our growth and operating results because we are not in sole control of the enterprise.

      We have entered into arrangements regarding our ownership interests in Nextel Partners and have entered into certain agreements regarding our investment in NII Holdings. We may enter into similar arrangements in the future. These arrangements are subject to uncertainties, including risks that:

•	we do not have the ability to control the enterprises;

•	the other participants at any time may have economic, business or legal interests or goals that are inconsistent with our goals or those of the enterprise;

•	a participant may be unable to meet its economic or other obligations to the enterprise, and we may be required to fulfill some or all of those obligations or restrict the business of the affected enterprise; and

•	in the case of Nextel Partners, we also may be or become obligated to acquire all or a portion of the ownership interest of some or all of the other participants in the enterprise.

13.	Our issuance of additional shares of common stock and general conditions in the wireless communications industry may affect the price of our common stock.

      We currently have arrangements in various forms, including options and convertible securities, under which we will issue a substantial number of new shares of our class A common stock. At December 31, 2002, we had commitments to issue 22.2 million shares upon conversion of class A convertible preferred stock (all of which was converted in March 2003), 35.7 million shares upon conversion of class B nonvoting common stock, 50.7 million shares upon conversion of convertible senior notes and zero coupon convertible preferred stock and 92.4 million shares upon exercise of options or in connection with other awards under our incentive equity plan. All of these in the aggregate represent 201 million shares, or 17% of our class A common stock outstanding on December 31, 2002 assuming these shares issuable had been outstanding on that date. In addition, we may elect in some circumstances to issue equity to satisfy obligations otherwise payable in cash or to make acquisitions, and we have and may continue to issue common stock to purchase some of our outstanding securities. An increase in the number of shares of our common stock that are or will become available for sale in the public market may adversely affect the market price of our common stock and, as a result, could impair our ability to raise additional capital through the sale of our common stock or convertible securities and adversely affect our stock price. Some of the shares subject to issuance are or may be registered with the Securities and Exchange Commission and thus are or may become freely tradable, without regard to the volume limitations of Rule 144 under the Securities Act of 1933.

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USE OF PROCEEDS

      We intend to use the net proceeds from the sale of the shares of common stock offered by this prospectus to fund network expansion, strategic investments, working capital needs, debt service requirements and/or for other general corporate purposes. We also may use the net proceeds from the sale of the shares of common stock offered by this prospectus to fund repurchases, which we may make from time to time in the open market or otherwise, of our outstanding public debt and/or equity securities.

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COMMON QUESTIONS ABOUT THE PLAN

      The following questions and answers section is qualified in its entirety by reference to the full text of the Plan contained in this prospectus. Terms used below have the meaning given to them in the Plan.

1.	Who is eligible to participate in the Plan?

      The persons eligible to participate in the Plan include: all U.S. citizens; corporations, partnerships or other entities incorporated or domiciled in the U.S.; and our existing shareholders. Persons who are not U.S. citizens may also participate in the Plan under certain circumstances. See “Enrollment” on page 16.

2.	How do I enroll in the Plan?

      If you do not currently own any of our common stock, you can join the Plan by completing an Initial Enrollment Form, indicating your initial investment, and returning it with an initial cash investment of at least $1,000 to the Plan Administrator. If you already own our common stock and are a shareholder of record on our books, you may join the Plan by completing an Enrollment Authorization Form, indicating your reinvestment election, and returning it to the Plan Administrator. See “Enrollment” on page 16.

3.	May I reinvest the dividends on my common stock if I enroll in the Plan?

      Yes. You may elect to have all or a portion of any cash dividends on your common stock automatically reinvested toward the purchase of additional shares of our common stock. You should note that we have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future. See “Dividend Reinvestment” on page 16.

4.	May I purchase additional shares of common stock through the Plan from time to time?

      Yes. You may invest up to $10,000 each month in shares of common stock. The minimum initial cash investment is $1,000, and any subsequent optional cash investment, once you have enrolled in the Plan, must be no less than $100. Optional investments in excess of $10,000 per month may be made only after submission to us of a written request, which we refer to as a “Request for Waiver,” and after we have given our written approval, which we may grant or refuse to grant in our sole discretion. You may make optional investments occasionally or at regular intervals, as you desire. See “Optional Cash Investments” on page 17.

5.	Does the Plan account for fractional shares?

      Yes. Your optional cash investments and reinvested dividends will be fully invested, and your account will be credited with the appropriate number of shares, including fractional shares.

6.	Does the Plan provide a “safekeeping” service?

      Yes. You may deposit certificates representing our common stock into your Plan account for “safekeeping,” so that the shares will instead be accounted for in book-entry form. You can elect this service without participating in any other feature of the Plan. There is no fee for this service. See “Safekeeping of Stock Certificates in Book-Entry Form” on page 23.

7.	May I sell the shares I hold in the Plan?

      Yes. You may sell any or all of the shares of common stock that are credited to your Plan account. A processing fee and any required tax withholdings or transfer taxes will be deducted from the proceeds that you receive from the sale. See “Sale of Shares” on page 22.

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8.	May I gift or transfer shares from my Plan account?

      Yes. You may transfer all or a portion of the shares in your Plan account to another person, whether or not that person is a participant in the Plan. If that person is not a participant, you must transfer a whole number of shares (not fractional shares). There is no fee for this service. See “Gifts or Transfers of Shares” on page 23.

9.	Will I receive a statement of my account?

      Yes. You will receive a statement shortly after every transaction in your Plan account. Plan account transactions include, but are not limited to, initial or optional cash investments, reinvestment of dividends, and deposits, transfers or withdrawals of shares. You may also request a statement for your account at any time by contacting the Plan Administrator. See “Statements of Account” on page 24.

10.	What are the fees when I participate in the Plan?

      There may be brokerage commissions and fees for the acquisition of shares. There are no fees if we satisfy the requirements of Plan participants by issuing original issue shares of common stock. If we satisfy the requirements of Plan participants by purchasing shares of common stock in the open market through an Independent Agent, there is a processing fee of $0.03 per share, which includes brokerage commissions. If you sell shares held in your Plan account, a processing fee of $0.12 per share, which includes brokerage commissions, and a service charge of $15.00 per sale will be deducted from the net proceeds. There is a $5.00 service fee that will be deducted from optional cash investments made by check and a $2.50 service fee that will be subtracted from all optional cash investments made by automatic deposit transactions. Additionally, there is a one-time enrollment fee of $10.00 per new account established. Certain other special fees, such as a $25.00 fee for returned checks, may also apply. See “Summary of Participation Fees” on page 25.

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NEXTEL COMMUNICATIONS, INC. DIRECT STOCK PURCHASE PLAN

      The following is a description of our Direct Stock Purchase Plan, which we refer to in this prospectus as the Plan.

Plan Administration

      We have designated EquiServe Trust Company, N.A., as Plan Administrator for the Plan. The Plan Administrator will receive optional cash investments, direct the purchase and sale of shares of common stock for Plan participants, keep records, send statements and perform other duties required by the Plan. The Plan Administrator also serves as transfer agent and registrar for our common stock.

      We or the Plan Administrator will also appoint an Independent Agent to act on behalf of Plan participants in buying common stock in the open market. The Independent Agent will also sell shares of common stock held in the Plan for Plan participants. See “Purchase of Shares” and “Sale of Shares” on pages 21 and 22, respectively.

Inquiries: Plan Administrator — EquiServe Trust Company, N.A.

      You should contact EquiServe Trust Company, N.A. with questions concerning the Plan or about your account, as follows:

Toll-free:	( ) - Customer service representatives are available Monday through Friday between the hours of 9:00 a.m. and 5:00 p.m., New York City time, except on market holidays.
TDD:	( ) - A telecommunications device is available for the hearing impaired.
In writing:	Nextel Communications, Inc. c/o EquiServe Trust Company, N.A. P.O. Box 43081 Providence, Rhode Island 02940-3081
On the internet:	http://www.equiserve.com

Inquiries: Nextel Communications, Inc. Investor Relations

      To request information about us or if you have any comments regarding the Plan, you should contact Nextel Communications, Inc., Investor Relations:

Toll-free:	( ) -
In writing:	Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, Virginia 20191 Attn: Investor Relations By Fax: ( ) -
On the internet:	http://www.nextel.com

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Initial and Optional Cash Investments

      Send initial cash investments of at least $1,000 to:

Nextel Communications, Inc.
c/o EquiServe Trust Company, N.A.
P.O. Box 13517
Newark, New Jersey 07188-0001

      Send subsequent cash investments of at least $100 per payment to:

Nextel Communications, Inc.
c/o EquiServe Trust Company, N.A.
P.O. Box 13531
Newark, New Jersey 07188-0001

      Make your check payable to “EquiServe – Nextel” in U.S. dollars drawn on a U.S. bank. If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. For subsequent optional cash investments, please use the cash investment form attached to your statement to facilitate processing.

Enrollment

      You are eligible to participate in the Plan if you are a U.S. citizen, corporation, partnership or other entity incorporated or domiciled in the U.S., or one of our existing shareholders. Any person who is not a U.S. citizen may also participate in the Plan if there are no laws or governmental regulations that would prohibit such person from participating or that would affect the terms of the Plan. We reserve the right to terminate participation of any participant if we deem it advisable under any foreign laws or regulations.

      If you do not currently own any of our common stock, you may join the Plan by completing an Initial Enrollment Form and returning it to the Plan Administrator together with a check payable to “EquiServe – Nextel” in the amount of at least $1,000. Any initial investment greater than $10,000 will require you to submit to us a Request for Waiver and to receive our prior approval, which we may grant or refuse to grant in our sole discretion. All checks must be in U.S. dollars and drawn on a U.S. bank. There is a $10.00 initial enrollment fee per new account established. The Plan Administrator will arrange for the purchase of shares for your account but will not pay interest on amounts held pending investment. After the initial shares are purchased, a statement will be mailed to you.

      If you already own our common stock and the shares are registered in your name, you may join the Plan by completing an Enrollment Authorization Form and returning it to the Plan Administrator.

      If your shares are held in a brokerage, bank or other intermediary account (i.e., in “street name”), you may participate in the Plan by either instructing your broker, bank or other intermediary account to have your shares transferred into your name and then enrolling in the Plan, or requesting that your broker, bank, or other intermediary account participate in the Plan on your behalf. Alternatively, you can enroll in the Plan in the same manner as someone who currently is not an owner of our common stock, as described above.

      You should review this Prospectus thoroughly before enrolling in the Plan.

Dividend Reinvestment

Options

      The Enrollment Authorization Form allows you to choose one of the three options listed below regarding the dividends, if any, paid on your shares of common stock. If not otherwise specified on the appropriate form, your account will automatically be set up for full dividend reinvestment. You can change

16

your reinvestment decision at any time by notifying the Plan Administrator. An initial investment option or an investment option change may not apply to a particular dividend if your Enrollment Authorization Form is not received by the Plan Administrator at least two business days prior to the record date for that dividend. You are encouraged to call the Plan Administrator for information regarding the Dividend Record Date (the date on which a person or entity must be a registered shareholder of our common stock in order to receive dividends) for a dividend payment, if any, to be made on your shares of common stock. There is no service charge in connection with dividend reinvestment. You should note that we have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

      Your options for reinvesting dividends, if any, under the Plan are:

•	Full Dividend Reinvestment: The cash dividends, minus any withholding tax, on all shares in your account will automatically be fully reinvested in additional shares of our common stock.

•	Partial Dividend Reinvestment: This option allows you to receive a check or electronic deposit of cash dividends, minus any withholding tax, based on a specified number of full shares held in your account. Any cash dividend on the remaining shares will be reinvested in additional shares of our common stock.

•	Cash Dividends: None of your cash dividends will be reinvested. You will receive a check or electronic deposit for the full amount of cash dividends, minus any withholding tax, paid on the shares held in your Plan account.

      Purchases of shares of common stock made with reinvested dividends will begin three business days before the Dividend Payment Date and will continue until all purchases for that Dividend Payment Date are completed. Shares of common stock purchased on the open market will be credited to participating accounts as of the last day on which all purchases for the Dividend Payment Date are completed. Shares issued and sold by us will be credited on the Dividend Payment Date.

Deposit Cash Dividends Electronically

      If you choose partial dividend reinvestment or full cash payout of dividends, you can have your cash dividends deposited directly into your bank account, instead of receiving a check by mail. To have your dividends deposited electronically, you must complete and return an Direct Deposit Authorization Form, which can be obtained from the Plan Administrator by calling (       )        -          . Please allow 30 days from the date of receipt of the completed form for the direct deposit to be established. You may also change your designated bank account for direct deposit or discontinue this feature by notifying the Plan Administrator in writing.

Optional Cash Investments

      You can purchase shares of our common stock by using the Plan’s optional cash investment feature. To purchase shares using this feature, you must invest at least $100 at any one time (at least $1,000 for an initial investment if you are not already a shareholder), but you cannot invest more than $10,000 monthly, except as described below under “Optional Investments Over Maximum Monthly Amount.” Any optional cash investment of less than $100 (or less than $1,000 for an initial investment if you are not already a shareholder) and the portion of any optional cash investment or investments totaling more than $10,000 monthly, except for optional investments made pursuant to Requests for Waiver approved by us, will be returned to you without interest. You have no obligation to make any optional cash investments under the Plan. There is a $5.00 service fee that will be deducted from optional cash investments made by check and a $2.50 service fee that will be subtracted from all optional cash investments made by automatic investments.

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Investment Dates

      Purchases of shares of common stock made with initial cash payments from enrolling investors and with optional cash payments from current shareholders will begin on an Investment Date which will be the 1st and 15th of each month (if this date is not a trading day on The Nasdaq National Market, then the Investment Date will be the next trading day), except that an Investment Date for optional cash investments pursuant to Requests for Waiver that we have approved will occur only once a month, if at all, on a day that we set at the beginning of the month. Shares of common stock purchased on the open market will be credited to participating accounts as soon as practicable after all purchases for the Investment Date are completed. Shares issued and sold by us will be credited on the Investment Date.

      The Plan Administrator must receive optional cash investments, other than optional investments pursuant to Requests for Waiver, no later than one business day before the Investment Date for those investments to be invested in our common stock beginning on that Investment Date. Otherwise, the Plan Administrator may hold those funds and invest them beginning on the next Investment Date. No interest will be paid on funds held by the Plan Administrator pending investment. Accordingly, you may wish to transmit any optional cash investments so that they reach the Plan Administrator shortly — but not less than one business day — before the Investment Date. This will minimize the time period during which your funds are not invested. Participants have an unconditional right to obtain the return of any cash payment up to five business days prior to the Investment Date by sending a written request to the Plan Administrator.

Method of Payment

      Your payment options under the Plan are as follows:

•	By Check: You may make optional cash investments up to the maximum monthly amount by sending the Plan Administrator a check or money order in U.S. dollars drawn on a U.S. bank, and made payable to “EquiServe – Nextel.” If you are not in the United States, contact your bank to verify that it can provide you with a check that clears through a U.S. bank and that the dollar amount printed is in U.S. funds. Due to the longer clearance period, the Plan Administrator is unable to accept checks that clear through non-U.S. banks. Do not send cash or third party checks. To facilitate processing of your investment, please use the transaction form attached to your statement. Mail your investment and transaction form in the envelope provided. You may not sell or withdraw shares purchased by check for a period of 14 days following receipt of your check by the Plan Administrator.

•	By Automatic Withdrawal from Your Bank Account: As an alternative to sending checks for optional cash investments, you may elect to have funds automatically withdrawn from your checking or savings account at a U.S. bank or financial institution. You may also elect the automatic deduction option by completing and signing an authorization form for automatic deductions and returning this form to the Plan Administrator, together with a voided blank check or savings account deposit slip for the bank account from which the funds are to be withdrawn. Additional authorization forms are available from the Plan Administrator. You should allow four to six weeks for the first investment to be initiated using this automatic deduction feature. Once automatic deductions begin, funds will be withdrawn from your bank account three business days before either the first or fifteenth day of each month, or both (at your option), or the next business day if either of those days is not a business day. Those funds will then be invested on the next Investment Date. You may change the amount of money or discontinue automatic deductions by either calling the Plan Administrator directly at ( ) - or completing and submitting to the Plan Administrator a new authorization form for automatic deductions. To be effective for a particular investment date, the Plan Administrator must receive your new instructions at least six business days before the Investment Date.

      Other forms of payment, such as wire transfers, may be made, but only if the Plan Administrator provides advance approval. Purchases above the maximum monthly amount (or any initial investments in

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excess of the maximum amount) pursuant to Requests for Waiver that we approve may be made only by wire transfer. Wire transfers made pursuant to a Request for Waiver must be received by 2:00 p.m., New York City time, on the second business day before the first day of the relevant pricing period (as described below). You should direct any inquiries regarding other forms of payment, including wire transfers, to the Plan Administrator as indicated above under “Plan Administration.”

      A $25 fee will be assessed if any check or deposit is returned unpaid, or if an automatic withdrawal from your bank account fails due to insufficient funds. This fee and any other incidental costs associated with the insufficient funds will be collected by the Plan Administrator through the sale of an appropriate number of shares from your Plan account. The Plan Administrator will consider the respective request for optional investment null and void and will immediately remove any shares already credited to your account in anticipation of receiving those funds. If the net proceeds from the sale of those shares are insufficient to satisfy the balance of the uncollected amounts, the Plan Administrator may sell additional shares from your account as necessary to satisfy the uncollected balance.

Optional Investments Over Maximum Monthly Amount

      Optional cash investments in excess of $10,000 per month (including any initial investments in excess of $10,000) may be made only by investors that submit Requests for Waiver that are approved by us. Any investor that submits a Request for Waiver that is not already a Plan participant and whose Request for Waiver is approved by us must submit a completed Enrollment Authorization Form along with the investor’s optional investment payment.

      We may not accept Requests for Waiver each month. Investors who wish to make optional investments in excess of $10,000 per month should telephone us on the first day of the month at ( )  - to determine (by a prerecorded message) if we are accepting Requests for Waivers that month. The Company must receive a Request for Waiver no later than 2:00 p.m., New York City time, on the third business day before the first day of the relevant pricing period, and the Plan Administrator must receive funds relating to such Request for Waiver by wire transfer no later than 2:00 p.m., New York City time, on the second business day prior to the first day of the applicable pricing period.

      For optional cash investments that exceed $10,000 per month, we must receive any Requests for Waiver by facsimile at fax no. ( )  - no later than 2:00 p.m., New York City time, on the third business day before the first day of the relevant pricing period, as described below. We will notify any investors whose Requests for Waiver have been approved of those approvals by 9:00 a.m. on the second business day before the first day of the applicable pricing period.

      We have sole discretion to grant or to refuse to grant a Request for Waiver. In deciding whether to grant a Request for Waiver, we will consider relevant factors, including:

•	whether the Plan is then purchasing newly issued shares of our common stock or is purchasing shares of our common stock in the open market;

•	our need for additional funds;

•	the attractiveness of obtaining those funds through the sale of our common stock under the Plan in comparison to other sources of funds;

•	the purchase price likely to apply to any sale of our common stock under the Plan;

•	the party submitting the request, including the extent and nature of that party’s prior participation in the Plan and the number of shares that party holds of record; and

•	the aggregate amount of optional investments in excess of $10,000 for the month for which Requests for Waiver have been submitted.

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      If Requests for Waiver are submitted for any Investment Date for a total amount greater than the amount we are then willing to accept, we may honor those requests on any basis that we, in our sole discretion, consider appropriate.

Pricing Period

      The purchase price of shares of our common stock purchased pursuant to a Request for Waiver will be the volume weighted average price of our common stock obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., New York City time, for each trading day during the relevant “pricing period” (we will notify you by prerecorded message how many days are in the pricing period, assuming the threshold price is met each day), less any applicable waiver discount as described below, calculated pro rata on a daily basis. We also will notify you by prerecorded message if we intend to activate the optional pricing period extension feature as described below under “— Optional Pricing Period Extension Feature.” For example, if a cash investment of $10 million is made pursuant to an approved Request for Waiver for a pricing period of 10 trading days, the number of shares will be calculated for each day of the pricing period by taking a pro rata portion of the total cash investment for each day of the pricing period, which would be $1 million, and dividing it by the volume weighted average price obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., New York City time, less the discount. On the last day of the pricing period, the total investment amount, $10 million, will be divided by the total number of shares acquired over the 10 days (assuming the threshold price is met) in order to establish the purchase price.

      The Plan Administrator will apply all optional investments pursuant to Requests for Waiver that are approved by us and that are received by the Plan Administrator on or before the first business day before the first day of the relevant pricing period to the purchase of shares of our common stock on the next following Investment Date. All such optional investments received after the close of business on the first business day before the first day of the relevant pricing period will be returned without interest.

Optional Pricing Period Extension Feature

      We may elect to activate for any given pricing period the pricing period extension feature which will provide that the initial pricing period will be extended by the number of days that the threshold price is not satisfied, or on which there are no trades of our common stock reported by The Nasdaq National Market, subject to a maximum of five days. If the threshold price is satisfied for any additional day that has been added to the initial pricing period, that day will be included as one of the trading days for the pricing period in lieu of the day on which the threshold price was not met or trades of our common stock was not reported. For example, if the determined pricing period is 10 consecutive business days, and the threshold price is not satisfied for three out of those 10 days in the pricing period, and the Company had previously announced at the time of the waiver request acceptance that the optional pricing period extension feature was activated, then the pricing period will automatically be extended, and if the threshold price is satisfied on the next three trading days, then those three days will be included in the pricing period in lieu of the three days on which the threshold price was not met. As a result, the purchase price will be based upon the ten trading days of the initial and extended pricing period on which the threshold price was satisfied and all of the optional cash investment will be invested (rather than 30% being returned to the participant).

Threshold Price

      We may, in our sole discretion, establish for any pricing period a “threshold price” applicable to optional investments made pursuant to Requests for Waiver. The threshold price will be the minimum price applicable to purchases of our common stock pursuant to Requests for Waiver during the applicable pricing period. At least two business days before the first day of the applicable pricing period, we will determine whether to establish a threshold price and, if a threshold price is established, its amount, and will notify the Plan Administrator. We will make that determination, in our sole discretion, after a review

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of current market conditions, the level of participation in the Plan and our current and projected capital needs.

      If established for any pricing period, the threshold price will be stated as a dollar amount that the volume weighted average price obtained from Bloomberg, LP for the trading hours from 9:30 a.m. to 4:00 p.m., New York City time, must equal or exceed on each trading day of the relevant pricing period. In the event that the threshold price is not satisfied for a trading day in the pricing period or there are no trades of our common stock reported by The Nasdaq National Market for a trading day, then that trading day will be excluded from the pricing period with respect to optional cash investments made pursuant to Requests for Waiver, and all trading prices for that day will be excluded from the determination of the purchase price. For example, if the threshold price is not satisfied for two of the 10 trading days in a pricing period, then the purchase price will be based upon the remaining eight trading days on which the threshold price was satisfied, unless we have activated the pricing period extension feature for the pricing period as described above under “— Optional Pricing Period Extension Feature.”

      A portion of each optional investment made pursuant to a Request for Waiver will be returned for each trading day during a pricing period on which the threshold price is not satisfied and for each trading day on which no trades of our common stock are reported on The Nasdaq National Market. The returned amount will equal the total amount of the optional investment multiplied by a fraction, the numerator of which is the number of trading days that the threshold price is not satisfied or trades of our common stock are not reported on The Nasdaq National Market and the denominator of which is the number of trading days in the pricing period. For example, if the threshold price is not satisfied or if no sales are reported for one of 10 trading days in a pricing period, one-tenth of the optional investment will be returned, without interest, after the pricing period.

      The establishment of the threshold price and the possible return of a portion of the investment in the event that a threshold price is not satisfied apply only to optional investments made pursuant to Requests for Waiver. Setting a threshold price for a pricing period will not affect the setting of a threshold price for any subsequent pricing period. We may waive our right to set a threshold price for any pricing period. Neither we nor the Plan Administrator will be required to provide any written notice of the threshold price for any pricing period.

Waiver Discount

      We may, in our sole discretion, establish a “waiver discount” of 0% to 5% from the market price applicable to optional investments made pursuant to Requests for Waiver. The waiver discount may vary for different Investment Dates but will apply uniformly to all optional investments made pursuant to Requests for Waiver with respect to a particular Investment Date.

      We will determine, in our sole discretion, whether to establish a waiver discount after a review of current market conditions, the level of participation and our current and projected capital needs. At least two business days before the first day of the applicable pricing period, we will determine whether to establish a waiver discount and, if a waiver discount is established, its amount, and will notify the Plan Administrator. Neither we nor the Plan Administrator will be required to provide any written notice of the waiver discount, if any, for any pricing period.

      You may ascertain the threshold price and the waiver discount, if any, pursuant to Requests for Waiver that we accept for any given pricing period by telephoning us at (          )           -            at any time after 8:00 a.m. on the second business day before the first day of the relevant pricing period.

      Optional investments that do not exceed $10,000 per month (including initial investments that do not exceed $10,000), as well as dividend reinvestments, will not be subject to a waiver discount or a threshold price.

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Purchase of Shares

Source of Shares

      Shares of our common stock needed to meet the requirements of the Plan for optional cash investments and dividend reinvestments will either be purchased in the open market, by an Independent Agent, or issued directly by us.

Pricing of Shares Purchased in the Open Market

      If we elect to satisfy the requirements of the Plan participants through shares purchased in the open market, the price per share will be the weighted average price of all shares purchased by the Independent Agent for the applicable investment period, plus a processing fee of $0.03 per share.

Pricing of Original Issue Shares

      If we elect to satisfy the requirements of the Plan participants for dividend investments or for optional investments not exceeding $10,000 per month with original issue shares, the price of such shares will be 100% of the average of the high and low sales price of our common stock on The Nasdaq National Market on the respective Dividend Payment Date or Investment Date. No processing fee will be charged. In the event that the Investment Date or Dividend Payment Date is not a trading day on The Nasdaq National Market or no trading is reported for that trading day, we may determine the purchase price on the basis of market quotations as deemed appropriate. The price of original issue shares of common stock purchased pursuant to Requests for Waiver is described above under “Optional Cash Investments – Pricing Period.”

Timing and Control

      The Plan Administrator will make arrangements with an Independent Agent to use initial and optional cash investments to purchase shares of common stock during the relevant investment period, and to use reinvested dividends to purchase shares on a quarterly basis. Purchases may be made over a number of days to meet the requirements of the Plan. No interest will be paid on funds held by the Plan Administrator pending investment. The Independent Agent may commingle your funds with those of other participants in the Plan for purposes of executing purchase transactions.

      Because the Plan Administrator will arrange for the purchase of shares on behalf of the Plan through an Independent Agent, neither we nor any participant in the Plan has the authority or power to control either the timing or pricing of the shares purchased. Therefore, you will not be able to precisely time your purchases through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in an initial or optional cash investment, it is possible that the market price of our common stock could go up or down before the Plan Administrator arranges to purchase stock with your funds. The Independent Agent will use its best efforts to apply all funds to the purchase of shares before the next Investment Date, subject to any applicable requirements of federal or state securities laws. We reserve the right to designate an exclusive broker to purchase the shares on the open market.

Sale of Shares

      You can sell any number of shares held in your Plan account by notifying the Plan Administrator by completing and submitting the tear-off portion of your account statement or by contacting the Plan Administrator at ( )  - . The Plan Administrator will arrange for sales to be made through an Independent Agent within five business days of receipt of your request. The sale price will be the weighted average price of all shares sold for Plan participants that day. The Independent Agent may commingle your shares with those of other participants in the Plan for purposes of executing sales transactions. You will receive the proceeds of the sale less the processing fee of $0.12 per share, which includes brokerage commissions, a $15.00 service charge and any required tax withholdings. Proceeds are

22

normally paid by check, which is generally mailed within 24 hours of the date on which the transaction is settled with the Independent Agent. Such settlement dates are typically three business days following the sale. You will not earn interest on funds generated from the sale of shares for the time period between the date of sale and the date on which you receive your check. We reserve the right to designate an exclusive broker to sell shares on the open market. All sale requests having an anticipated market value of $100,000.00 or more must be submitted in written form. In addition, all sale requests within 30 days of an address change to your account must be submitted in written form.

      Because the Plan Administrator will arrange for the sale of shares through an Independent Agent, neither we nor any Plan participant has the authority or power to control either the timing or the pricing of shares sold. Therefore, you will not be able to precisely time your sales through the Plan, and you will bear the market risk associated with fluctuations in the price of our common stock. That is, if you send in a request for a sale, it is possible that the market price of our common stock could go up or down before the sale is completed. If you prefer to have control over the exact price and timing of your sale, you can choose to withdraw the shares you wish to sell and conduct the transaction through a stockbroker of your choice. See “Issuance of Certificates” on page 24.

      Please note that if your total holdings fall below one share, the Plan Administrator may liquidate the fractional share, remit the proceeds to you, less any applicable fees, and close your Plan account.

Safekeeping of Stock Certificates in Book-Entry Form

      Shares of our common stock that you buy under the Plan will be maintained in your Plan account in book-entry form. In addition, you may also deposit any other shares of our common stock that you hold in certificate form into the Plan for “safekeeping” to be held in book-entry form, at no cost. Deposited shares represented by common stock certificates will be credited to your account. Thereafter, the shares are treated in the same manner as shares purchased through the Plan, giving you the options of reinvesting your dividends and selling your shares through the Plan.

      Safekeeping is beneficial because you no longer bear the risk and cost associated with the loss, theft, or destruction of stock certificates. Certificates will be issued only upon written request to the Plan Administrator. See “Issuance of Certificates” on page 24.

      To use the safekeeping service, complete the tear-off section of your account statement or write a letter of instruction and send it, along with your stock certificates, to the Plan Administrator. We recommend that securities be sent by registered mail and insured for 2% of their value. Do not endorse the certificates or complete the assignment section.

      Certificates deposited for safekeeping should be sent to:

Nextel Communications, Inc.
c/o EquiServe Trust Company, N.A.
P.O. Box 43081
Providence, Rhode Island 02940-3081

Gifts or Transfers of Shares

      You can give or transfer shares from your Plan account to anyone you choose by:

•	making an initial cash investment of at least $1,000 to establish an account in the recipient’s name;

•	submitting an optional cash investment on behalf of an existing Plan participant in an amount not less than $100 nor more than $10,000;

•	transferring shares from your Plan account to the account of an existing Plan participant; or

•	transferring a whole number of shares from your account to a recipient outside the Plan.

23

      You may transfer shares to the accounts of existing Plan participants or to establish a new account. If your investments or transfers are made to an existing account, the dividends on the shares credited pursuant to such investments or transfers will be reinvested in accordance with the elections made on the existing account. New Plan participants may elect any of the dividend reinvestment options by completing an Initial Enrollment Form. If you participate in dividend reinvestment and your request to transfer your shares is received after a Dividend Record Date, the processing of your request may be held until after your account is credited with reinvested dividends. This holding period could be as long as four weeks.

      When authorizing a transfer of shares, you must send written instructions to the Plan Administrator, and you must have your signature on the letter of instruction medallion guaranteed by a financial institution participating in the Medallion Signature Guarantee program. A Medallion Signature Guarantee is a special guarantee for securities that may be obtained through a financial institution such as a broker, bank, savings and loan association, or credit union. The guarantee ensures that the individual requesting the stock transfer is in fact the owner of the applicable stock. Most banks and brokers participate in the Medallion Signature Guarantee Program.

      If you need additional assistance regarding the transfer of your shares, please call the Plan Administrator at (       )        -          .

Issuance of Certificates

      At any time, you may obtain a certificate, free of charge, for all or a part of the whole shares of common stock in your account upon written request to the Plan Administrator.

      Certificates will be issued for whole shares only. In the event your request involves a fractional share, a check for the value of the fractional share will be mailed to you. The Plan Administrator normally will issue the certificates within two business days of the receipt of your request.

      Certificates will be issued in the name(s) in which the account is registered, unless otherwise instructed. If the certificate is to be issued in a name other than your Plan account registration, the signature on the instructions or stock power must be guaranteed by a financial institution participating in the Medallion Signature Guarantee program, as described under “Gifts or Transfers of Shares” above.

Pledging of Shares

      You may not pledge as collateral shares of common stock held in your account. If you wish to pledge shares of common stock held in your account, you must request that certificates for those shares be issued. You can then deliver the certificates as collateral. See “Issuance of Certificates” on page 24.

Statements of Account

      If you participate in dividend reinvestment, the Plan Administrator will mail you a statement after each dividend reinvestment showing all of your year-to-date transactions (shares, amounts invested, purchase prices) and other account information. Supplemental statements or notices will be sent when you make an initial or optional cash investment or a deposit, transfer or withdrawal of shares.

      In addition, you will receive a year-end statement summarizing the activity in your account for the entire year. The Plan Administrator will also furnish to you Internal Revenue Service information for reporting dividends paid and proceeds derived from any sale of shares credited to your account in the form and manner as the Internal Revenue Service may require.

      Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

      You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

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Summary of Participation Fees

Enrollment Fee for New Investors	$10.00 per new account
Reinvestment of Dividends	No service charge
Optional Cash Investments	$5.00 if made by check; $2.50 if made by automatic deduction
Returned Checks	$25.00 per check
Purchase of Shares
Open Market	Processing fee of approximately $0.03 per share
Original Issue	No processing fee
Sale of Shares Brokerage	Processing fee of approximately $0.12 per share plus $15.00 per sale
Gift or Transfer of Shares	No service charge
“Safekeeping” of stock in book-entry form	No service charge book-entry form
Certificate Issuance	No service charge

      The Plan Administrator will deduct the applicable fees from the funds for investment or proceeds from a sale. For more details concerning fees, see “Enrollment,” “Purchase of Shares,” “Sale of Shares” and “Statements of Account” on pages 16, 21, 22 and 24, respectively.

Termination of Participation

      You may terminate your participation in the Plan at any time by either calling or delivering written instructions to the Plan Administrator. Your request must be signed by all registered holders listed on the account. If your request to stop dividend reinvestment is received after the Dividend Record Date, then the dividends related to that record date may be reinvested and the shares will be added to your Plan account. Your account may not be terminated until after it is credited with the shares resulting from the pending dividend reinvestment. Upon termination, you must elect either to receive the number of whole shares held in your account and a check for the value of any fractional share, or to have all of the shares in your account sold for you as described under “Sale of Shares” on page 22. If you elect to receive the shares, they will be credited to an account of your designation in book-entry form (i.e., uncertificated) unless you request a certificate. The Plan Administrator will send your stock certificates (if certificates are requested) and/or proceeds to you as soon as practicable.

Death of a Plan Participant

      If a Plan participant dies or becomes legally incapacitated, the Plan Administrator must be notified. If the notice is received at least 30 days prior to the applicable Dividend Payment Date, no more purchases will be made and the account will be closed. If the notice is received later than 30 days prior to the applicable Dividend Payment Date, the dividends paid on that date will be reinvested and then the account will be closed. The legal representative of the participant should contact the Plan Administrator for specific information.

Other Information About the Plan

Stock Splits, Stock Dividends and Other Distributions

      In the event dividends are paid in common stock, or if common stock is distributed in connection with any stock split or similar transaction, each account balance will be adjusted to reflect the receipt of the common stock paid or distributed. You will receive a statement indicating the number of shares or dividends earned as a result of the transaction.

25

Voting of Shares

      We will mail you or deliver electronically at your request proxy materials, including a proxy card representing all shares credited to your Plan account, both full and fractional, and all shares you hold in certificate form. Shares of our common stock held in a Plan account may be voted in person or by the proxy sent to the Plan participant.

Shareholder Communications

      In addition to proxy materials, Plan participants will also receive all communications sent to holders of our common stock. Plan participants can also obtain current financial and other information about us by dialing (       )        -          or by visiting our website at www.nextel.com.

Liability of the Plan Administrator, the Independent Agent and Nextel Communications, Inc.

      Neither we, the Plan Administrator, nor the Independent Agent will be liable for any act performed in good faith or for any good faith omission to act. This includes, without limitation, any claims of liability for (1) failure to terminate an account upon the death of a participant prior to receiving written notice of such death, along with a request to terminate participation from a qualified representative of the deceased; (2) purchase or sale prices reflected in a participant’s Plan account or the dates of purchases or sales of a participant’s Plan shares; or (3) any fluctuation in the market value after purchase or sale of shares.

Plan Modification or Termination

      We reserve the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. We and the Plan Administrator also reserve the right to change any administrative procedures of the Plan.

Change of Eligibility; Termination

      We reserve the right to deny, suspend or terminate participation by a Plan participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan. In such event, the Plan Administrator will notify you in writing and will continue to maintain your shares in book-entry form but will no longer accept optional cash investments or reinvest your dividends. The Plan Administrator will issue a certificate to you upon written request.

Multiple Accounts

      We reserve the right to aggregate all optional investments for Plan participants with more than one account using the same name, address or social security or taxpayer identification number. We may also aggregate Plan accounts that we believe to be under common control or management or to have common ultimate beneficial ownership. In the event that we exercise our rights to aggregate investments and the result would be an investment in excess of $10,000 per month without a Request for Waiver approved by us, the amount in excess of $10,000 will be returned, without interest, as promptly as practicable.

Transfer Agent and Registrar

      EquiServe Trust Company, N.A. presently acts as transfer agent and registrar for our common stock. We reserve the right to terminate the agent and appoint another agent or administer the Plan ourselves. All participants will receive notice of any such change.

No Profit or Dividends Assured

      We cannot assure you of a profit or protect you against a loss on shares of our common stock that you purchase or sell under the Plan. The payment of dividends is at the discretion of our Board of Directors and will depend upon future earnings, our financial condition and other factors. There can be no assurance as to the declaration or payment of any dividend on our common stock.

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Interpretation of the Plan

      Our officers are authorized to take any actions that are consistent with the Plan’s terms and conditions. The Company reserves the right to interpret and regulate the Plan as it deems necessary or desirable in connection with the Plan’s operations.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      Participants will generally not realize gain or loss for federal income tax purposes upon the purchase of shares pursuant to the Plan and a participant’s tax basis in the shares will generally be equal to the purchase price of the shares. In certain circumstances, participants that make investments exceeding $10,000 in a single month and receive a discount from fair market value on the purchase of shares may be deemed to have received a taxable dividend as a result of such discount.

      If the Company distributes cash dividends in the future, participants that elect to reinvest such dividends will be treated as having received a taxable dividend to the extent that the distribution is out of current or accumulated earnings and profits as determined for tax purposes. If we do not have earnings and profits, the distribution will generally be treated as a tax-free reduction in the basis of existing shares. If at the time of the dividend the Company regularly distributes its earnings and profits, the amount of the distribution will be considered to be equal to the amount of the cash dividend that could have been received instead. Otherwise the amount of the distribution will be equal to the fair market value of the shares on the date of distribution. A participant’s tax basis in the purchased shares will generally be equal to the amount of such distribution.

      A participant’s holding period for shares acquired pursuant to the Plan will begin on the day following the date on which the shares are credited to the participant’s account. When a participant receives certificates for whole shares credited to the participant’s account under the Plan, the participant will not realize taxable income. A participant that receives a cash adjustment for a fraction of a share will realize a gain or loss with respect to such fraction. A gain or loss will also be realized by the participant whenever whole shares are sold. The amount of such gain or loss will be the difference between the amount that the participant receives for the shares or fraction of a share and the tax basis of the participant in the shares or fraction sold.

      The foregoing summary is based on current law and does not take into account possible changes in law which may have retroactive effect. The summary does not address special tax consequences that may be applicable to certain participants subject to special tax treatment, including foreign shareholders. Participants are advised to consult their own tax advisors for further information with respect to the federal, foreign, state and local tax consequences of participation in the Plan.

27

PLAN OF DISTRIBUTION

      Except to the extent the Plan Administrator purchases shares of our common stock in the open market, we will sell directly to the Plan Administrator the shares of our common stock acquired under the Plan. There are no brokerage commissions in connection with the purchases of such newly issued shares of our common stock.

      In connection with the administration of the Plan, we may be requested to approve investments made pursuant to requests for waiver by or on behalf of participants or other investors who may be engaged in the securities business.

      Persons who acquire shares of common stock through the Plan and resell them shortly after acquiring them, including coverage of short positions, under certain circumstances, may be participating in a distribution of securities that would require compliance with Regulation M under the Securities Exchange Act of 1934 and may be considered to be underwriters within the meaning of the Securities Act of 1933. We will not extend to any such person any rights or privileges other than those to which it would be entitled as a participant, nor will we enter into any agreement with any such person regarding the resale or distribution by any such person of the shares of our common stock so purchased. We may, however, accept investments made pursuant to requests for waiver by such persons.

      From time to time, financial intermediaries, including brokers and dealers, and other persons may engage in positioning transactions in order to benefit from any waiver discounts applicable to investments made pursuant to requests for waiver under the Plan. Those transactions may cause fluctuations in the trading volume of our common stock. Financial intermediaries and such other persons who engage in positioning transactions may be deemed to be underwriters. We have no arrangements or understandings, formal or informal, with any person relating to the sale of shares of our common stock to be received under the Plan. We reserve the right to modify, suspend or terminate participation in the Plan by otherwise eligible persons to eliminate practices that are inconsistent with the purpose of the Plan.

      In connection with any investment in which the Plan administrator purchases shares of our common stock on the open market, you will pay your pro rata share of all brokerage commissions and fees. Upon withdrawal by a participant from the Plan by the sale of shares of our common stock held under the Plan, the participant will receive the proceeds of that sale less a service charge, brokerage commission and any applicable withholdings, transfer or other taxes. Our common stock may not be available under the Plan in all states. We are not making an offer to sell our common stock in any state where the offer or sale is not permitted.

SALES OF SHARES BY PARTICIPANTS

      Participants that request the sale of any of their shares of common stock held in the Plan must pay a service charge of $15.00 per sale and a processing fee currently equal to $0.12 per share, which includes brokerage commissions, plus any applicable taxes. Shares of our common stock may not be available under the Plan in all states. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our common stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

DESCRIPTION OF CAPITAL STOCK

      Under our certificate of incorporation, we have the authority to issue 2,233,883,948 shares of capital stock, which are currently divided into nine classes or series as follows:

•	2,060,000,000 shares of class A voting common stock, par value $0.001 per share, referred to as the common stock;

•	100,000,000 shares of class B nonvoting common stock, par value $0.001 per share, referred to as the nonvoting common stock;

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•	26,941,933 shares of class A convertible redeemable preferred stock, par value $0.01 per share, having a stated value of $36.75 per share, referred to as the class A preferred stock;

•	82 shares of class B convertible preferred stock, par value $0.01 per share, having a stated value of $1.00 per share, referred to as the class B preferred stock;

•	26,941,933 shares of class C convertible redeemable preferred stock, par value $0.01 per share, having a stated value of $36.75 per share, referred to as the class C preferred stock;

•	1,600,000 shares of 13% series D exchangeable preferred stock, par value $0.01 per share, referred to as series D preferred stock;

•	2,200,000 shares of 11.125% series E exchangeable preferred stock, par value $0.01 per share, referred to as series E preferred stock;

•	800,000 shares of zero coupon convertible preferred stock, par value $0.01 per share, referred to as zero coupon convertible preferred stock; and

•	15,400,000 shares of undesignated preferred stock, par value $0.01 per share.

Preferred Stock

      As described below (see “Terms of Our Existing Preferred Stock”), we have existing shares of class A preferred stock, class B preferred stock, class C preferred stock, series D preferred stock, series E preferred stock, and zero coupon convertible preferred stock. As of March 26, 2003, there were no shares of class A preferred stock, class B preferred stock or class C preferred stock outstanding. Our board of directors is authorized to issue up to 15,400,000 shares of undesignated preferred stock, par value $0.01 per share, in one or more additional series or classes of preferred stock. If our board of directors authorizes the issuance of one or more additional series or classes of preferred stock, our board of directors will fix for each series voting powers and those preferences and relative, participating, optional or other special rights and those qualifications, limitations or restrictions as are permitted by the Delaware General Corporation Law. See “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Terms of Our Existing Preferred Stock

General

      Under the terms of the securities purchase agreement dated as of April 4, 1995, as amended, among Nextel, Digital Radio L.L.C. and Craig O. McCaw, we issued to Digital Radio about 8.2 million shares of class A preferred stock, each with a stated value of $36.75 per share, and 82 shares of class B preferred stock. In addition, we have issued shares of the series D preferred stock, the series E preferred stock and the zero coupon convertible preferred stock.

      The class A preferred stock, class B preferred stock, and class C preferred stock were the primary mechanism for providing Digital Radio, an affiliate of Mr. McCaw with the corporate governance rights associated with Mr. McCaw’s investment in Nextel in 1995. In 1995, Digital Radio and Mr. McCaw received specified board representation rights in connection with their original investment in us, provided they maintained at least 5% of the voting power of our equity securities (assuming conversion of the class A preferred stock owned by Digital Radio). On March 5, 2003, we, Digital Radio and Mr. McCaw entered into an agreement revising these arrangements as Mr. McCaw was soon to no longer own at least 5% of the voting power of our outstanding equity securities. As a result, all of the shares of the class A preferred stock and class B preferred stock held by Digital Radio converted into shares of our class A common stock on March 5, 2003.

      The following descriptions of the terms of our existing classes and series of preferred stock do not purport to be complete and each such description is subject to, and is qualified in its entirety by reference to, the provisions of our certificate of incorporation, our by-laws and the relevant certificate of designation.

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You should read our certificate of incorporation, by-laws and the relevant certificate of designation. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Class A Preferred Stock

      Under the terms of the class A preferred stock, holders of class A preferred stock, voting separately as a class, were entitled to elect three members of the board of directors or, if greater than three, the number of directors, rounded up to the nearest whole number, equal to 25% of the entire board of directors, who are referred to as the class A directors. For so long as the operations committee of our board of directors was in existence and the holders of the class A preferred stock were entitled to elect directors, the holders of the class A preferred stock were entitled to have a majority of the members of the operations committee represented by class A directors, which committee had the authority to formulate key aspects of our business strategy. As a result of our March 2003 agreement with Digital Radio and Mr. McCaw, the operations committee was terminated and, as of March 26, 2003, there were no shares of class A preferred stock outstanding.

      With respect to matters other than the election of directors, shares of class A preferred stock voted together as a class with shares of common stock and each share of class A preferred stock was entitled to a number of votes equal to the number of shares of common stock into which that share was convertible.

      Each share of class A preferred stock is convertible at the election of the holder into six shares of common stock, subject to specified adjustments. Upon the occurrence of specified events, including the failure of Digital Radio, Mr. McCaw and his controlled affiliates to own at least 5% of the voting power of our equity securities, the shares of class A preferred stock were to be automatically converted into shares of common stock on a six-for-one basis. In addition, shares of class A preferred stock are to be automatically converted into shares of class C preferred stock on a one-for-one basis upon the occurrence of specified events, including the reduction of Digital Radio’s ownership interest in the class A preferred stock to below 51% of the then outstanding class A preferred stock or foreclosure by a secured party upon shares of class A preferred stock pledged to that secured party. Shares of class A preferred stock are also redeemable at our option upon the occurrence of specified events constituting a change in control, as defined in the terms of our certificate of incorporation, at a redemption price equal to the stated value of the class A preferred stock plus the amount of any accrued or declared but unpaid dividends on the class A preferred stock.

Class B Preferred Stock

      All shares of class B preferred stock were converted into shares of class A common stock on March 5, 2003. The purpose of the class B preferred stock was to provide a protection for Digital Radio’s right to proportionate representation on the board of directors, to the extent not provided by Digital Radio’s ownership of class A preferred stock, and to establish a mechanism for the payment of the $25 million liquidated damages payment contemplated by the securities purchase agreement if the board of directors had taken specified actions in specified circumstances with respect to the operations committee that would have given rise to this payment. Shares of class B preferred stock were to be automatically converted on a one-for-one basis to shares of common stock if the voting power of Digital Radio, Mr. McCaw and his controlled affiliates fell below 5% or if specified transfers of class B preferred stock occurred.

Class C Preferred Stock

      Shares of class C preferred stock were issuable upon conversion of class A preferred stock upon specified events, on a share for share basis. The purpose of the class C preferred stock was to protect the economic attributes of the class A preferred stock if specified events resulting in the termination of the corporate governance rights associated with the class A preferred stock were to occur. The terms of the class C preferred stock were substantially the same as the terms of the class A preferred stock except that holders of class C preferred stock have no special voting rights in the election of directors, including the

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appointment of directors to the operations committee. As a result of the conversion of the class A preferred stock on March 5, 2003, we will not issue shares of class C preferred stock.

Series D Preferred Stock

      The series D preferred stock ranks equally with the series E preferred stock and the zero coupon convertible preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our series D preferred stock have a liquidation preference of $1,000 per share. Dividends on the series D preferred stock accrue at an annual rate of 13% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series D preferred stock is mandatorily redeemable on July 15, 2009 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series D preferred stock, in whole but not in part, into subordinated debentures.

Series E Preferred Stock

      The series E preferred stock ranks equally with the series D preferred stock and the zero coupon convertible preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our series E exchangeable preferred stock have a liquidation preference of $1,000 per share. Dividends on the series E preferred stock accrue at an annual rate of 11.125% of the liquidation preference, are cumulative from the date of issuance and are payable quarterly in cash. The series E preferred stock is mandatorily redeemable on February 15, 2010 at the liquidation preference plus accrued and unpaid dividends. We may choose to redeem some or all of the preferred stock at specified redemption prices. We also may choose to exchange the series E preferred stock, in whole but not in part, into subordinated debentures.

Zero Coupon Convertible Preferred Stock Due 2013

      The zero coupon convertible preferred stock ranks equally with the series D preferred stock and the series E preferred stock in all respects, and ranks equally with the class A preferred stock, the class B preferred stock and the class C preferred stock in all respects except that it was junior with respect to the $25 million cash payment on the class B preferred stock discussed above. Shares of our zero coupon convertible preferred stock have a liquidation preference of $1,000 per share at maturity. The zero coupon convertible preferred stock had an initial liquidation preference of $253.675 per share. No dividends will be payable with respect to the zero coupon convertible preferred stock; however, the liquidation preference will accrete from the issuance date at an annual rate of 9.25% compounded quarterly. The zero coupon convertible preferred stock is convertible at the option of the holders prior to redemption or maturity into our class A common stock at a conversion rate of 19.4882 shares of our class A common stock for each share of zero coupon convertible preferred stock, subject to adjustment upon the occurrence of specified events. We may choose to redeem some or all of the preferred stock starting December 23, 2005, and the preferred stock may be tendered by the holders for acquisition by us on December 23, 2005 and 2008. The zero coupon convertible preferred stock is mandatorily redeemable on December 23, 2013 at the fully accreted liquidation preference of $1,000 per share. We may elect, subject to the satisfaction of specified requirements, to pay any redemption or tender price with our class A common stock.

Undesignated Preferred Stock

      In addition to the existing shares of class A preferred stock, class B preferred stock, class C preferred stock, series D preferred stock, series E preferred stock and zero coupon preferred stock, described above, our board of directors is authorized to issue up to 15,400,000 shares of undesignated preferred stock, par value $0.01 per share, in one or more series or classes of preferred stock.

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Common Stock

      Our certificate of incorporation authorizes the issuance of 2,160,000,000 shares of common stock, par value $0.001 per share, of which 2,060,000,000 shares have been designated as class A common stock, referred to as the common stock, and 100,000,000 shares have been designated as class B nonvoting common stock, referred to as the nonvoting common stock.

      We may issue, from time to time, shares of our common stock and nonvoting common stock, the general terms and provisions of which are summarized below. This summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our certificate of incorporation, by-laws and the applicable prospectus supplement. You should read our certificate of incorporation, our by-laws and the applicable prospectus supplement. Also see “Relevant Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law” below.

Voting

      Except as required by law with respect to shares of each of our class A preferred stock, class B preferred stock and class C preferred stock, and except with respect to matters as to which shares of a class or series of preferred stock vote separately as a class, the holders of the common stock are entitled to one vote per share on all matters to be voted on by our stockholders. The holders of the nonvoting common stock have no right to vote on any matters to be voted on by the stockholders, except as follows and as otherwise required by law. The holders of the nonvoting common stock do have the right to vote as a separate class, with each share having one vote, on:

•	any merger, consolidation, reorganization or reclassification of our company or our shares of capital stock;

•	any amendment to our certificate of incorporation; or

•	any liquidation, dissolution or winding up of our company;

(each of these events being a “Class B Fundamental Change”) in which shares of the nonvoting common stock would be treated differently than shares of the common stock, other than a Class B Fundamental Change in which the only difference in the treatment is that the holders of the common stock would be entitled to receive equity securities with full voting rights and the holders of the nonvoting common stock would be entitled to receive equity securities which have voting rights substantially identical to the voting rights of the nonvoting common stock and are convertible in connection with any Voting Conversion Event, as defined below, on a share for share basis, into the voting securities to which the holders of the common stock are entitled. Our certificate of incorporation does not provide for cumulative voting in the election of directors.

Dividends

      Subject to the declaration and payment of dividends on our preferred stock at the time outstanding, to the extent of any preference to which that preferred stock is entitled, and after the provision for any sinking or purchase fund or funds for any series of the preferred stock has been complied with, our board of directors may declare and pay dividends on the common stock and the nonvoting common stock, payable in cash or other consideration, out of funds legally available. If dividends are declared on the common stock that are payable in shares of common stock, then dividends payable at the same rate in shares of nonvoting common stock must be declared on any outstanding shares of nonvoting common stock.

      We have not paid any cash dividends on our common stock and do not plan to pay any cash dividends on our common stock for the foreseeable future.

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Liquidation, Subdivision or Combination

      In the event of any liquidation, dissolution or winding up of our company or upon the distribution of our assets, all assets and funds remaining after payment in full of our debts and liabilities, and after the payment to the holders of the then outstanding preferred stock of the full preferential amounts to which they are entitled, would be divided and distributed among the holders of the common stock and nonvoting common stock ratably. In no event will either common stock or nonvoting common stock be split, divided or combined unless the other is proportionately split, divided or combined.

Convertibility of Nonvoting Common Stock into Common Stock

      Upon the actual or expected occurrence of any Voting Conversion Event, as defined below, each share of nonvoting common stock which is being or has been distributed, disposed of or sold, or is expected to be distributed, disposed of or sold, in connection with that Voting Conversion Event will be convertible at the option of the holder into one fully paid and nonassessable share of common stock. If any shares of nonvoting common stock are converted into shares of common stock in connection with a Voting Conversion Event, however, and any of those shares of common stock are not actually distributed, disposed of or sold according to the Voting Conversion Event, those shares of common stock that are not distributed, disposed of or sold will be promptly converted back into the same number of shares of nonvoting common stock.

      A “Voting Conversion Event” means:

•	any public offering or public sale of our securities, including a public offering registered under the Securities Act of 1933 and a public sale under Rule 144 of the Securities and Exchange Commission or any similar rule then in force;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would in the aggregate own or control securities that possess in the aggregate the ordinary voting power to elect a majority of our board of directors, provided that the sale has been approved by our board of directors or any authorized committee;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons in the aggregate would own or control securities, excluding any nonvoting common stock being converted and disposed of in connection with the Voting Conversion Event, that possess in the aggregate the ordinary voting power to elect a majority of our board of directors;

•	any sale of securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, if, after that sale, that person or group of persons would not, in the aggregate, own, control or have the right to acquire more than two percent of the outstanding securities of any class of our voting securities; and

•	any distribution, disposition or sale of any of our securities to a person or group of persons, within the meaning of the Securities Exchange Act of 1934, in connection with a merger, consolidation or similar transaction if, after that transaction, that person or group of persons will own or control securities that constitute in the aggregate the ordinary voting power to elect a majority of the surviving corporation’s directors, provided that the transaction has been approved by our board of directors or any authorized committee.

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Transfer Agent and Registrar

      EquiServe Trust Company, N.A. acts as transfer agent and registrar for the common stock.

Relevant Provisions of Our Certificate of Incorporation, Our By-Laws and Delaware Law

      Our certificate of incorporation and our by-laws contain provisions that could make more difficult the acquisition of our company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage specific types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with us. Although these provisions may have the effect of delaying, deferring or preventing a change in control of our company, we believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms. The description below is intended as a summary only and is qualified in its entirety by reference to our certificate of incorporation and our by-laws.

Board of Directors

      Our certificate of incorporation provides that our board of directors is divided into three classes of directors, with each class having a number of directors as nearly equal as possible and with the term of each class expiring in a different year. Our by-laws provide that our board of directors will consist of one or more members, and that the number of directors will be determined by resolution of our board of directors or by the stockholders at their annual meeting or a special meeting. We are a party to an agreement with one of our stockholders that entitles the stockholder to name specified nominees to be elected to our board of directors. Our board of directors currently consists of eleven directors. Subject to any rights of holders of preferred stock, a majority of our board of directors then in office has the sole authority to fill any vacancies on our board of directors. Under Delaware law, stockholders may remove members of a classified board only for cause.

Stockholder Actions and Special Meetings

      Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and prohibits stockholder action by written consent instead of a meeting. Our by-laws provide that, subject to the rights of holders of any series of preferred stock, special meetings of stockholders may be called only by our president, at the request of a majority of our board of directors or at the request of stockholders owning a majority of our entire capital stock issued and outstanding and entitled to vote.

Anti-Takeover Statute

      Section 203 of the Delaware General Corporation Law is applicable to corporate takeovers. Subject to specified exceptions listed in this statute, Section 203 of the Delaware General Corporation Law provides that a corporation may not engage in any business combination with any “interested stockholder” for a three-year period following the date that the stockholder becomes an interested stockholder unless:

•	before that date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding specified shares; or

•	on or after that date, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

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      Except as specified in Section 203 of the Delaware General Corporation Law, an interested stockholder is defined to include any person that is:

•	the owner of 15% or more of the outstanding voting stock of the corporation;

•	an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately before the relevant date; and

•	the affiliate and associate of the above.

      Under specific circumstances, Section 203 of the Delaware General Corporation Law makes it more difficult for an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or by-laws, elect not to be governed by this section, effective twelve months after adoption. Our certificate of incorporation and by-laws do not exclude us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, since the stockholder approval requirement would be avoided if a majority of our directors then in office approves either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

Additional Authorized Shares of Capital Stock

      The additional shares of authorized common stock and preferred stock available for issuance under our certificate of incorporation could be issued at such times, under such circumstances and with such terms and conditions as to impede a change in control.

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WHERE YOU CAN FIND MORE INFORMATION

      We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy this information at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Our filings are also available on the Securities and Exchange Commission’s website on the Internet at http://www.sec.gov.

      This prospectus constitutes part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission under the Securities Act of 1933. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the Securities and Exchange Commission, at the Public Reference Room maintained by the Securities and Exchange Commission in Washington, D.C.

      Statements contained in this prospectus, in any prospectus supplement or in any document incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of the contract or other document filed as an exhibit to, or incorporated by reference in, the registration statement, each statement being qualified in all respects by such reference.

      We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the Securities and Exchange Commission. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus, any applicable prospectus supplement or any document we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference in this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any applicable prospectus supplement or any document that we subsequently file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents set forth below that we have previously filed with the Securities and Exchange Commission:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

•	Current Reports on Form 8-K filed on January 8, 2003, on January 16, 2003, on February 14, 2003, on February 20, 2003, and on March 6, 2003;

•	Proxy statement, dated and filed with the Securities and Exchange Commission in definitive form on April 19, 2002, with respect to the information required by Items 401 (management), 402 (executive compensation), 403 (securities ownership) and 404 (certain relationships and related transactions) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934; and

•	The description of the common stock contained in the registration statement on Form 8-A dated January 16, 1992, including the information incorporated by reference into that registration statement from the registration statement on Form S-1, as amended, dated as of January 27, 1992.

      We are also incorporating by reference additional documents we may file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of the offering. This additional information is a part of this prospectus from the date of filing of those documents.

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      We will make documents incorporated by reference available to you without charge upon your oral or written request. Requests for those documents should be directed to Nextel Communications, Inc., 2001 Edmund Halley Drive, Reston, Virginia 20191, Attention: Investor Relations, telephone: (703) 433-4300. The information relating to us contained in this prospectus does not purport to be complete and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus and the information included in the applicable prospectus supplement.

LEGAL MATTERS

      Legal matters with respect to the validity of the securities being offered hereby will be passed upon for us by Dewey Ballantine LLP, New York, New York.

EXPERTS

      The consolidated financial statements and financial statement schedules I & II of Nextel Communications, Inc. incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated February 20, 2003, March 5, 2003 as to Notes 11, 13 and 15 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards (SFAS) No. 142 “Goodwill and Other Intangible Assets”, SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities” as amended by SFAS No. 138 “Accounting for Certain Derivative Instruments and Certain Hedging Activities”, and Staff Accounting Bulletin No. 101 “Revenue Recognition in Financial Statements”), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

      The consolidated financial statements of NII Holdings, Inc. and subsidiaries incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated March 7, 2003 (which expresses an unqualified opinion and includes explanatory paragraphs referring to NII Holdings, Inc.’s reorganization under Chapter 11 of the United States Bankruptcy Code in 2002, the adoption of AICPA Statement of Position 90-7, “Financial Reporting for Entities in Reorganization Under the Bankruptcy Code,” in 2002, the adoption of Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements,” in 2000, the adoption of Statement of Financial Accounting Standards No. 142 “Goodwill and Other Intangible Assets,” on January 1, 2002 and the adoption of Emerging Issues Task Force Issue 00-21, “Accounting for Revenue Arrangements with Multiple Deliverables,” on November 1, 2002), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.     Other Expenses of Issuance and Distribution

      The table below sets forth the various expenses and costs to be incurred by Nextel Communications, Inc. in connection with the sale and distribution of the securities offered hereby. All the amounts shown are estimated except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$404,500
Accountants’ fees and expenses	65,000
Legal fees and expenses	200,000
Printing and engraving expenses	100,000
Trustee’s and registrar’s fees and expenses	50,000
Miscellaneous	70,000

Total:	$889,500

ITEM 15.     Indemnification of Directors and Officers

      Set forth below is a description of certain provisions of our Restated Certificate of Incorporation, as amended (the “Nextel Certificate of Incorporation”), our Amended and Restated By-laws (the “Nextel By-laws”), and the Delaware General Corporation Law (the “Delaware General Corporation Law”). This description is intended as a summary only and is qualified in its entirety by reference to the Nextel Certificate of Incorporation, the Nextel By-laws, and the Delaware General Corporation Law.

      Elimination of Liability in Certain Circumstances. The Nextel Certificate of Incorporation provides that, to the full extent provided by law, a director will not be personally liable to Nextel or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director. The Delaware General Corporation Law provides that a corporation may limit or eliminate a director’s personal liability for monetary damages to the corporation or its stockholders, except for liability (i) for any breach of the director’s duty of loyalty to such corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

      While Article 7 of the Nextel Certificate of Incorporation provides directors with protection from awards for monetary damages for breaches of the duty of care, it does not eliminate the directors’ duty of care. Accordingly, Article 7 will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of the duty of care. The provisions of Article 7 as described above apply to officers of Nextel only if they are directors of Nextel and are acting in their capacity as directors, and does not apply to officers of Nextel who are not directors.

      Indemnification and Insurance. Under the Delaware General Corporation Law, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, or proceedings, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation as a derivative action) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      Article 6 of the Nextel Certificate of Incorporation and Article VII of the Nextel By-laws provide to directors and officers indemnification to the full extent provided by law, thereby affording the directors and officers of Nextel the protections available to directors and officers of Delaware corporations. Article VII of the Nextel By-laws also provides that expenses incurred by a person in defending a civil or criminal action, suit, or proceeding by reason of the fact that he or she is or was a director or officer shall be paid in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by Nextel as authorized by relevant Delaware law. Nextel has obtained directors and officers liability insurance providing coverage to its directors and officers.

      On September 12, 1991, the board of directors of Nextel unanimously adopted resolutions authorizing Nextel to enter into an Indemnification Agreement (the “Indemnification Agreement”) with each director of Nextel. Nextel has entered into an Indemnification Agreement with its directors and officers. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification under circumstances in which indemnity would not otherwise be provided by the Delaware General Corporation Law. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification as provided by Section 145 of the Delaware General Corporation Law and to indemnification for any amount which the Indemnitee is or becomes legally obligated to pay relating to or arising out of any claim made against such person because of any act, failure to act, or neglect or breach of duty, including any actual or alleged error, misstatement, or misleading statement, which such person commits, suffers, permits, or acquiesces in while acting in the Indemnitee’s position with Nextel. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under the Nextel Certificate of Incorporation or the Nextel By-laws, any policy of insurance or otherwise. Nextel is not required under the Indemnification Agreements to make payments in excess of those expressly provided for in the Delaware General Corporation Law in connection with any claim against the Indemnitee:

      (i) which results in a final, nonappealable order directing the Indemnitee to pay a fine or similar governmental imposition which Nextel is prohibited by applicable law from paying; or

      (ii) based upon or attributable to the Indemnitee gaining in fact a personal profit to which he was not legally entitled including, without limitation, profits made from the purchase and sale by the Indemnitee of equity securities of Nextel which are recoverable by Nextel pursuant to Section 16(b) of the Securities Exchange Act of 1934, and profits arising from transactions in publicly traded securities of Nextel which were effected by the Indemnitee in violation of Section 10(b) of the Securities Exchange Act of 1934 or Rule 10b-5 promulgated thereunder.

      In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

      The Indemnification Agreements are also intended to provide increased assurance of indemnification by prohibiting Nextel from adopting any amendment to the Nextel Certificate of Incorporation or the Nextel By-laws which would have the effect of denying, diminishing or encumbering the Indemnitee’s rights pursuant thereto or to the Delaware General Corporation Law or any other law as applied to any act or failure to act occurring in whole or in part prior to the effective date of such amendment.

ITEM 16.     Exhibits

      All references to documents filed pursuant to the Securities Exchange Act of 1934, including Forms 10-K, 10-Q and 8-K, were filed by Nextel Communications, Inc. (file no. 0-19656), unless otherwise indicated.

Exhibit
No.	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities.
*1.2	Form of Underwriting Agreement with respect to Preferred Stock.
*1.3	Form of Underwriting Agreement with respect to Common Stock.
*1.4	Form of Underwriting Agreement with respect to Warrants.
*1.5	Form of Underwriting Agreement with respect to Trust Preferred Securities.

Exhibit
No.	Description

*1.6	Form of Underwriting Agreement with respect to Purchase Contracts.
*1.7	Form of Underwriting Agreement with respect to Units.
*1.8	Form of Distribution Agreement with respect to Debt Securities.
4.1.1	Restated Certificate of Incorporation of Registrant (filed on June 1, 2000 as Exhibit 3.1 to Nextel’s post-effective amendment no. 2 to registration statement no. 33-1290 on Form S-4 and incorporated herein by reference).
4.1.2	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13% Series D Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed July 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K dated July 21, 1997 and incorporated herein by reference).
4.1.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 11.125% Series E Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed February 12, 1998 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.1.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Zero Coupon Convertible Preferred Stock due 2013 and Qualifications, Limitations and Restrictions Thereof (filed February 10, 1999 as Exhibit 4.16 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.2	Amended and Restated By-laws of Registrant (filed July 31, 1995 as Exhibit 4.2 to Nextel’s post-effective amendment no. 1 on Form S-8 to registration statement no. 33-91716 on Form S-4 and incorporated herein by reference).
4.3	Indenture dated September 17, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 10.65% Senior Redeemable Discount Notes due 2007 (filed September 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.4	Indenture dated October 22, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.75% Senior Serial Redeemable Discount Notes due 2007 (filed October 23, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.5	Indenture dated February 11, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.95% Senior Serial Redeemable Discount Notes due 2008 (filed February 12, 1998 as Exhibit 4.2 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.6	Indenture dated November 4, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 12.0% Senior Serial Redeemable Notes due 2008 (filed February 10, 1999 as Exhibit 4.13.1 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.7	Indenture dated June 16, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 4.75% Convertible Senior Redeemable Notes due 2007 (filed June 23, 1999 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.8	Indenture dated November 12, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.375% Senior Serial Redeemable Notes due 2009 (filed November 15, 1999 as Exhibit 4.1 to Nextel’s quarterly report on Form 10-Q for the quarter ended September 30, 1999 (the “1999 Third Quarter 10-Q”) and incorporated herein by reference).

Exhibit
No.	Description

4.9	Indenture dated January 26, 2000 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 5.25% Convertible Senior Redeemable Notes due 2010 (filed January 26, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.10	Indenture dated January 26, 2001 between Nextel and BNY Midwest Trust Company, as Trustee, relating to Nextel’s 9.5% Senior Serial Redeemable Notes due 2011 (filed January 29, 2001 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.11	Indenture dated May 29, 2001 between Nextel and BNY Midwest Trust Company, as Trustee, relating to Nextel’s 6.0% Convertible Senior Redeemable Notes due 2011 (filed May 29, 2001 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.1	Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed November 15, 1999 as Exhibit 4.3 to the 1999 Third Quarter 10-Q and incorporated herein by reference).
4.12.2	Tranche D Term Loan Agreement dated March 15, 2000 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed March 15, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.3	Amendment no. 1 dated April 26, 2000 to the Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed May 5, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.4	Amendment no. 2 dated March 29, 2001 to the Amended and Restated Credit Agreement dated November 9, 1999, as amended, among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed April 2, 2001 as Exhibit 4.13.4 to Nextel’s annual report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
4.13	Form of Senior Debt Securities Indenture (including form of Senior Debt Securities).
4.14	Form of Subordinated Debt Securities Indenture (including form of Subordinated Debt Securities Indenture).
*4.15	Form of Warrant Agreement (including form of Warrant Certificate).
*4.16	Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.
*4.17	Form of Unit Agreement (including form of Unit Certificate).
*4.18	Form of Deposit Agreement (including form of Depositary Receipts).
*4.19	Certificate of Designation of Preferred Stock.
*4.20	Form of Preferred Stock Certificate.
4.21	Certificate of Trust of Nextel Capital Trust I.
4.22	Trust Agreement of Nextel Capital Trust I.
4.23	Certificate of Trust of Nextel Capital Trust II.
4.24	Trust Agreement of Nextel Capital Trust II.
4.25	Certificate of Trust of Nextel Capital Trust III.

Exhibit
No.	Description

4.26	Trust Agreement of Nextel Capital Trust III.
4.27	Form of Amended and Restated Trust Agreement of the Nextel Capital Trusts relating to Trust Preferred Securities.
4.28	Form of Trust Preferred Security (included in Exhibit 4.27).
4.29	Form of Guarantee Agreement of Nextel relating to Trust Preferred Securities.
4.30	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities (included Exhibit 4.27).
5.1	Opinion of Dewey Ballantine LLP.
5.2	Opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel.
12.1.1	Computation of Ratio of Earnings to Fixed Charges.
12.1.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Dewey Ballantine LLP (included in their opinion filed as Exhibit 5.1).
23.2	Consent of Morris, James, Hitchens & Williams LLP (included in their opinion filed as Exhibit 5.2).
23.3	Consent of Deloitte & Touche LLP with respect to Nextel Communications, Inc.
23.4	Consent of Deloitte & Touche LLP with respect to NII Holdings, Inc.
24	Powers of Attorney (included on the signature page hereto).
**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture.
**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.
**25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Guarantee Agreement of Nextel Communications, Inc. relating to Trust Preferred Securities.
**25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Amended and Restated Trust Agreement of the Nextel Capital Trusts relating to Trust Preferred Securities.

*	To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a current report on Form 8-K.

**	To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).

ITEM 17.     Undertakings

      (a) The undersigned Registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(i) and 1(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 27th day of March, 2003.

NEXTEL COMMUNICATIONS, INC.

By:	/s/ LEONARD J. KENNEDY

Leonard J. Kennedy
Senior Vice President and General Counsel

POWER OF ATTORNEY

      We, the undersigned directors and officers of Nextel Communications, Inc., do hereby severally constitute and appoint Timothy M. Donahue, Paul N. Saleh and Leonard J. Kennedy, and each of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or any of them, may deem necessary or advisable to enable said Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-3, including specifically, but without limitation, power and authority to sign for us or any of us, in our names in the capacities indicated below, any and all amendments (including pre- and post-effective amendments) hereto and any related registration statement and amendments thereto filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933; and we do each hereby ratify and confirm all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ WILLIAM E. CONWAY, JR. William E. Conway, Jr.	Chairman of the Board of Directors	March 27, 2003

/s/ TIMOTHY M. DONAHUE Timothy M. Donahue	President, Chief Executive Officer and Director (principal executive officer)	March 27, 2003

/s/ PAUL N. SALEH Paul N. Saleh	Executive Vice President and Chief Financial Officer (principal financial officer)	March 27, 2003

/s/ WILLIAM G. ARENDT William G. Arendt	Vice President and Controller (principal accounting officer)	March 27, 2003

/s/ MORGAN E. O’BRIEN Morgan E. O’Brien	Vice Chairman of the Board	March 27, 2003

Signature	Title	Date

/s/ KEITH J. BANE Keith J. Bane	Director	March 27, 2003

/s/ J. TIMOTHY BRYAN J. Timothy Bryan	Director	March 27, 2003

/s/ FRANK M. DRENDEL Frank M. Drendel	Director	March 27, 2003

/s/ V. JANET HILL V. Janet Hill	Director	March 27, 2003

/s/ WILLIAM E. KENNARD William E. Kennard	Director	March 27, 2003

/s/ CRAIG O. MCCAW Craig O. McCaw	Director	March 27, 2003

/s/ STEPHANIE M. SHERN Stephanie M. Shern	Director	March 27, 2003

/s/ DENNIS M. WEIBLING Dennis M. Weibling	Director	March 27, 2003

      Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 27th day of March, 2003.

NEXTEL CAPITAL TRUST I

BY NEXTEL COMMUNICATIONS, INC., AS DEPOSITOR

By:	/s/ PAUL N. SALEH

Paul N. Saleh
Executive Vice President and Chief Financial Officer

      Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 27th day of March, 2003.

NEXTEL CAPITAL TRUST II

BY NEXTEL COMMUNICATIONS, INC., AS DEPOSITOR

By:	/s/ PAUL N. SALEH

Paul N. Saleh
Executive Vice President and Chief Financial Officer

      Pursuant to the requirement of the Securities Act of 1933, Nextel Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 27th day of March, 2003.

NEXTEL CAPITAL TRUST III

BY NEXTEL COMMUNICATIONS, INC., AS DEPOSITOR

By:	/s/ PAUL N. SALEH

Paul N. Saleh
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

*1.1	Form of Underwriting Agreement with respect to Debt Securities.
*1.2	Form of Underwriting Agreement with respect to Preferred Stock.
*1.3	Form of Underwriting Agreement with respect to Common Stock.
*1.4	Form of Underwriting Agreement with respect to Warrants.
*1.5	Form of Underwriting Agreement with respect to Trust Preferred Securities.
*1.6	Form of Underwriting Agreement with respect to Purchase Contracts.
*1.7	Form of Underwriting Agreement with respect to Units.
*1.8	Form of Distribution Agreement with respect to Debt Securities.
4.1.1	Restated Certificate of Incorporation of Registrant (filed on June 1, 2000 as Exhibit 3.1 to Nextel’s post-effective amendment no. 2 to registration statement no. 33-1290 on Form S-4 and incorporated herein by reference).
4.1.2	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13% Series D Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed July 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K dated July 21, 1997 and incorporated herein by reference).
4.1.3	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 11.125% Series E Exchangeable Preferred Stock and Qualifications, Limitations and Restrictions Thereof (filed February 12, 1998 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.1.4	Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of Zero Coupon Convertible Preferred Stock due 2013 and Qualifications, Limitations and Restrictions Thereof (filed February 10, 1999 as Exhibit 4.16 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.2	Amended and Restated By-laws of Registrant (filed July 31, 1995 as Exhibit 4.2 to Nextel’s post-effective amendment no. 1 on Form S-8 to registration statement no. 33-91716 on Form S-4 and incorporated herein by reference).
4.3	Indenture dated September 17, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 10.65% Senior Redeemable Discount Notes due 2007 (filed September 22, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.4	Indenture dated October 22, 1997 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.75% Senior Serial Redeemable Discount Notes due 2007 (filed October 23, 1997 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.5	Indenture dated February 11, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.95% Senior Serial Redeemable Discount Notes due 2008 (filed February 12, 1998 as Exhibit 4.2 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.6	Indenture dated November 4, 1998 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 12.0% Senior Serial Redeemable Notes due 2008 (filed February 10, 1999 as Exhibit 4.13.1 to Nextel’s registration statement on Form S-4 and incorporated herein by reference).
4.7	Indenture dated June 16, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 4.75% Convertible Senior Redeemable Notes due 2007 (filed June 23, 1999 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).

Exhibit
No.	Description

4.8	Indenture dated November 12, 1999 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 9.375% Senior Serial Redeemable Notes due 2009 (filed November 15, 1999 as Exhibit 4.1 to Nextel’s quarterly report on Form 10-Q for the quarter ended September 30, 1999 (the “1999 Third Quarter 10-Q”) and incorporated herein by reference).
4.9	Indenture dated January 26, 2000 between Nextel and Harris Trust and Savings Bank, as Trustee, relating to Nextel’s 5.25% Convertible Senior Redeemable Notes due 2010 (filed January 26, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.10	Indenture dated January 26, 2001 between Nextel and BNY Midwest Trust Company, as Trustee, relating to Nextel’s 9.5% Senior Serial Redeemable Notes due 2011 (filed January 29, 2001 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.11	Indenture dated May 29, 2001 between Nextel and BNY Midwest Trust Company, as Trustee, relating to Nextel’s 6.0% Convertible Senior Redeemable Notes due 2011 (filed May 29, 2001 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.1	Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas) Inc., as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed November 15, 1999 as Exhibit 4.3 to the 1999 Third Quarter 10-Q and incorporated herein by reference).
4.12.2	Tranche D Term Loan Agreement dated March 15, 2000 among Nextel, Nextel Finance Company, the other Restricted Companies party thereto, the Lenders Party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed March 15, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.3	Amendment no. 1 dated April 26, 2000 to the Amended and Restated Credit Agreement dated November 9, 1999 among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed May 5, 2000 as Exhibit 4.1 to Nextel’s current report on Form 8-K and incorporated herein by reference).
4.12.4	Amendment no. 2 dated March 29, 2001 to the Amended and Restated Credit Agreement dated November 9, 1999, as amended, among Nextel, Nextel Finance Company, the Other Restricted Companies party thereto, the Lenders party thereto, Toronto Dominion (Texas), as Administrative Agent, and The Chase Manhattan Bank, as Collateral Agent (filed April 2, 2001 as Exhibit 4.13.4 to Nextel’s annual report on Form 10-K for the year ended December 31, 2001 and incorporated herein by reference).
4.13	Form of Senior Debt Securities Indenture (including form of Senior Debt Securities).
4.14	Form of Subordinated Debt Securities Indenture (including form of Subordinated Debt Securities Indenture).
*4.15	Form of Warrant Agreement (including form of Warrant Certificate).
*4.16	Form of Purchase Contract (including form of Purchase Contract Certificate) and, if applicable, Pledge Agreement.
*4.17	Form of Unit Agreement (including form of Unit Certificate).
*4.18	Form of Deposit Agreement (including form of Depositary Receipts).
*4.19	Certificate of Designation of Preferred Stock.
*4.20	Form of Preferred Stock Certificate.
4.21	Certificate of Trust of Nextel Capital Trust I.

Exhibit
No.	Description

4.22	Trust Agreement of Nextel Capital Trust I.
4.23	Certificate of Trust of Nextel Capital Trust II.
4.24	Trust Agreement of Nextel Capital Trust II.
4.25	Certificate of Trust of Nextel Capital Trust III.
4.26	Trust Agreement of Nextel Capital Trust III.
4.27	Form of Amended and Restated Trust Agreement of the Nextel Capital Trusts relating to Trust Preferred Securities.
4.28	Form of Trust Preferred Security (included in Exhibit 4.27).
4.29	Form of Guarantee Agreement of Nextel relating to Trust Preferred Securities.
4.30	Form of Agreement as to Expenses and Liabilities relating to Trust Preferred Securities (included Exhibit 4.27).
5.1	Opinion of Dewey Ballantine LLP.
5.2	Opinion of Morris, James, Hitchens & Williams LLP, special Delaware counsel.
12.1.1	Computation of Ratio of Earnings to Fixed Charges.
12.1.2	Computation of Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.
23.1	Consent of Dewey Ballantine LLP (included in their opinion filed as Exhibit 5.1).
23.2	Consent of Morris, James, Hitchens & Williams LLP (included in their opinion filed as Exhibit 5.2).
23.3	Consent of Deloitte & Touche LLP with respect to Nextel Communications, Inc.
23.4	Consent of Deloitte & Touche LLP with respect to NII Holdings, Inc.
24	Powers of Attorney (included on the signature page hereto).
**25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Debt Securities Indenture.
**25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Debt Securities Indenture.
**25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Guarantee Agreement of Nextel Communications, Inc. relating to Trust Preferred Securities.
**25.4	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Trustee under Amended and Restated Trust Agreement of the Nextel Capital Trusts relating to Trust Preferred Securities.

*	To be filed by a post-effective amendment to the Registration Statement or incorporated by reference from a current report on Form 8-K.

**	To be filed separately pursuant to Trust Indenture Act Section 305(b)(2).